Filed Pursuant to Rule 424(b)(3)

Registration NO. 333-272762

PROSPECTUS FOR

5,522,256 SHARES OF COMMON STOCK

9,426,896 SHARES OF COMMON STOCK UNDERLYING WARRANTS

190,909,354 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

20,000,000 SHARES OF COMMON STOCK

This prospectus relates to (i) the resale of 5,522,256 shares of common stock, par value $0.00001 per share (the “common stock” or “Common Shares”) held by certain shareholders, none of which are current or former employees, named in this prospectus, (ii) the resale of 9,426,896 shares of common stock issuable upon the exercise of warrants (as defined below) held by certain of the selling security holders named in this prospectus, (iii) the issuance by us and resale of 190,909,354 shares of common stock reserved for issuance upon the conversion of convertible debentures held by certain selling security holder(s) in this prospectus (see “Senior Secured Convertible Debenture Offering” on page 17) and (iv) the issuance by us and resale of up to 20,000,000 shares of common stock upon the purchase by Arena Business Results, LLC, or “ABR” or “Arena”, pursuant to the purchase agreement, dated February 7, 2023 and amended on June 13, 2023, that we entered into with ABR (the “Arena Purchase Agreement”). See “The Arena Transaction” on page 18 and Exhibit 10.9 filed herewith).

We are registering the resale of such shares of issuable upon the exercise of warrants, shares of common stock issuable upon the exercise of convertible debentures, and shares of common stock which may be issuable to ABR pursuant to the Arena Purchase Agreement as required by and pursuant to registration rights agreements entered into with such selling security holders named in this prospectus.

We will receive proceeds from any exercise of the warrants by certain selling security holders named herein for cash, but not from the resale of the shares of common stock registered hereby.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The selling security holders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.

Our common stock is quoted on The OTCQB Market under the symbol “BLMS.” The last reported sale price of our common stock on June 14, 2023, was $0.072 per share.

The shares of common stock being offered by the selling security holders have been or may be issued pursuant to purchase agreements, notes and warrant agreements with the Company. The prices at which the selling security holders may sell the shares will be solely determined by the selling security holders at their own discretion at prevailing market prices or in negotiated transactions (see “Plan of Distribution” on page 52).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling security holders.

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Arena and the other selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 52 for more information about how the selling security holder may sell the shares of common stock being registered pursuant to this prospectus.

Arena is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended with respect to the resale of common stock issuable to Arena pursuant to the Arena Purchase Agreement.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 20 in this prospectus to read about the factors you should consider before buying shares of our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2023

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You should rely only on the information contained in this prospectus or in any free writing prospectus we file with the Securities and Exchange Commission. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free writing prospectus. We take no responsibility for, and can provide no assurance, as to the reliability of any other information that others may give you. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, or other earlier date stated in this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside of the United States: we have not done anything that would permit this offering outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

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This summary does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully, especially the “Risk Factors” and our financial statements and the related notes from our Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023, our Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 18, 2023 and our various other filings with the SEC, before deciding to invest in shares of our common stock.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or “the Company” refer to Bloomios, Inc.

Business.

Bloomios manufactures, markets and distributes U.S. hemp-derived supplements and cosmetic products through wholesale distribution channels in the United States of America, through its wholly owned subsidiary Bloomios Private Label (“BPL”). BPL provides innovative and quality manufacturing, processing, sourcing and distribution of hemp-derived, nootropic and nutraceutical products to wholesalers and retailers. BPL provides support at each step from custom formulation, order fulfillment, and brand development. We offer our private-label and white-label customers large collections of customizable hemp products that includes over 80 products across 10 categories in addition to custom formulation and manufacturing services. Our product categories include edibles, tinctures, oils, salves, capsules, balms, topicals, beverages and pet treats.

Our Company manufactures hemp infused products ranging from human edibles, pet edibles, liquid consumables such as tinctures and shots, topicals, and smokable hemp. Each of these products are infused with hemp extract. Our human edibles are either tumbled with hemp extracts that stick to the surface of the edibles or made from scratch with hemp extract being cooked into gelatin or pectin bases and extruded into molds to shape them. Our liquid consumables are infused by mixing food grade bases (Such as hemp seed, MCT oil, or water) with food grade flavoring and hemp extract. Our topicals are infused by mixing topical cream bases with hemp extract. Our smokable hemp contains no more than 0.3% of Tetrahydrocannabinol (THC) by dry weight basis and is rolled into hemp paper with a filter. We conduct third-party testing and test all of our products in-house utilizing High-Performance Liquid Chromatography (“HPLC”) to ensure that no final product contains more than 0.3% of total THC. All products are marketed as products infused with hemp extract with no more than 0.3% of THC on a dry weight basis.

The products are not currently marketed to consumers and are currently only sold to wholesalers. The Company attends trade shows for manufacturers and wholesalers to market our products. All products are labeled in accordance with applicable laws and regulations. Further, the Company maintains its own in-house testing lab in which it tracks and tests all batches of products, which it provides to its clients. The Company believes that its testing process meets or exceeds industry standards.

Bloomios is headquartered in Santa Barbara, California with its operations in Daytona Beach, Florida. Bloomios intends to grow by increasing production capacity and by an acquisition strategy that is currently in development. Currently, Bloomios is principally a business-to-business operation.

History.

Bloomios (“we,” “us,” the “Company” or like terms) was incorporated in the State of Nevada on February 2, 2001.

On November 30, 2020, Mr. Bryan Glass, the former President and former sole director of the Company, resigned from both positions as part of his departure from the Company. Mr. Glass served as the President, Secretary and Treasurer and a member of our Board since November 30, 2018. This resignation was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On November 30, 2020, the board of directors appointed Mr. Michael Hill, as the sole director of the Company, and as interim Chief Executive Officer and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month during his interim service to the Company.

On April 12, 2021, the Company completed the acquisition of CBD Brand Partners, LLC. Under the terms of the agreement, the Company issued 10,000 shares of its Series A Preferred Stock at $.00001 per share (the par value) and 800 shares of its Series B Preferred Stock at $.00001 per share (the par value), and no shares of the Series C Preferred Stock, to the owners of CBDBP as the purchase price.

The acquisition of CBD Brand Partners, LLC, by Bloomios, Inc. (formerly XLR Medical Corp) was treated as a capital transaction because Bloomios was a non-operating public shell company. Pursuant to ASC 805, the transaction does not meet the definition of a business. Therefore, we accounted for the transaction as a capital transaction and the shares issued for the transactions were valued at Par ($.00001) and recorded to additional paid in capital, since the net assets of Bloomios, Inc. were negative (~$30,000).

The financial statements have been prepared on a consolidated basis. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

On June 16, 2021, the Company appointed Mr. Barrett Evans as Chief Strategy Officer, President and Director, and Mr. John Bennett as Chief Financial Officer and Director, as previously reported on Form 8-K filed with the SEC on June 21, 2021.

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Current Operations and Strategy.

Bloomios manufactures, markets and distributes U.S. hemp-derived supplements and cosmetic products through wholesale distribution channels in the United States of America, through its wholly owned subsidiary Bloomios Private Label (“BPL”). BPL provides innovative and quality manufacturing, processing, sourcing and distribution of hemp-derived, nootropic and nutraceutical products to wholesalers and retailers. BPL provides support at each step from custom formulation, order fulfillment, and brand development. We offer our private-label and white-label customers large collections of customizable hemp products that includes over 80 products across 10 categories in addition to custom formulation and manufacturing services. Our product categories include edibles, tinctures, oils, salves, capsules, balms, topicals, beverages and pet treats.

Our Company manufactures hemp infused products ranging from human edibles, pet edibles, liquid consumables such as tinctures and shots, topicals, and smokable hemp. Each of these products are infused with hemp extract. Our human edibles are either tumbled with hemp extracts that stick to the surface of the edibles or made from scratch with hemp extract being cooked into gelatin or pectin bases and extruded into molds to shape them. Our liquid consumables are infused by mixing food grade bases (Such as hemp seed, MCT oil, or water) with food grade flavoring and hemp extract. Our topicals are infused by mixing topical cream bases with hemp extract. Our smokable hemp contains no more than 0.3% of Tetrahydrocannabinol (THC) by dry weight basis and is rolled into hemp paper with a filter. We conduct third-party testing and test all of our products in-house utilizing High-Performance Liquid Chromatography (“HPLC”) to ensure that no final product contains more than 0.3% of total THC. All products are marketed as products infused with hemp extract with no more than 0.3% of THC on a dry weight basis.

The products are not currently marketed to consumers and are currently only sold to wholesalers. The Company attends trade shows for manufacturers and wholesalers to market our products. All products are labeled in accordance with applicable laws and regulations. Further, the Company maintains its own in-house testing lab in which it tracks and tests all batches of products, which it provides to its clients. The Company believes that its testing process meets or exceeds industry standards.

Bloomios is headquartered in Santa Barbara, California with its operations in Daytona Beach, Florida. Bloomios intends to grow by increasing production capacity and by an acquisition strategy that is currently in development. Currently, Bloomios is principally a business-to-business operation.

On April 19, 2021, the Company filed what is commonly called a Super 8-K that provides the information that would be filed via a Form 10 registration statement. Upon making that filing with the SEC, the Company disclosed the cessation of the Company’s status as a shell company. Due to the Company’s former shell status, certain exemptions are not available for different mandated periods of time. The Company is prohibited from using Form S-8 until sixty calendar days after the date it filed its Super 8-K. Additionally, Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule. However, Rule 144 specifically precludes reliance by holders of securities of shell companies such as ours has been historically classified or any issuer that has been at any time previously a shell company, except if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

The Company has met all of the conditions listed above.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations.

Results of Operations during the three months ended March 31, 2023, as compared to the three months ended March 31, 2022

During the three months ended March 31, 2023, and 2022, Our net revenue for the three months ended March 31, 2023, was $2,754,899 compared to $1,494,390, for the same period in 2022. The increase in revenue is attributable to the acquisition of Infusionz.

Our cost of goods sold for the three months ended March 31, 2023, was $2,079,595, compared to $854,283for the same period in 2022.

Our general and administrative expense for the three months ended March 31, 2023, was $506,677, compared to $356,977 for the same period in 2022.

Our salary expense for the three months ended March 31, 2023, was $734,995 compared to $601,430 for the same period in 2022.

Our rent expense for the three months ended March 31, 2023, was $294,519, compared to $101,883 for the same period in 2022. This increase is due to the acquisition the Company made and is temporary in nature.  Rent should revert back to normal by the end of the second quarter when it completes the consolidation of its two facilities.

Our utilities expense for the three months ended March 31, 2023, was $34,745, compared to $27,123 the same period in 2022.

Our professional fees expense for the three months ended March 31, 2023, was $15,407, compared to $64,164 for the same period in 2022.

Our consulting expense for the three months ended March 31, 2023, was $456,774 compared to $237,948 for the same period in 2022. This increase was mainly due to acquisition and related expenses.

Our depreciation expense for the three months ended March 31, 2023, was $42,043, compared to $95,174for the same period in 2022. This decrease was mainly due to the write-down of assets in the 4tth quarter of 2022.

Our share-based expense for the three months ended March 31, 2023, was $248,718, compared to $95,467 for the same period in 2022. This increase was mainly due to the issuance of our employee stock options, and stock-based compensation for finders fees and investor relations.

Our shares issued for inducement expense for the three months ended March 31, 2023, was $0, compared to $82,100 for the same period in 2022. This increase was mainly due to the issuance of commitment shares.

Our financing fees expense for the three months ended March 31, 2023, was $0, compared to $47,371 for the same period in 2022. This increase was mainly due to the issuance of commitment shares and common stock warrants in 2023.

Our Interest expense for the three months ended March 31, 2023, was $1,076,272, compared to $186,203 for the same period in 2022. This increase was mainly due to the increased debt from the acquisition of Infusionz.

Our net loss for the three months ended March 31, 2023, was $2,734,846, compared to $1,255,733 for the same period in 2022. This increase was mainly due to the factors listed above.

Results of Operations during the year ended December 31, 2022, as compared to the year ended December 31, 2021.

Our net revenue for the year ended December 31, 2022, was $6,077,080, compared to $8,491,651 for the same period in 2021. The decrease in revenue is due to a downtime while the Company increased capacity by building out additional manufacturing space and equipment and a general slowdown of business in the fourth quarter of 2022, and integration challenges from the Company’s recent acquisition.

Our cost of goods sold for the year ended December 31, 2022, was $3,849,002, compared to $4,708,195 for the same period in 2021. The increase in cost of goods is directly correlated with the growth in revenue.

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Our general and administrative expense for the year ended December 31, 2022, was $1,548,748, compared to $897,335 for the same period in 2021. This increase was mainly due to 2022 ramping up to increased production expectations in 2022 and 2023.

Our salaries expense for the year ended December 31, 2022, was $1,799,199, compared to $1,576,544 for the same period in 2021. This increase was mainly due to 2022 ramping up to increased production expectations in 2022 and 2023.

Our rent expense for the year ended December 31, 2022, was $528,570, compared to $422,527 for the same period in 2021. This increase was mainly due to rent rate increase in 2022.

Our Utilities expense for the year ended December 31, 2022, was $142,260, compared to $120,414 for the same period in 2021.

Our professional fees expense for the year ended December 31, 2022, was $320,800, compared to $1,106,750 for the same period in 2021. This increase was mainly due to increased acquisition effort in 2022.

Our consulting expense for the year ended December 31, 2022, was $997,824 compared to $721,862 for the same period in 2021. This increase was mainly due to increased acquisition effort in 2022.

Our depreciation expense for the year ended December 31, 2022, was $439,043, compared to $381,169 for the same period in 2021. This was mainly due to the increase in Capital equipment expenditures.

Our bad debt expense for the year ended December 31, 2022, was $60,879, compared to $80,000 for the same period in 2021.

Our share-based expense for the year ended December 31, 2022, was $531,119, compared to $277,333 the same period in 2021. This increase was mainly due to the adoption of our stock option plan.

Our gain on debt settlement for the year ended December 31, 2022, was $0, compared to $312,583 for the same period in 2021. This increase was due to the forgiveness of our PPP loan in 2021.

Our other income for the year ended December 31, 2022, was $0, compared to $84,628 for the same period in 2021.

Our financing fees expense for the year ended December 31, 2022, was $6,888,643, compared to $1,273,507 for the same period in 2021. This increase was mainly due to the issuance of warrants and OID on the notes payable.

Our Interest expense for the year ended December 31, 2022, was $965,875, compared to $252,453 for the same period in 2021. This increase was mainly due to the company borrowing capital to grow the business.

Our net loss for the year ended December 31, 2022, was $13,774,165 compared to $2,011,327 for the same period in 2021. This increase was mainly due to the factors listed above.

Liquidity and Capital Resources

As of March 31, 2023, the Company current assets of $2,396,114 and total assets of $26,501,296. As of December 31, 2022, the Company current assets of $2,444,370 and total assets of $26,010,888.

As of March 31, 2023, the Company current liabilities of $29,915,556 and total Liabilities of $30,336,871. As of December 31, 2022, the Company current liabilities of $27,181,835 and total liabilities of $27,331,835.

The Company has funded its operations from contributions made by management and outside investors. The Company has a funding agreement with a third-party investor as discussed above; however, the investor’s obligation to provide additional capital is solely at the third-party’s discretion.

At present, the Company has business operations which management believes are sufficient to allow the Company to maintain operations. The Company’s cash requirements to continue to grow the Company may exceed cash flow from operations requiring the Company to seek additional capital sources. If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon services provided by management to fulfill its filing obligations under the Exchange Act.

The following table summarizes our cash flows for the three months ended March 31, 2023 and 2022.

	2023	2022
Net cash provided (used) from operating activities	$(527,944)	$(325,197)
Net cash used in investing activities		(24,230)
Net cash provided by financing activities	527,944	326,820
Net Increase (Decrease) In Cash	$-	$(22,607)

The following table summarizes our cash flows for the fiscal years ended December 31, 2022, and December 31, 2021:

	2022	2021
Net cash provided (used) from operating activities	$(6,325,707)	$(98,519)
Net cash used in investing activities	(24,230)	(798,299)
Net cash provided by financing activities	6,079,422	1,095,128
Net Increase (Decrease) In Cash	$(270,515)	$198,310

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Going Concern

Our operating losses and lack of operating capital create substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on its ability to obtain capital from our affiliates to fund our operations, generate cash from the sale of its securities and attain future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

Other Contractual Obligations

None.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Pronouncements

See Note 2 to our Financial Statements for more information regarding recent accounting pronouncements and their impact to our results of operations and financial position.

New Accounting Standards to be Adopted Subsequent to December 31, 2022

None.

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Critical Accounting Policies and Significant Judgments’ and Use of Estimates

We have prepared our consolidated financial statements in conformity with accounting principles generally accepted in the United States. Our preparation of these financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. These estimates can also affect supplemental disclosures including information about contingencies, risk and financial condition. Critical accounting estimates are defined as those that are reflective of significant judgments and uncertainties and potentially yield materially different results under different assumptions or conditions. Given current facts and circumstances, we believe that our estimates and assumptions are reasonable, adhere to GAAP and are consistently applied. We evaluate our estimates and judgments on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies are more fully described above under the Notes to Financial Statements “NOTE 2 – Summary of Significant Accounting Policies”.

Related Party Transactions

For a discussion of our Related Party Transactions, refer to “Note 6 - Related Party Transactions” to our Financial Statements included in our Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on April 17, 2023.

Competition

Currently, the hemp products market is highly fragmented and diversified with no one single company or group of companies dominating the industry. At present there is no major pharmaceutical company that provides hemp-derived products, but this may change as the industry develops. Competition also includes many small regional manufacturers, marketing companies, resellers, etc. of products containing hemp that have limited distribution at this time, but many are expected to grow and anticipate consolidation as the market matures.

Research and Development

We have no significant research and development at this time. The Company is focusing its efforts in growing the business and streamlining its processes. The Company may develop new technology in the future and will focus on research and development when appropriate.

Employees

As of December 31, 2022, we have 25 full-time employees and 16 independent contractors/leased employees.

Legal Proceedings

We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us that may materially affect us. The Company currently has two judgments against it, one of which has reached a payment agreement and the other is currently in negotiation. On April 18, 2023, the Company was named in a lawsuit filed by ACH Capital West. The Company and ACH Capital West entered into a settlement agreement on May 02, 2023.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this report. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive Officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position	Director or Officer Since
Michael Hill	46	CEO and Director	November 30, 2020
Barrett Evans	51	CSO, President and Director	June 16, 2021
John Bennett	62	CFO and Director	June 16, 2021

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

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Current Directors and Officers

Michael Hill. Mr. Hill is the Chief Executive Officer and Director of Bloomios. Mr. Hill is a seasoned executive and corporate advisor with over 20 years in both the private and public sectors. He co-founded and is the Managing Director of CBD Brand Partners, a brand accelerator that is vertically integrated within the hemp and CBD industry. In 2019, Mr. Hill co-founded Law For All and serves as the Chief Executive Officer, a legal technology platform and service provider. From 2015 to 2019 he served as the Chief Executive Officer of Total Sports Media, an online sports and entertainment media company. Over his tenure he has led and completed multiple mergers and acquisitions of a variety of companies, more specifically advertising, streaming media, data management, mobile and ad-tech driven companies. He has a deep understanding and experience in both pre-transaction and post-transaction operational planning and integration. Prior to this work, Mr. Hill served in the United States Navy, receiving the honor of Enlisted Surface Warfare Specialist.

Barrett Evans. Mr. Evans is the President, Chief Strategy Officer and Director of Bloomios. Mr. Evans has over 30 years of experience in both private and public company investing, finance, management, and restructuring. Mr. Evans currently sits on several board of directors for both private and public companies. Mr. Evans co-founded CBD Brand Partners. For the past decade, Mr. Evans has headed up Montecito Capital managing its investments. Mr. Evans has significant experience in investing in small companies and facilitating their growth, and in restructuring struggling companies. Mr. Evans has a Bachelor of Arts in Political Science from the University of California, Santa Barbara.

John Bennett. Mr. Bennett is the Chief Financial Officer and Director of Bloomios. Mr. Bennett is a seasoned executive, with over 30 years of experience in both the public and private sector. Mr. Bennett served as the Chief Financial Officer for Clean Energy Technologies, Inc. (CETY) from January 2005 thru March 2020 and served on the board of directors from September 2009 thru February 2018. While with CETY Mr. Bennett was an integral part of taking them public with the completion of their SB2 registration. From January of 2008 thru the present Mr. Bennett ran his own consulting firm, focusing on public companies in the microcap space. He has extensive experience with the public reporting requirements with the SEC, including 10K, 10Q including S1 and Reg A registrations statements and audit interface with PCAOB audit firms. He has been in the Manufacturing Industry for over 30 years. He has held positions as the Controller, Vice President of Finance and Chief Financial Officer, Mr. Bennett Holds a Bachelor of Science degree in Accounting from Mesa University and a Master of Science in Finance degree from the University of Colorado.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of our directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

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CODE OF ETHICS

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, because of the small number of persons involved in the management of the Company.

CORPORATE GOVERNANCE

Director Independence

We are not listed on a national U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors; however, the Company is currently pursuing the addition of independent directors in an effort to list on a national exchange. We do not currently have a majority of independent directors as required by the NASDAQ listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have three executive officers and three directors. Our Board has reviewed our current Board leadership structure — which consists of a Chief Executive Officer, President and Chief Financial Officer, which also comprise the Board, all three of the Directors are not independent — in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and the Company has determined that this structure is currently the most appropriate Board leadership structure for our Company. Nevertheless, the Board intends to carefully evaluate from time to time whether our executive officers and director positions should be separated based on what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day-to-day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended December 31, 2022, the Board made a total of five (5) written consents in lieu of meetings. All members of the Board concurred with the written consents in lieu of Board meetings. Our most recent annual shareholder meeting was held on July 28, 2022. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting of shareholders during the fiscal years ended December 31, 2021, and December 31, 2020.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at Bloomios Inc., Attention: Board of Directors, 701 Anacapa Street, Suite C, Santa Barbara, CA, 93101. The Board will review and respond to all correspondence received, as appropriate.

ITEM 11. EXECUTIVE COMPENSATION

Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

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Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by our executive officers who were serving as executive officers during the fiscal years ended December 31, 2022, 2021, and 2020:

Name and Principal Position	Year Ended December 31,	Salary ($)	Bonus () ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Michael Hill (1) CEO, Chairman	2022	$300,000	$-	$-	$65,000	$-	$365,000
	2021	$300,000	$-	$-	$65,000	$-	$365,000
	2020	$217,500	$-	$-	$-	$-	$217,500

John Bennett (1) CFO, Treasurer and Director	2022	$150,000	$-	$-	$43,000	$-	$193,000
	2021	$105,000	$-	$-	$43,000	$-	$148,000
	2020	$5,500	$-	$-	$-	$-	$5,500

Barrett Evans (1) CSO, President, Secretary and Director	2022	$300,000	$-	$-	$65,000	$-	$365,000
	2021	$262,500	$-	$-	$65,000	$-	$327,500
	2020	$210,000	$-	$-	$-	$-	$210,000

(1)

A stock option plan was adopted by the Company. On October 18, 2021, the Board granted Mr. Hill, Mr. Evans and Mr. Bennett, 750,000, 750,000 and 500,000 options, respectively, at an exercise price of $1.25 per share.

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Employment Agreements

We currently have employment agreements with three (3) executives of the Company. For copies of these agreements, refer to our filing with the SEC on Form 8-K filed on June 21, 2021. Mr. Hill’s received 3-year employment agreement as Chief Executive Officer with a base salary of $300,000; Mr. Evans received a 3-year employment agreement as Chief Strategy Officer and President with a base salary of $300,000; and Mr. Bennett received a 3-year employment agreement as Chief Financial Officer with a base salary of $150,000. Each executive will be eligible to receive bonuses, benefits and other benefits as per their contracts and as approved by the Board.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercised Price	Option Experation Date
Barrett Evans	625,000	125,000		1.25	10/18/26
Michael Hill	625,000	125,000		1.25	10/18/26
John Bennett	417,500	82,500		1.25	10/18/26

Payments Upon Termination of Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

Compensation of Directors

We have provided no compensation to our directors for their services provided as directors.

Recent Developments

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of the date of this report by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of shares Beneficially Owned (2)	Percent of Class Owned (2)
Directors and Officers
Michael Hill	8,817,959	29.44%
Barrett Evans	8,918,313	29.78%
John Bennett	0	0.00%
All Directors and Officers as a Group	17,736,272	59.22%
5% shareholders
Aline Elkayam 104 Chelsea Place Avenue Ormond Beach, FL 32174	2,677,635	8.94%
Bibi Daprile 12 Winding Creek Way Ormond Beach, FL 32174	2,996,503	10.01%
Michael Hill	8,817,959	29.44%
Barrett Evans	8,918,313	29.78%
5% shareholders as a group	23,410,410	78.17%
Total Directors and Officers and 5% Shareholders	23,410,410	78.17%
*Less than 1%

______________

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 701 Anacapa St, Ste C, Santa Barbara, CA 93101.

(2) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 29,949,538 shares of common stock issued and outstanding on a fully diluted basis as of April 12, 2023. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. All the share amounts listed represent common stock held. No derivatives are outstanding as the date hereof.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company currently has no related party transactions that meet the thresholds defined in Regulation S-K 229.404, other than those listed below:

On February 19, 2019, the company entered into a promissory note with a related party in the amount of $17,000, with an interest due at the rates of 8% per annum and a due date of February 19, 2020.

On March 31, 2019, the company entered into a promissory note with a related party in the amount of $9,300, with an interest due at the rates of 8% per annum and a due date of March 31, 2020.

On March 31, 2019, the company entered into a promissory note with a related party in the amount of $14,500, with an interest due at the rates of 8% per annum and a due date of March 30, 2020.

On February 29, 2020, the company entered into a promissory note with a related party in the amount of $60,000, with an interest due at the rates of 8% per annum and a due date of February 29, 2021.

On June 8, 2020, the company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 8, 2020.

On June 11, 2020, the company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 11, 2020.

On December 29, 2021, the Company entered into a promissory note with a related party in the amount of $150,000, with an interest due at the rates of 12% per annum and is due upon demand.

On February 18, 2022, the Company entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022, and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed on April 15, 2022, and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On August 1, 2022, the Company entered into a promissory note with a related party in the amount of $75,000 and subsequently amended the promissory note on August 5, 2022, to increase the amount of the promissory note to $115,000. The promissory note is due upon demand but upon no event later than July 31, 2024, and accrues interest at a rate of 12%.

The Company’s corporate offices are located in Santa Barbara, California and are provided to the Company free of charge from a related party.

We expect that our board will adopt a written policy for the review of related party transactions. For purposes of the policy, a related party transaction will include transactions in which (1) the amount involved in any consecutive 12-month period is more than the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year-end in the prior two completed fiscal years, (2) the Company is a participant, and (3) any related party has a direct or indirect material interest. The policy is expected to define a “related party” to include directors, nominees for director, executive officers, beneficial owners of more than 5% of the Company’s outstanding common stock and their respective immediate family members. Pursuant to the policy, all related party transactions must be approved by the Company’s board of directors or, in the event of an inadvertent failure to bring the transaction to the board, ratified by the board. In the event that a member of the board has an interest in a related party transaction, the transaction must be approved or ratified by the disinterested members of the board. In deciding whether to approve or ratify a related party transaction, the board will consider the following factors:

•	whether the terms of the transaction are (1) fair to the Company and (2) at least as favorable to the Company as would apply if the transaction did not involve a related party;
•	whether there are demonstrable business reasons for the Company to enter into the transaction;
•	whether the transaction would impair the independence of an outside director under the Company’s director independence standards; and
•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

Independent Directors

We are not listed on a national U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, Our Board considers that a director is independent when the director is not an officer or employee of the Company, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of FINRA and the rules and regulations of the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has determined that our current directors are not deemed to qualify as “independent” directors. The Board intends to carefully evaluate from time to time whether our executive officers and director positions should be separated based on what the Board believes is best for us and our stockholders.

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Corporate Information

Bloomios, Inc. was incorporated in Nevada on February 2, 2001. Our principal office is located at 701 Anacapa St, Ste C, Santa Barbara, California 93101.

Our website address is http://www.bloomios.com Information found on our website is not incorporated by reference into this report. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our current and future annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Our SEC filings can be accessed through the investors section of our website. The information contained on, or accessible through, our website is not intended to be part of this prospectus or any report we file with, or furnish to, the SEC and incorporated by reference herein. Our common stock trades on The OTCQB Market, under the symbol “BLMS.”

THE OFFERING

Senior Secured Convertible Debenture Offering

On October 26, 2022, and subsequent closing on November 15, 2022, the Company closed on an offering (the “Debenture Offering”) of 15.0% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”). The Debentures have an aggregate principal amount of approximately $15,485,613 (including a 15% original issue discount). The proceeds were used for the acquisition of Infusionz, LLC and refinancing of existing loans.

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (iii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the (A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures entered into on or subsequent to October 26, 2022. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, dated as on or subsequent to October 26, 2022, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Debenture Warrants”). Each Debenture Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Debenture Warrant Shares”). The exercise price of the Debenture Warrants is 125% of the conversion price of the Debentures. A total of 8,594,424 Debenture Warrants were issued.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,941,717 shares of Common Stock were issued on the Closing Date.

Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Debenture Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”), and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Debenture Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Debenture Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Debenture Warrants.

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On or about October 26, 2022, the Company issued a total of 341,240 warrants to pursuant to a finder’s agreement for the Senior Secured financing referenced above. These warrants were issued to Spartan Capital Securities and Revere Securities.

On January 13, 2023, the Company entered into a finder’s fee agreement with Spartan Capital Securities and agreed to issue 75,000 shares of common stock.

November 2021 Note

On November 30, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $25,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principal of the Note is $275,000. The Closing occurred on December 3, 2021, upon the Company receiving the purchase price of $250,000. The maturity date of each tranche of the Note is nine months after the payment. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note converts at a fixed rate of $1.08 into common stock unless there is a default under the agreements.

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

Warrants

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor warrants (the “November Warrants”). The November Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The November Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.08 per share for 250,000 November Warrants. If at any time after the six-month anniversary of the issue date of the November Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such November Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the November Warrants, then the November Warrants may be exercised by means of a cashless exercise. The November Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, the Note, the November Warrants and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, and 4.1, respectively, to the Current Report on Form 8-K filed with the SEC on December 10, 2021, which are incorporated herein by reference.

May 2023 Note

On May 4, 2023, the Company entered into a Promissory Note with a third-party investor in the amount of $196,000 and is due twelve months from the issue date. The Promissory Note has a 15% original issue discount and the Company issued 105,539 in commitment shares and 241,231 warrants at $0.8125 exercise price as part of the note purchase transaction.

The Arena Transaction

On February 7, 2023, we entered into a purchase agreement with ABR, which we refer to in this prospectus as the Arena Purchase Agreement, pursuant to which ABR has agreed to purchase from us up to an aggregate of $20,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Arena Purchase Agreement. Pursuant to the terms of the Arena Purchase Agreement, at the time we signed the Arena Purchase Agreement, we agreed to issue 1,750,000 shares of our common stock to ABR as consideration for its commitment to purchase shares of our common stock under the Arena Purchase Agreement, which we refer to in this prospectus as the Commitment Shares.

On June 13, 2023, the Arena Purchase Agreement was amended and restated by us and ABR. The revised Arena Purchase Agreement stated that the number of common shares beneficially owned by ABR, as a result of issuances and sales made under the Arena Purchase Agreement, will not exceed 4.99% of the then outstanding common shares without the prior written consent of both us and ABR and that in no event shall such percentage ever exceed 9.99%. The revised Arena Purchase Agreement further increased the Commitment Fee Shares payable to ABR to 2,400,000 and included obligations to issue such Commitment Fee Shares and additional true-up Commitment Fee Shares to ABR promptly and from time to time as ABR’s beneficial ownership no longer exceeds such ownership limitations.

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We do not have the right to commence any sales of our common stock to ABR under the Arena Purchase Agreement until certain conditions set forth in the Arena Purchase Agreement, all of which are outside of ABR’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct ABR to purchase shares of our common stock in amounts up to the “Maximum Advance Amount” shall be calculated as follows: (a) if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Common Shares on the ten trading days immediately preceding an Advance Notice, or (ii) $20 million; and (b) if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to thirty percent (30%) of the average of the Daily Value Traded of the Common Shares on the ten trading days immediately preceding an Advance Notice, or (ii) $15 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market during regular trading hours.  The purchase price of the shares shall mean the price per share obtained by multiplying the Market Price by 94%. If the total day’s VWAP price at the end of any given 1-hour interval has changed by +/- 6% versus the previous 1-hour interval, the Purchase Price will be 94% of Arena's sale execution for that day. The last 30 minutes of trading will count as the final “1-hour” interval. “Market Price” shall mean the simple average of the daily VWAP of the Common Shares during the Pricing Period.

We may, at any time in our sole discretion, terminate the Arena Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Arena Purchase Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Arena Purchase Agreement. ABR may not assign or transfer its rights and obligations under the Arena Purchase Agreement.

As of the date of this prospectus, there were 34,552,012 shares of our common stock outstanding, of which 8,652,891 shares were held by non-affiliates, inclusive of the 2,400,000 commitment shares that we issued to ABR under the Arena Purchase Agreement. Although the Arena Purchase Agreement provides that we may sell up to $20,000,000 of our common stock to ABR, only 20,000,000 shares of our common stock are being offered under this prospectus for the Arena Transaction, which represents: (i) 2,400,000 commitment fee shares under the Arena Purchase Agreement; and (ii) an additional 20,000,000 shares which may be issued to ABR in the future under the Arena Purchase Agreement, if and when we sell shares to ABR under the Arena Purchase Agreement. Depending on the market price of our common stock at the time we elect to issue and sell shares to ABR under the Arena Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $20,000,000 total commitment available to us under the Arena Purchase Agreement. If all of the 20,000,000 shares offered by ABR under this prospectus were issued and outstanding as of the date hereof, such shares would represent 36% of the total number of outstanding shares held by non-affiliates upon effectiveness of the registration statement of which this prospectus is made a part.2 If we elect to issue and sell more than the 20,000,000 shares offered under this prospectus to ABR, which we have the right to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by ABR is dependent upon the number of shares we sell to ABR under the Arena Purchase Agreement.

The Arena Purchase Agreement also prohibits us from directing ABR to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by ABR and its affiliates, would result in ABR and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock without the prior consent of both us and ABR and in no event shall such percentage ever exceed 9.99%, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to ABR.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and the related notes in our Quarterly and Annual Reports along with our other SEC filings, before deciding to invest in our common stock. If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Offering of Shares by Arena Issued or Issuable Pursuant to the Arena Transaction

It is not possible to predict the actual number of shares we will issue and sell under the Arena Purchase Agreement, or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the Arena Purchase Agreement.

On February 7, 2023, we entered into the Arena Purchase Agreement pursuant to which ABR has agreed to purchase up to an aggregate of $20,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Arena Purchase Agreement. Per the terms of the Arena Purchase Agreement, we may direct ABR to purchase, at our discretion, up to $20,000,000 worth of shares of our common stock under our agreement over a 36-month period.

We generally have the right to control the timing and amount of any sales of shares to Arena under the Arena Purchase Agreement. Sales of Common Shares, if any, to Arena under the Arena Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to such selling security holder all, some or none of the shares of Common Shares that may be available for us to sell to such selling security holder pursuant to the Arena Purchase Agreement. Depending on market liquidity at the time, resales of those shares by the selling security holder may cause the public trading price of common stock to decrease.

Because the purchase price per share to be paid by the selling security holder for the Common Shares that we may elect to sell to the selling security holder under the Arena Purchase Agreement, if any, will fluctuate based on the market prices of the Common Shares during the applicable Pricing Period for each sale made pursuant to the Arena Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to the selling security holder under the Arena Purchase Agreement, the purchase price per share that the selling security holder will pay for shares purchased from us under the Arena Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the selling security holder under the Arena Purchase Agreement, if any.

Moreover, although the Arena Purchase Agreement provides that we may, in our discretion, from time to time during the term of the Arena Purchase Agreement, direct the selling security holder to purchase Common Shares from us in one or more purchases under the Arena Purchase Agreement, up to $20,000,000, only 22,400,000 shares of Common Stock (2,400,000 of which represent the commitment fee shares) are being registered for resale under this registration statement, which this prospectus forms a part. Because the market prices of common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by the selling security holder for Common Shares that we direct it to purchase under the Arena Purchase Agreement, if any, also may fluctuate because they will be based on such fluctuating market prices of Common Shares, it is possible that we may need to issue and sell more than the number of shares being registered for resale under this prospectus to the selling security holder under the Arena Purchase Agreement in order to receive aggregate gross proceeds equal to the selling security holder’s $20,000,000 commitment amount under the Arena Purchase Agreement.

If it becomes necessary for us to issue and sell to the selling security holder under the Arena Purchase Agreement more Common Shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $20.0 million from sales of Common Shares to Arena under the Arena Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the selling security holder of any such additional Common Shares we wish to sell to Arena from time to time under the Arena Purchase Agreement, and the SEC must declare such additional registration statements effective before we may elect to sell any additional Common Shares to the selling security holder under the Arena Purchase Agreement. In addition, pursuant to the terms of the Arena Purchase Agreement if the Company is listed on a national exchange, we will not sell to Arena Common Shares in excess of the “Exchange Cap” which is 19.99% of the total outstanding Common Shares of the Company as of the date of the Arena Purchase Agreement, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap. The number of Common Shares ultimately offered for resale by Arena is dependent upon the number of Common Shares, if any, we ultimately sell to Arena under the Arena Purchase Agreement.

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Any issuance and sale by us under the Arena Purchase Agreement of a substantial amount of shares of common stock in addition to the 20,000,000 shares of common stock being registered for resale under this prospectus could cause additional substantial dilution to our stockholders.

Our inability to access a portion or the full amount available under the Arena Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of Common Shares to Arena will cause dilution to our existing stockholders, and the sale of Common Shares by Arena, or the perception that such sales may occur, could cause the price of common stock to fall.

The purchase price for the shares that we may sell to Arena under the Arena Purchase Agreement will fluctuate based on the price of the Common Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of common stock to fall.

If and when we do sell shares to Arena, after Arena has acquired the shares, Arena may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to Arena by us could result in substantial dilution to the interests of other holders of common stock. Additionally, the sale of a substantial number of shares of common stock to Arena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Arena Purchase Agreement and subject to market demand, we will have discretion to vary the timing, prices, and numbers of shares sold to Arena. If and when we do elect to sell shares of common stock Arena pursuant to the Arena Purchase Agreement, after Arena has acquired such shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Arena in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Arena in this offering as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Arena under the Arena Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Arena may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Arena will pay less than the then-prevailing market price for common stock, which could cause the price of common stock to decline.

The purchase price of common stock sold to Arena under the Arena Purchase Agreement is derived from the market price of common stock on the OTCQB. Shares to be sold to Arena pursuant to the Arena Purchase Agreement will be purchased at a discounted price. As a result of the pricing structure, Arena may sell the shares it receives immediately after receipt of the shares, which could cause the price of common stock to decrease.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Arena, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Arena, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Risks Related to Our Business and Industry

We have a history of operating losses and expect to incur additional losses in the future.

We have sustained losses in recent years, which as of December 31, 2022, accumulated to $20,109,557, including an operating net loss of $13,774,165 and $2,011,327 for the years ended December 31, 2022, and 2021, respectively. The accumulated operating net loss of March 31, 2023, was $22,844,403 including $2,734,84 for the period. We are likely to continue to incur net losses as we pursue our strategy, which is currently focused on developing our sales channels and distribution partnerships. Our losses have had, and will continue to have, an adverse effect on our shareholders’ equity and working capital. Any failure to achieve and maintain profitability would continue to have an adverse effect on our shareholders’ equity and working capital and could result in a decline in our share price or cause us to cease operations. To date, the Company has not made any sales. Also, our auditor has expressed substantial doubt as to the Company’s ability to continue as a going concern.

Our auditors have issued a going concern opinion, and we may not be able to achieve our objectives and may have to cease operations if we cannot adequately fund our operations.

Our auditors issued a going concern opinion in connection with the audit of our annual financial statements for the fiscal year ended December 31, 2022. A going concern opinion means that there is substantial doubt that the company can continue as an ongoing business for the next year. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, the inclusion of an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties. There is no assurance that we will be able to adequately fund our operations in the future.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements have been and will continue to be significant. We will require additional funds to develop sales channels and market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. In either of the aforementioned situations, we may not be able to fully implement our growth plans.

Additional financings that we may require in the future will dilute the percentage ownership interests of our stockholders and may adversely affect our earnings and net book value per share. In addition, we may not be able to secure any such additional financing on terms acceptable to us, if at all. Moreover, if we are unable to obtain such additional capital as discussed above, we will be required to stop our operations, and will resume our activities, only after capital is raised.

To facilitate ongoing operations and product development, on February 7, 2023, the Company entered into the Arena Purchase Agreement pursuant to which ABR has agreed to purchase up to an aggregate of $20,000,000 of common stock of the Company (subject to certain limitations) from time to time over the term of the Arena Purchase Agreement. The Arena Purchase Agreement was further amended on June 13, 2023, to further restrict the Beneficial Ownership Cap and adjust the number of Commitment Fee Shares payable to ABR.

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Per the terms of the Arena Purchase Agreement, we may, from time to time and at our sole discretion, direct ABR to purchase shares of our common stock in amounts up to the “Maximum Advance Amount” shall be calculated as follows: (a) if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Common Shares on the ten trading days immediately preceding an Advance Notice, or (ii) $20 million; and (b) if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to thirty percent (30%) of the average of the Daily Value Traded of the Common Shares on the ten trading days immediately preceding an Advance Notice, or (ii) $15 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market during regular trading hours.  The purchase price of the shares shall mean the price per Share obtained by multiplying the Market Price by 94%. If the total day’s VWAP price at the end of any given 1-hour interval has changed by +/- 6% versus the previous 1-hour interval, the Purchase Price will be 94% of Arena’s sale execution for that day. The last 30 minutes of trading will count as the final “1-hour” interval. “Market Price” shall mean the simple average of the daily VWAP of the Common Shares during the Pricing Period.

The extent to which we rely on ABR as a source of funding will depend on a number of factors including, without limitation, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from ABR were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $20,000,000 under the Arena Purchase Agreement to ABR, we will most likely still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.

Since 2021, under our new leadership team, we went through a strategy change, which shifted the focus of the company to the manufacturing, private labeling and white labeling of hemp-derived products. Given our limited operating history, it is hard to evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks, uncertainties, expenses and difficulties associated with early- stage enterprises. Such risks include, but are not limited to, the following:

•	the absence of a lengthy operating history;
•	insufficient capital to fully realize our operating plan;
•	expected losses for the foreseeable future;
•	operating in multiple currencies;
•	our ability to anticipate and adapt to a developing market(s);
•	acceptance of our products;
•	limited marketing experience;
•	a competitive environment characterized by well-established and well-capitalized competitors;
•	the ability to identify, attract and retain qualified personnel; and
•	operating in an environment that is highly regulated by a number of agencies.

Because we are subject to these risks, evaluating our business may be difficult, our business strategy may be unsuccessful and we may be unable to address such risks in a cost-effective manner, if at all. If we are unable to successfully address these risks our business could be harmed.

The commercial success of our products as well as any future products depends upon the degree of market acceptance by the consumer public of the hemp industry.

Our success depends on our products being generally and commercial accepted by consumers. We are aware of this key factor and are focusing our efforts on ensuring that our products appeal to consumers. However, there remain no assurances that we will succeed, nor is it clear how long it will take until we receive market recognition.

Any product that we bring to the market may or may not gain market acceptance by prospective customers. The commercial success of our products and any future product depends in part on the hemp industry and potential regulations may occur. If our products or any future product do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of our products will depend on a number of factors, including:

•	The cost, safety, efficacy, and convenience of our products;
•	the acceptance of our products in the hemp industry;
•	the effectiveness of our sales and marketing efforts;
•	the strength of marketing and distribution support for, and timing of market introduction of, competing products; and
•	publicity concerning our products or competing products.

Our efforts to penetrate the hemp industry and educate the marketplace on the benefits of our products may require significant resources and may never be successful.

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We may face significant competition from other companies looking to expand their line of products.

We expect to face significant competition in every aspect of our business, and particularly from other companies that carry the same types of products.

We believe that many of our competitors spend significantly more on research and development-related activities than we do. Our competitors may discover new products or refine existing products to compete with our products. Our commercial opportunities will be reduced or eliminated if these competing products are more effective, are more convenient or are less expensive than our products.

We may be unable to respond effectively to technological changes in our industry, which could reduce the demand for our products.

Our future business success will depend upon our ability to maintain and enhance our product portfolio with respect to advances in technological improvements for certain diagnostic products and market products that meet customer needs and market conditions in a cost-effective and timely manner. Maintaining and enhancing our product portfolio may require significant investments in licensing fees and royalties. We may not be successful in gaining access to new products that successfully compete or are able to anticipate customer needs and preferences, and our customers may not accept one or more of our products. If we fail to keep pace with evolving technological innovations or fail to modify our products and services in response to customers’ needs or preferences, then our business, financial condition and results of operations could be adversely affected.

Certain conditions or events could disrupt the Company’s supply chains, disrupt operations, and increase operating expenses.

Conditions or events including, but not limited to, the following could disrupt the Company’s supply chains and in particular its ability to deliver its products, interrupt operations at its facilities, increase operating expenses, resulting in loss of sales, delayed performance of contractual obligations or require additional expenditures to be incurred: (i) extraordinary weather conditions or natural disasters such as hurricanes, tornadoes, floods, fires, extreme heat, earthquakes, etc.; (ii) a local, regional, national or international outbreak of a contagious disease, including the COVID-19 coronavirus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, or any other similar illness could result in a general or acute decline in economic activity; (iii) political instability, social and labor unrest, war or terrorism, including the current conflict between Russia and Ukraine; or (iv) interruptions in the availability of basic commercial and social services and infrastructure including power and water shortages, and shipping and freight forwarding services including via air, sea, rail and road.

Demand for our products could be adversely affected and significantly influenced by scientific research or findings, regulatory proceedings, litigation, media attention or other research findings.

Our industry is at a relatively early stage of its development. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of hemp are mixed and evolving and can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medicinal cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the hemp derived product market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity, could have a material adverse effect on the demand for medicinal cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding hemp derived products in general or associating the consumption of the products with illness or other negative effects or events, could have such a material adverse effect. Public opinion and support for hemp derived product use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. Our ability to gain and increase market acceptance of our business may require substantial expenditures on investor relations, strategic relationships and marketing initiatives. There can be no assurance that such initiatives will be successful and their failure to materialize into significant demand may have an adverse effect on our financial condition.

Damage to the Company’s reputation can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether such publicity is accurate or not.

The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views regarding the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes pride in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased ability to enter into new customer, distributor or supplier relationships, retain existing customers, distributors or suppliers, reduced investor confidence and access to capital, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our projects, thereby having a material adverse effect on our financial performance, financial condition, cash flows and growth prospects.

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We are subject to the inherent risk of exposure to product liability claims, actions and litigation.

As a manufacturer of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused bodily harm or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. Product liability claims or regulatory actions against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

We are subject to the inherent risks involved with product recalls.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if our products are subject to recall, our reputation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention, potential loss of applicable licenses, and potential legal fees and other expenses.

The Company’s products could have unknown side effects.

If the products the Company sells are not perceived to have the effects intended by the end user, its business may suffer and the business may be subject to products liability or other legal actions. Many of the Company’s products contain innovative ingredients or combinations of ingredients. There is little long-term data available with respect to efficacy, unknown side effects and/or interaction with individual human biochemistry, or interaction with other drugs. Moreover, there is little long-term data available with respect to efficacy, unknown side effects and/or its interaction with individual animal biochemistry. As a result, the Company’s products could have certain side effects if not taken as directed or if taken by an end user that has certain known or unknown medical conditions.

The Company may be unable to anticipate changes in its potential client requirements that could make the Company’s existing products and services obsolete. The Company’s success will depend, in part, on its ability to continue to enhance its product and service offerings so as to address the increasing sophistication and varied needs of the market and respond to technological and regulatory changes and emerging industry standards and practices on a timely and cost-effective basis.

Research regarding the medical benefits, viability, safety, efficacy, use and social acceptance of isolated cannabinoids such as CBD remains in early stages.

There have been relatively few clinical trials on the benefits of isolated cannabinoids (such as CBD). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of hemp derived products, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, investors should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated herein or reach negative conclusions related to hemp derived products, which could have a material adverse effect on the demand for the Company’s products, which could result in a material adverse effect on our business, financial condition and results of operations or prospects.

Fluctuations in the cost and availability of raw materials, equipment, labor, and transportation could cause manufacturing delays or increase our costs.

The price and availability of key components used to manufacture our products has been increasing and may continue to fluctuate significantly. In addition, the cost of labor within our company or at our third-party manufacturers could increase significantly due to regulation or inflationary pressures. Additionally, the cost of logistics and transportation fluctuates in large part due to the price of oil, and availability can be limited due to political and economic issues. Any fluctuations in the cost and availability of any of our raw materials, packaging, or other sourcing or transportation costs could harm our gross margins and our ability to meet customer demand. If we are unable to successfully mitigate a significant portion of these product cost increases or fluctuations, our results of operations could be harmed.

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We rely on third-parties for raw materials and to manufacture and compound some of our products. We have no control over these third parties and if these relationships are disrupted our results of operations in future periods will be adversely impacted.

We currently have short term supply contracts with unaffiliated third-party vendors for our critical raw materials. In addition, some of our products are manufactured or compounded by unaffiliated third parties and the use of these third-party co-packers changes from time to time due to customer demand and the composition of our product mix and product portfolio. We do not have any long-term contracts with any of these third parties, and we expect to compete with other companies for raw materials, production and imported packaging material capacity. If we experience significant increased demand or need to replace an existing raw material supplier or third-party manufacturer, there can be no assurances that replacements for these third-party vendors will be available when required on terms that are acceptable to us, or at all, or that any manufacturer or compounder would allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to expand existing or find new sources, we may encounter delays in production and added costs as a result of the time it takes to engage third parties. Any delays, interruption or increased costs in raw materials and/or the manufacturing or compounding of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower revenues and net income both in the short and long-term.

The Company’s inventory has a shelf life and may reach its expiration and not be sold.

The Company holds finished goods in inventory and its inventory has a shelf life. The Company’s inventory may reach its expiration and not be sold. Although management regularly reviews the quantity and remaining shelf life of inventory on hand, and estimates manufacturing and sales lead times in order to manage its inventory, write-downs of inventory may still be required. Any such write-down of inventory could have a material adverse effect on the Company’s business, financial condition, and results of operations.

The Company may not be able to maintain effective quality control systems.

The Company may not be able to maintain an effective quality control system. The Company ascribes its early successes, in part, on its commitment to product quality and its effective quality control system. The effectiveness of the Company’s quality control system and its ability to obtain or maintain good manufacturing practice (“GMP”) certification with respect to its manufacturing, processing and testing facilities depend on a number of factors, including the design of its quality control procedures, training programs, and its ability to ensure that its employees adhere to the Company’s policies and procedures. The Company also depends on service providers such as toll manufacturers and contract laboratories to manufacture, process or test its products that are subject to GMP certification requirements.

We expect that regulatory agencies will periodically inspect our and our service providers’ facilities to evaluate compliance with applicable GMP requirements. Failure to comply with these requirements may subject us or our service providers to possible regulatory enforcement actions. Any failure or deterioration of the Company’s or its service providers’ quality control systems, including loss of GMP certification, may have a material adverse effect on the Company’s business, results of operations and financial condition.

We currently rely on a limited number of suppliers to produce certain key components of our products.

If any of our suppliers failed to comply with Current Good Manufacturing Practices, the Company would have to find new suppliers and the price difference may be too much for the Company to remain competitive thereby having a potentially adverse impact on the Company’s operations and profitability.

We are subject to the risks inherent in an agricultural business.

While the Company does directly grow hemp, our business involves the growing of hemp in the United States, which is an agricultural product. The occurrence of severe adverse weather conditions, especially droughts, fires, storms or floods is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of hemp. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect crops.

The Company is subject to wholesale price volatility that could expose the Company to lower than anticipated revenues, gross margins, net income and cash flows.

The Company is a margin-based business in which gross profits depend on the excess of sales prices over costs. Consequently, profitability is sensitive to fluctuations in wholesale and retail prices caused by changes in supply (which itself depends on other factors such as weather, fuel, equipment and labor costs, shipping costs, economic situation, government regulations and demand), taxes, government programs and policies, and other market conditions, all of which are factors beyond our control. The Company’s operating income may be significantly and adversely affected by a decline in the price of its products and will be sensitive to changes in the price of active ingredients and the overall condition of the industry. These prices are affected by numerous factors beyond our control. Any material change in price may have a material adverse effect on the Company’s business, financial condition and results of operations.

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The Company could face competitive risks from the development and distribution of synthetic products.

The industry and others may attempt to enter the industry through the development and distribution of synthetic products that emulate the effects of, and treatment provided by, naturally occurring cannabis. If synthetic products are widely adopted, the widespread popularity of such synthetic products could change the demand, volume and profitability of the industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business.

The Company is reliant on third party transportation services to deliver its products to customers.

The Company relies on third party transportation services to deliver its products to its customers. The Company is exposed to the inherent risks associated with relying on third party transportation service-providers, including logistical problems, delays, loss or theft of product and increased shipping and insurance costs. Any delay in transporting the product, breach of security or loss of product, could have a material adverse effect on the Company’s business, financial performance and results of operations.

The Company is dependent on suppliers to supply equipment, parts and components for the operation of its business.

The Company’s ability to compete and grow will be dependent upon having access, at a reasonable cost and in a timely manner, to equipment, parts and components. No assurances can be given that the Company will be successful in maintaining the required supply of equipment, parts and components. It is also possible that costs of the equipment may be significantly greater than anticipated or available, in which circumstance there could be a materially adverse effect on the Company’s financial results.

We may not be able to renew certain of our leases.

Several of the properties or facilities that we utilize in our operations are leased for a specific term. There is a risk that we may not be able to extend the term on some or all of such leases or, if we do so, that the terms of any such lease extension will be favorable.  Likewise, there is a risk that some leases may expire and we will be required to relocate our operations to another location, thereby incurring costs.

The Company may incur significant costs to defend its intellectual property and other proprietary rights.

The ownership and protection of trademarks, patents, trade secrets and intellectual property rights are significant aspects of the Company's future success. Unauthorized parties may attempt to replicate or otherwise obtain and use the Company's products and technology. Policing the unauthorized use of the Company's current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others.

If we are unable to establish sales, marketing and distribution capabilities or enter into successful relationships with third parties to perform these services, we may not be successful in commercializing our products.

We have a limited sales and marketing infrastructure and have limited experience in the sale, marketing or distribution of products. To achieve commercial success for any of our products, we will need to establish a sales and marketing infrastructure or outsource these activities.

In the future, we may consider building a focused sales and marketing infrastructure to market our products in the United States or elsewhere in the world. There are risks involved with establishing our own sales, marketing and distribution capabilities. For example, recruiting and training a sales force could be expensive and time consuming and could delay any product launch. This may be costly, and our investment would be lost if we cannot retain or reposition our sales and marketing personnel.

Factors that may inhibit our efforts to commercialize our products on our own include:

•	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;
•	the inability of sales personnel to obtain access to potential customers;
•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and
•	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

If we are unable to establish our own sales, marketing and distribution capabilities or enter into successful arrangements with third parties to perform these services, our revenues and our profitability may be materially adversely affected.

In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute our products inside or outside of the United States or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

Our success is dependent upon our ability to maintain regulatory compliance in the United States of America.

We are subject to extensive national, state and local government regulation. A critical key to our success and ability to expand our business is our ability to maintain regulatory compliance in United States of America and in other countries, should we decided to sell our products abroad, for the use of our products. We do not anticipate any significant problems in obtaining any future required licenses, permits or approvals that are necessary to expand our business, however such registration or filing might take longer period than expected, and it might delay obtaining such regulatory approvals, or might cause delay in starting operations in potential other countries or jurisdictions.

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Conditions in the global economy may adversely affect our business, financial condition and results of operations.

Although demand for hemp products is growing rapidly, the market for our products may be affected by material changes in supply, market prices, exchange rates and general economic conditions. Delays or reductions in our customers’ purchasing or shifts to lower-cost alternatives that result from tighter economic market conditions would reduce demand for our products and services and could, consequently, have a material adverse effect on our business, financial condition and results of operations.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our hemp-derived products are not intended to fall within and do not fall within the purview of the FDA. Accordingly, we have not been required to obtain FDA approval for our existing hemp-derived products. Moreover, the regulatory status of hemp-derived products are currently in a state of flux as FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek FDA’s approval to market food and dietary supplements containing hemp. It is also possible that the FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because the FDA’s regulatory process is in its infancy, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising is truthful, substantiated and non-misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act. In addition, most states where hemp-derived products are legal provide their own regulatory guidelines and regulations.  While some states are silent on the issue, the Company researches each state regulation guidelines to ensure compliance with such laws and regulations, and will continue to do so in the future.  However, any failure by us to remain current on state regulatory changes could negatively affect our ability to operate our business.

While the Company’s hemp-derived products are not intended to fall within and do not fall within the purview of the FDA, certain public statements by the FDA interpret the Federal Food, Drug, and Cosmetic Act (FDCA) as prohibiting the sale of food products that contain cannabinoids; and that the FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug or a drug for which substantial clinical investigations have been instituted and made public, unless a statutory exemption applies, and that none of the statutory exceptions has been met for hemp.

Government regulations

On December 20, 2018, the President of the United States signed the Farm Bill into law. Among other things, this new law changed certain federal authorities relating to the production and marketing of hemp, defined as cannabis (Cannabis sativa L.), and derivatives of cannabis with extremely low (less than 0.3 percent on a dry weight basis) concentrations of the psychoactive compound delta-9-tetrahydrocannabinol (THC). These changes include removing hemp and derivatives of hemp from the Controlled Substances Act, which means that it is no longer an illegal substance under federal law which has paved the way for the growth of the industry.   On October 31, 2019, the USDA issued an interim final rule regarding the Establishment of a Domestic Hemp Production Program which authorized hemp to be grown and processed legally in the United States and made it legal to transport in interstate commerce. Although this interim final rule became effective on the date of publication, there is a possibility it will be modified from its current application.

The Farm Bill recognizes hemp as distinct from its genetic cousin, marijuana, and specifically industrial hemp has been excluded from U.S. drug laws.  The Farm Bill allows for each individual state to regulate industrial hemp and industrial hemp-based products or accept the USDA rules.  Although no longer a controlled substance under federal law, cannabinoids derived from industrial hemp (other than THC) are still subject to a patchwork of state regulations.  We are actively monitoring the regulations and proposed regulations in each state to ensure our operations are compliant.

In conjunction with the enactment of the Farm Bill, the FDA released a statement about the status of hemp-derived cannabinoids and the agency’s actions in the short term with regards to hemp-derived cannabinoids will guide the industry.  The statement noted that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the FDCA and Section 351 of the Public Health Service Act. This authority allows the FDA to continue enforcing the law to protect patients and the public while also providing potential regulatory pathways for products containing cannabis and cannabis-derived compounds. The statement also noted the growing public interest in cannabis and cannabis-derived products, including cannabinoids, and informed the public that the FDA will treat products containing cannabis or cannabis-derived compounds as it does any other FDA-regulated products — meaning the products will be subject to the same authorities and requirements as FDA-regulated products containing any other substance, regardless of the source of the substance, including whether the substance is derived from a plant that is classified as hemp under the Farm Bill.

As of the date of this report, and based upon publicly available information, to our knowledge the FDA has not taken any enforcement actions against hemp companies. The FDA, however, has sent warning letters to companies demanding they cease and desist from the production, distribution, or advertising of hemp-derived products, mostly relating to instances that such hemp companies have made misleading and unapproved label claims.  The Company received a warning letter from the FDA regarding Infusionz, LLC. The company addressed the concerns of the FDA and responded to them. We will continue to monitor the FDA’s position on hemp-derived cannabinoids.

We are subject to federal and state consumer protection laws, including laws protecting the privacy of customer non-public information and the handling of customer complaints and regulations prohibiting unfair and deceptive trade practices. The growth and demand for online commerce has and may continue to result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These laws may cover issues such as user privacy, spyware and the tracking of consumer activities, marketing e-mails and communications, other advertising and promotional practices, money transfers, pricing, product safety, content and quality of products and services, taxation, electronic contracts and other communications and information security.

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There is also great uncertainty over whether or how existing laws governing issues such as sales and other taxes, auctions, libel, and personal privacy apply to the internet and commercial online services. These issues may take years to resolve. For example, tax authorities in a number of states, as well as a Congressional advisory commission, are currently reviewing the appropriate tax treatment of companies engaged in online commerce, and new state tax regulations may subject us to additional state sales and income taxes. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the internet and commercial online services could result in significant additional taxes or regulatory restrictions on our business. These taxes or restrictions could have an adverse effect on our cash flows, results of operations and overall financial condition. Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

State Regulations

The USDA’s final rule establishes a federal licensing plan for regulating U.S. hemp producers in states that do not have their own USDA-approved plans. In the absence of a state plan, U.S. hemp producers will be subject to regulation directly by the USDA unless the state prohibits hemp production. Additionally, the final rule includes requirements for maintaining information on the land where U.S. hemp is produced, testing U.S. hemp for THC levels, disposing of product with more than 0.3 percent THC on a dry-weight basis and licensing for U.S. hemp producers. The USDA’s final rule requires hemp producers to use a laboratory that is registered with the DEA, although the USDA is delaying enforcement of this requirement. The final rule also includes provisions for producers to dispose or remediate violative hemp plants without the use of a DEA-registered reverse distributor or law enforcement.

States may adopt regulatory schemes that impose different levels of regulation and costs on the production of U.S. hemp. Moreover, the 2018 Farm Bill provides that its provisions do not pre-empt or limit state laws that regulate the production of U.S. hemp. Accordingly, some states may choose to restrict or prohibit some or all U.S. hemp production or sales within the state and variances in states’ laws and regulations on U.S. hemp are likely to persist.

Further, each state has discretion to develop and implement its own laws and regulations governing the manufacturing, marketing, labeling and sale of U.S. hemp products, which has created a patchwork of different regulatory schemes applicable to such products.

Impact of State regulations relating to the sampling and testing for THC, and the disposal of non-compliant product.

The Company currently only handles hemp-based products in the state of Florida and abides by the recently passed regulations.  Rule 5K-4.034 became effective on September 27, 2021 and the full Rule can be found at https://www.flrules.org/gateway/reference.asp?No=Ref-11452.  In compliance with Rule 5K-4.034, the Company tests all hemp extract that is receives for compliance with the Rule, meaning that it does not contain in excess of 0.3% THC on a dry weight basis.  To date, the Company has never received product that is not in compliance.

If any hemp extract is found to be out of compliance with the Rule, it is then quarantined and retested.  If the product is still out of compliance, the product is detained pursuant to Section 500.172, F.S.  The Company will hold the quarantined product until it receives permission from the appropriate governmental authority or a court of competent jurisdiction.  Upon receipt of permission from the appropriate governmental authority or a court of competent jurisdiction, the Company will dispose of the product in accordance with the Hemp Waste Disposal Manual FDACS-08115, 12/9, incorporated in paragraph 5B-57.014(6)(b), F.A.C. or in a manner approved by a court of competent jurisdiction.

To the extent that the Company receives non-compliant hemp extract, it could have a negative impact on the Company both financially and legally.

We may operate with some agricultural risks.

Plant cultivation is subject to various agricultural risks, such as pests, diseases, adverse weather conditions, and crop failure. These risks can impact the availability and quality of our raw materials, leading to disruptions in the supply chain of our extracts and byproducts, and therefore potential financial losses.

There are risks associated with product quality and safety.

Ensuring consistent product quality and safety is crucial for the success of a company dealing in our products. Risks may include contamination, product recalls, adverse reactions, or negative publicity associated with the use of hemp-based products. Failure to maintain quality standards can harm our reputation and lead to legal liabilities.

There are risks associated with evolving health and safety regulations.

Hemp products intended for human or animal consumption may be subject to health and safety regulations. Risks may include the need for compliance with good manufacturing practices (GMP), product testing, labeling requirements, and potential liability claims arising from the use of our products.

We operate in highly regulated sectors where the regulatory environment is rapidly developing and we may not always succeed in complying fully with applicable regulatory requirements in all (States) jurisdictions where we carry on business.

Our business and activities are heavily regulated in all (States) jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities (including the FDA, DEA and FTC and analogous state agencies) relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of  hemp-derived cannabinoids, and also including laws, regulations and guidelines relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment (including relating to emissions and discharges to water, air and land, and the handling and disposal of hazardous and non-hazardous materials and wastes). Our operations may also be affected in varying degrees by government regulations with respect to, but not limited to, price controls, export controls, controls on currency remittance, increased income taxes, restrictions on foreign investment and government policies rewarding contracts to local competitors or requiring domestic producers or vendors to purchase supplies from a particular jurisdiction. Laws, regulations and guidelines, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

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Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the production, storage, transportation, sale, import and export, as applicable, of our products. The U.S. hemp industry is still a new industry. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations.

The regulatory environment for our products is rapidly developing, and the need to build and maintain robust systems to comply with different and changing regulations in multiple jurisdictions increases the possibility that we may violate one or more applicable requirements. While we endeavor to comply with all relevant laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations could subject us to negative consequences, including, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, asset seizures, revocation or imposition of additional conditions on licenses to operate our business, the denial of regulatory applications (including other regulatory regimes that rely on the positions of the DEA and FDA in the application of their respective regimes), the suspension or expulsion from a particular market or jurisdiction of our key personnel, or the imposition of additional or more stringent inspection, testing and reporting requirements, any of which could materially adversely affect our business and financial results. In the U.S., failure to comply with FDA requirements (and analogous state agencies) may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our results of operations, financial condition and cash flows. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources, negatively impact our future growth plans and opportunities or have a material adverse impact on our business, financial condition and results of operations.

If the Company’s hemp business activities are found to be in violation of any of U.S. federal, state or local laws or any other governmental regulations, in addition to the items described above:

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the Company may be subject to “Warning Letters,” fines, penalties, administrative sanctions, settlements, injunctions, product recalls and/or other enforcement actions arising from civil, administrative or other proceedings initiated that could adversely affect the Company’s business, financial condition, operating results, liquidity, cash flow and operational performance;

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the profits or revenues derived therefrom could be subject to money laundering statutes, including the Money Laundering Control Act, which could result in significant disruption to our U.S. hemp business operations and involve significant costs, expense or other penalties; and

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the Company’s suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, on which the Company’s operations rely.

The presence of trace amounts of THC in our U.S. hemp products may cause adverse consequences to users of such products that will expose us to the risk of litigation, liability and other consequences.

Some of our products that are intended to primarily contain U.S. hemp-derived cannabinoids, or other products, may contain trace amounts of THC. THC is a controlled substance in many (States) jurisdictions, including under the federal laws of the U.S. Whether or not ingestion of THC (at low levels or otherwise) is permitted in a particular jurisdiction, there may be adverse consequences to consumers of our U.S. hemp products who test positive for any amounts of THC because of the presence of trace amounts of THC in our U.S. hemp products. In addition, certain metabolic processes in the body may negatively affect the results of drug tests. Positive tests for THC may expose us to litigation from our consumers, adversely affect our reputation, our ability to obtain or retain customers and individuals’ participation in certain athletic or other activities. A claim or regulatory action against us based on such positive test results could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

Our relationship with our employees could deteriorate, and certain key employees could leave, which could adversely affect our business and results of operations.

Our business involves complex operations and demands a management team to determine and implement our strategy and workforce that is knowledgeable and expert in many areas necessary for our operations. We rely on our ability to attract and retain skilled employees, consultants and contractors, including our specialized job functions. As of December 31, 2022, we have 25 full-time employees. The departure of a significant number of our highly skilled employees, consultants or contractors or one or more employees who hold key management positions could have an adverse impact on our operations, including customers choosing to follow a regional manager to one of our competitors.

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In addition, to execute our growth plan we must attract and retain highly qualified personnel. Competition for these employees exists; new members of management must have significant expertise when they join us or engage in significant training which, in many cases, requires significant time before they achieve full productivity. If we fail to attract, train, retain, and motivate our key personnel, our business and growth prospects could be severely harmed.

Furthermore, we are dependent upon the managers to oversee our operations. Thus, there can be no assurance that the managers’ experience will be sufficient to successfully achieve our business objectives. All decisions regarding the management of our affairs will be made exclusively by our officers and directors. In the event these persons are ineffective, our business and results of operations would likely be adversely affected.

Increases in the cost of ingredients, labor and other costs could adversely affect our operating results.

Our principal products contain hemp-derived oil. Increases in the cost of ingredients in our products could have a material adverse effect on our operating results. Significant price increases, market conditions, weather, acts of God and other disasters could materially affect our operating results. An increase in our operating costs could adversely affect our profitability. Factors such as inflation, increased labor and employee benefit costs and increased energy costs may adversely affect our operating costs. Many of the factors affecting costs are beyond our control and we may not be able to pass along these increased costs to our customers.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in the section “Risk Factors,” and the following factors may affect our operating results:

•	our ability to penetrate the hemp industry with our products;
•	our ability to generate revenue from our products;
•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses and operations;
•	our focus on long-term goals over short-term results; and
•	global economic situation.

Failure to comply with anti-bribery, anti-corruption and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, and other anticorruption, anti-bribery and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. Although we do not have any operations abroad at this time. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person or gain any advantage. The FCPA and other applicable anti-bribery and anti-corruption laws also may hold us liable for acts of corruption and bribery committed by our third-party business partners, representatives and agents. In addition to our own sales force, we may utilize third-parties to sell our products and conduct our business abroad in the future. We and third-party business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and we may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible and our exposure for violating these laws increases as our international presence expands and as we increase sales and operations in foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, loss of export privileges, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a decline in the market price of our common stock or overall adverse consequences to our reputation and business, all of which may have an adverse effect on our results of operations and financial condition. The Company does not have any sales or operations abroad at this time.

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There is no assurance that the Company’s insurance coverage will be sufficient to cover all claims to which the Company may become subject.

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us and environmental contingencies.

We are in the process of obtaining insurance coverage over our production and facilities. We may not be able to maintain or obtain insurance of the type and amount desired at a reasonable cost. If we were to incur significant liability for which we were not fully insured, it could have an adverse effect on our business, financial condition and results of operations.

We do not currently maintain key-person insurance on the lives of any of our key employees.

Disruptions to our information technology systems due to cyber-attacks or our failure to upgrade and adjust our information technology systems, may materially impair our operations, hinder our growth and materially and adversely affect our business and results of operations.

We believe that an appropriate information technology, or IT, infrastructure is important in order to support our daily operations and the growth of our business. If we experience difficulties in implementing new or upgraded information systems or experience significant system failures, or if we are unable to successfully modify our management information systems or respond to changes in our business needs, we may not be able to effectively manage our business, and we may fail to meet our reporting obligations. Additionally, if our current back-up storage arrangements and our disaster recovery plan are not operated as planned, we may not be able to effectively recover our information system in the event of a crisis, which may materially and adversely affect our business and results of operations.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyber-attacks targeting businesses such as ours. Computer hackers and others routinely attempt to breach the security of technology products, services and systems, and to fraudulently induce employees, customers, or others to disclose information or unwittingly provide access to systems or data. We can provide no assurance that our current IT system or any updates or upgrades thereto and the current or future IT systems of our potential distributors use or may use in the future, are fully protected against third-party intrusions, viruses, hacker attacks, information or data theft or other similar threats. Legislative or regulatory action in these areas is also evolving, and we may be unable to adapt our IT systems or to manage the IT systems of third parties to accommodate these changes. We have experienced and expect to continue to experience actual or attempted cyber-attacks of our IT networks. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future.

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Risks Related to our common stock and Corporate Governance

The market price of our securities may be highly volatile.

The market price of our common stock is likely to be volatile. Our common stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

•	reports of adverse events with respect to the commercialization and distribution of our products;
•	inability to obtain additional funding;
•	failure to successfully sell our products;
•	changes in laws or regulations applicable to future products;
•	inability to obtain adequate product supply for our products or the inability to do so at acceptable prices;
•	introduction of new products or technologies by our competitors;
•	failure to meet or exceed financial projections we may provide to the public;
•	failure to meet or exceed the financial expectations of the investment community;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by our competitors;
•	additions or departures of key management personnel;
•	significant lawsuits;
•	changes in the market valuations of similar companies;
•	sales of our securities by us or our shareholders in the future; and
•	trading volumes of our securities.

In addition, companies trading in the stock market have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our share price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our principal stockholders, officers and directors beneficially own approximately 78.17% of our outstanding shares of common stock. They will therefore be able to exert significant control over matters submitted to our stockholders for approval.

As of April 12, 2023, our principal stockholders, officers and directors beneficially own approximately 78.17% of our outstanding common stock. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning shares in companies with controlling stockholders. As a result, these stockholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders.

We face risks related to compliance with corporate governance laws and financial reporting standards.

The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, have materially increased the legal and financial compliance costs of small companies and have made some activities more time-consuming and more burdensome.

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Increased costs associated with corporate governance compliance may significantly impact our results of operations.

As a public company, we incur significant legal, accounting, and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC, and NASDAQ. The SEC and other regulators have continued to adopt new rules and regulations and make additional changes to existing regulations that require our compliance. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that have required the SEC to adopt additional rules and regulations in these areas. Stockholder activism, the current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the manner in which we operate our business. Our management and other personnel devote a substantial amount of time to these compliance programs and monitoring of public company reporting obligations, and as a result of the new corporate governance and executive compensation related rules, regulations, and guidelines prompted by the Dodd-Frank Act, and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate, and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting, which we may be required to include in our periodic reports that we file with the SEC under Section 404 of the Sarbanes-Oxley Act, and could harm our operating results, cause us to fail to meet our reporting obligations, or result in a restatement of our prior period financial statements. If we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results, and the price of our common stock could decline.

We are required to comply with certain of the SEC rules that implement Section 404 of the Sarbanes-Oxley Act, which requires management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. This assessment needs to include the disclosure of any material weaknesses in our internal control over financial reporting identified by our management or our independent registered public accounting firm. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting or if we are unable to complete our evaluation, testing, and any required remediation in a timely fashion, we will be unable to assert that our internal control over financial reporting is effective.

These developments could make it more difficult for us to retain qualified members of our Board of Directors, or qualified executive officers. We are presently evaluating and monitoring regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result. To the extent these costs are significant, our general and administrative expenses are likely to increase.

We may not have effective internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remedy any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls. We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect investor confidence in our internal controls over financial reporting.

We do not currently have independent Directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists of only three directors, none of which is an independent director. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of independent directors creates the potential for conflicts between management and the diligent independent decision-making process of the Board. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting the challenges that we face. With no independent director sitting on the Board of Directors, it may be difficult for the Board to fulfill its traditional role as overseeing management.

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We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our common stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The issuance of our common stock to our convertible note holders, if they choose to convert may cause significant dilution and the sale of the shares of common stock by those convertible note holders, or the perception that such sales may occur, could cause the price of our common stock to fall.

During the 4th quarter of 2022, the Company closed on an offering of Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $15,485,613 (including a 15% original issue discount).  The proceeds were used for the acquisition of Infusionz, LLC and refinancing of existing loans.

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with an Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 8,594,424 Warrants were issued.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,941,717 shares of Common Stock were issued on the Closing Date.

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Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”), and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

Convertible Secured Subordinated Promissory Note

In connection with the closing of the purchase of Infusionz LLC and the transfer of the Assets, the Company issued a Note to the Seller. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Note an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, dated as of October 26, 2022, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

Our preferred stock may have rights senior to those of our common stock which could adversely affect holders of common stock.

Our articles of incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock.

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Our common stock is an illiquid investment as there is presently limited market for our common stock, and transferability of our common stock is subject to significant restriction.

There is presently a limited market for our common stock, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for sale or transferability of our common stock within the near future. Therefore, the purchase of our common stock must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. There is a limited public market for the resale of our common stock. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and common stock may not be acceptable as collateral for a loan.

Because We May Be Subject to the “Penny Stock” Rules, You May Have Difficulty in Selling Our common stock.

If market activity develops for our common stock and our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules. These rules impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own. According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

If we are subject to penny stock rules, you may have difficulty selling your shares of common stock. For more information about penny stocks, please visit http://www.sec.gov/answers/penny.htm.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward- looking statements in this prospectus include, but are not limited to, statements about:

•	our use of the net proceeds from this offering;
•	the progress, timing and amount of expenses associated with our development and commercialization activities;
•	our plans and ability to develop and commercialize new products and services, and make improvements to our existing products and services;
•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;
•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;
•	our intention to seek, and our ability to establish, strategic collaborations or partnerships for the development or sale of our products and the effectiveness of such collaborations or partnerships;
•	our expectations as to future financial performance, expense levels and liquidity sources;
•	our anticipated cash needs and our estimates regarding our capital requirements and our needs for additional financing, as well as our ability to obtain such additional financing on reasonable terms;
•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;
•	our ability to build a sales force to market our products and services, and anticipated increases in our sales and marketing costs due to an expansion in our sales force and marketing activities;
•	federal and state regulatory requirements, including potential United States Food and Drug Administration regulation of our products or future products;
•	anticipated trends and challenges in our potential markets;
•	our ability to attract and retain key personnel; and
•	other factors discussed elsewhere in this prospectus.

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In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by ABR and other selling security holders listed in this registration statement. We will receive no proceeds from the sale of shares of common stock by the selling security holders or ABR in this offering. We may receive up to $20,000,000 aggregate gross proceeds under the Arena Purchase Agreement from any sales we make to ABR pursuant to the Arena Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to ABR pursuant to the Arena Purchase Agreement will be up to $20,000,000 over an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to ABR under that agreement and other estimated fees and expenses. See “Plan of Distribution” on page 52 in this prospectus for more information.

We expect to use any proceeds that we receive under the Arena Purchase Agreement for working capital and general corporate purposes. The Company is experiencing significant growth and requires capital to increase its production capabilities to meet customer’s needs. Specifically, the Company is increasing product capacity by adding equipment, hiring additional labor and expanding its sales capabilities.

SELLING SECURITY HOLDERS

This prospectus relates to:

•	The resale of 5,522,256 shares of common stock by certain of the selling security holders;
•	The issuance by us and resale of 9,426,896 shares of common stock reserved for issuance upon the exercise of outstanding warrants;
•	The issuance by us and resale up to 190,909,354 shares pursuant the certain convertible debentures; and
•	The possible resale by ABR of shares of common stock that have been or may be issued to ABR pursuant to the Arena Purchase Agreement of up to 20,000,000 shares.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of certain registration rights agreements, which we entered into with the selling security holders, in which we agreed to provide certain registration rights with respect to sales by selling security holders of the shares of our common stock that have been or may be issued pursuant to their respective agreements.

Selling security holders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to ABR under the Arena Purchase Agreement. The selling security holders may sell some, all or none of its shares. We do not know how long the selling security holder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling security holder regarding the sale of any of the shares.

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The following table presents information regarding the selling security holder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling security holder and reflects its holdings as of June __, 2023. Neither ABR nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The address for all officers and directors is 701 Anacapa St, Ste C, Santa Barbara, CA 93101.

	Before the Offering					After the Offering
Name of Selling Security holders	Number of Shares of Common Stock Beneficially Owned (1)	Shares Underlying Number of Warrants	Underlying Convertible Debentures and eloc	Percentage Beneficially Owned (2)	Number of Shares of Common Stock Being Offered (3)	Number of Shares of Common Stock Beneficially Owned	Percentage Beneficially Owned
Arena Capital - ASOF (4)	74,432	250,192	5,569,392	0.22%	5,894,016	-	-
Arena Capital - ASOPI (4)	165,909	557,676	12,414,129	0.48%	13,137,714	-	-
Arena Capital -ASOPII (4)	320,968	1,078,884	24,016,480	0.93%	25,416,332	-	-
Bigger Capital Fund LP (5)	87,500	294,118	3,529,412	0.25%	3,911,030	-	-
District 2 Capital (6)	87,500	294,118	3,529,412	0.25%	3,911,030	-	-
Jefferson Street Capital (7)	28,301	95,130	2,117,647	0.08%	2,241,078	-	-
Macrab LLC (8)	27,240	91,563	2,135,294	0.08%	2,254,097	-	-
Target Capital LLC (9)	40,754	136,988	3,049,416	0.12%	3,227,158	-	-
Upexi Inc. (10)	849,038	2,853,910	63,529,412	2.46%	67,232,360	-	-
Walleye Opportunities Master Fund Ltd (11)	875,000	1,585,506	35,294,118	2.53%	37,754,624	-	-
Leonite Capital LLC (12)	73,759	309,908	7,348,536	0.21%	7,732,203	-	-
ProActive Capital LP (13)	18,868	63,420	1,411,764	0.05%	1,494,052	-	-
Steven Gelerman (14)	18,868	63,420	1,411,765	0.05%	1,494,053	-	-
Ncorner Management LLC (15)	18,868	63,420	1,411,765	0.05%	1,494,053	-	-
James Hopkin (16)	4,717	15,855	352,932	0.01%	373,504	-	-
Harbor Gates Capital LLC (17)	28,301	95,130	2,117,647	0.08%	2,241,078	-	-
622 Capital LLC (18)	80,187	269,536	5,100,000	0.23%	5,449,723	-	-
Dragon Dynamic Catalytic Bridge SAC Fund (19)	122,639	412,231	9,176,471	0.35%	9,711,341	-	-
Joseph Daprile (20)	18,868	63,420	1,411,764	0.05%	1,494,052	-	-
Jefferson Street Capital (21)	-	250,000	3,630,000	0.00%	3,880,000
Mast Hill Fund LP 22)	105,539	241,231	2,352,000	0.31%	2,698,770	-	-
Spartan Capital Securities, LLC (23)	75,000	170,620		0.22%
Revere Securities, LLC (24)		170,620		0.00%
Arena Business Results, LLC (4)(25)	2,400,000	0	20000000	6.95%	22,400,000	-	-

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(1)	Excludes the warrants held by the selling security holders as they have not been exercised and they are out of the money for the purpose of this section.

(2)	Based on 34,552,012 shares of common stock issued and outstanding as of June 15, 2023.

(3)	Assumes sale of all shares available for sale under this prospectus and no further acquisitions of shares by the selling security holders.

(4)

Includes 561,309; 1,886,752; and 23,333,333 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Arena are subject to a beneficial ownership limitation of 4.99%, which does not permit Arena to exercise that portion of the convertible debenture and the warrants that would result in Arena and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Daniel Zwirn (“Mr. Zwirn”), who is the manager of Arena, has voting control and investment discretion over the securities reported herein that are held by Arena. As a result, Mr. Zwirn may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Arena. The business address for Arena is 405 Lexington Ave, 59th Floor, New York, New York 10174.

(5)

Includes 87,500; 294,118; and 1,960,784 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Bigger Capital Fund LP (“Bigger”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Bigger to exercise that portion of the convertible debenture and the warrants that would result in Bigger and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Michael Bigger (“Mr. Bigger”), who is the manager of Bigger, has voting control and investment discretion over the securities reported herein that are held by Bigger. As a result, Mr. Bigger may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Bigger. The business address for Bigger is 11700 W. Charleston Blvd 170-659, Las Vegas, Nevada 89135.

(6)

Includes 87,500; 294,118; and 1,960,784 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by District 2 Capital (“District 2”) are subject to a beneficial ownership limitation of 4.99%, which does not permit District 2 to exercise that portion of the convertible debenture and the warrants that would result in District 2 and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Michael Bigger (“Mr. Bigger”), who is the manager of District 2, has voting control and investment discretion over the securities reported herein that are held by District 2. As a result, Mr. Bigger may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by District 2. The business address of District 2 is 14 Wall Street, 2nd Floor, Huntington, New York 11743.

(7)

Includes 28,301; 95,130; and 1,176,471 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Jefferson Street Capital LLC (“Jefferson”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Jefferson to exercise that portion of the convertible debenture and the warrants that would result in Jefferson and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Brian Goldberg (“Mr. Goldberg”), who is the manager of Jefferson, has voting control and investment discretion over the securities reported herein that are held by Jefferson. As a result, Mr. Goldberg may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Jefferson. The business address of Jefferson is 720 Monroe Street, Suite C401B, Hoboken, New Jersey 07030.

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(8)

Includes 27,240; 91,563; and 1,186,275 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by MacRab LLC (“MacRab”) are subject to a beneficial ownership limitation of 4.99%, which does not permit MacRab to exercise that portion of the convertible debenture and the warrants that would result in MacRab and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mackey Alligood (“Mr. Alligood”), who is the manager of MacRab, has voting control and investment discretion over the securities reported herein that are held by MacRab. As a result, Mr. Alligood may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by MacRab. The business address of MacRab is 738 Mandalay Grove Ct., Merritt Island, Florida 32953.

(9)

Includes 40,754; 136,988; and 1,694,120 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Target Capital LLC (“Target”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Target to exercise that portion of the convertible debenture and the warrants that would result in Target and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Mackey Alligood (“Mr. Alligood”), who is the manager of Target, has voting control and investment discretion over the securities reported herein that are held by Target. As a result, Mr. Alligood may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Target. The business address of Target is 144 Hillside Village, Rio Grande, Puerto Rico 745.

(10)

Includes 849,038; 2,853,910; and 35,294,118 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Upexi, Inc. (“Upexi”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Upexi to exercise that portion of the convertible debenture and the warrants that would result in Upexi and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Allan Marshall (“Mr. Marshall”), who is the manager of Upexi, has voting control and investment discretion over the securities reported herein that are held by Upexi. As a result, Mr. Marshall may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Upexi. The business address of Upexi is 17129 )S Hwy 19 N., Clearwater, Florida 33760.

(11)

Includes 875,000; 1,585,506; and 19,607,843 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Walleye Opportunities Master Fund Ltd (“Walleye”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Walleye to exercise that portion of the convertible debenture and the warrants that would result in Walleye and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. William England (“Mr. England”), who is the manager of Walleye, has voting control and investment discretion over the securities reported herein that are held by Walleye. As a result, Mr. England may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Walleye. The business address of Walleye is 12800 Niagara Lane N., Plymouth, Minnesota 55447.

(12)

Includes 73,759; 309,908; and 4,082,520 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Leonite Capital LLC (“Leonite”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Leonite to exercise that portion of the convertible debenture and the warrants that would result in Leonite and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Avi Geller (“Mr. Geller”), who is the manager of Leonite, has voting control and investment discretion over the securities reported herein that are held by Leonite. As a result, Mr. Geller may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Leonite. The business address of Leonite is 1 Hillcrest Center Drive, Suite 232, Spring Valley, New York 10977.

(13)

Includes 18,868; 63,420; and 784,313 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by ProActive Capital LP (“ProActive”) are subject to a beneficial ownership limitation of 4.99%, which does not permit ProActive to exercise that portion of the convertible debenture and the warrants that would result in ProActive and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Jeffrey Ramson (“Mr. Ramson”), who is the manager of ProActive, has voting control and investment discretion over the securities reported herein that are held by ProActive. As a result, Mr. Ramson may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by ProActive. The business address of ProActive is 150 East 58th Strreet, 16th Floor, New York, New York 10155.

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(14)

Includes 18,868; 63,420; and 784,313 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Steven Gelerman (“Gelerman”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Gelerman to exercise that portion of the convertible debenture and the warrants that would result in Gelerman and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Steven Gelerman (“Mr. Gelerman”), has voting control and investment discretion over the securities reported herein that are held by Gelerman. As a result, Mr. Gelerman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Gelerman. The business address of Gelerman is 4001 N. Ocean Blvd., B301, Boca Raton, Florida 33431.

(15)

Includes 18,868; 63,420; and 784,313 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by nCorner Management, LLC (“nCorner”) are subject to a beneficial ownership limitation of 4.99%, which does not permit nCorner to exercise that portion of the convertible debenture and the warrants that would result in nCorner and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Ross D. Carmel (“Mr. Carmel”), who is the manager of nCorner, has voting control and investment discretion over the securities reported herein that are held by nCorner. As a result, Mr. Carmel may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by nCorner. The business address of nCorner is 215 Navajo Court, Morganville, New Jersey 07751.

(16)

Includes 4,717; 15,855; and 196,073 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by James C. Hopkins (“Hopkins”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Hopkins to exercise that portion of the convertible debenture and the warrants that would result in Hopkins and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. James C. Hopkins (“Mr. Hopkins”), has voting control and investment discretion over the securities reported herein that are held by Hopkins. As a result, Mr. Hopkins may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Hopkins. The business address of Hopkins is 1499 SW 21st Street, Boca Raton, Florida 33486.

(17)

Includes 28,301; 95,130; and 1,176,471 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Harbor Gates Capital, LLC (“Harbor”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Harbor to exercise that portion of the convertible debenture and the warrants that would result in Harbor and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Michael Sobeck (“Mr. Sobeck”), who is the manager of Harbor, has voting control and investment discretion over the securities reported herein that are held by Harbor. As a result, Mr. Sobeck may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Harbor. The business address of Harbor is 53 Palmeras Street, Suite 6701, San Juan, Puerto Rico 901.

(18)

Includes 80,187; 269,536; and 2,833,333 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by 622 Capital, LLC (“622 Capital”) are subject to a beneficial ownership limitation of 4.99%, which does not permit 622 Capital to exercise that portion of the convertible debenture and the warrants that would result in 622 Capital and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Gary Clyburn Jr. (“Mr. Clyburn”), who is the manager of 622 Capital, has voting control and investment discretion over the securities reported herein that are held by 622 Capital. As a result, Mr. Clyburn may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by 622 Capital. The business address of 622 Capital is 1334 Northampton Street, Easton, Pennsylvania 18042.

(19)

Includes 122,639; 412,231; and 5,098,039 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Dragon Dynamic Catalytic Bridge SAC Fund (“Dragon”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Dragon to exercise that portion of the convertible debenture and the warrants that would result in Dragon and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Gary Carr (“Mr. Carr”), who is the manager of Dragon, has voting control and investment discretion over the securities reported herein that are held by Dragon. As a result, Mr. Carr may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Dragon. The business address of Dragon is 5 Chapel Lane, Paget, Burmuda PG02.

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(20)

Includes 18,868; 63,420; and 784,313 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Joseph Daprile (“Daprile”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Daprile to exercise that portion of the convertible debenture and the warrants that would result in Daprile and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Joseph Daprile (“Mr. Daprile”), has voting control and investment discretion over the securities reported herein that are held by Daprile. As a result, Mr. Daprile may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Daprile. The business address of Daprile is 12 Winding Creek Way, Ormond Beach, Florida 32174.

(21)

Includes 0; 250,000; and 2,016,667 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Jefferson Street Capital LLC (“Jefferson”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Jefferson to exercise that portion of the convertible debenture and the warrants that would result in Jefferson and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Brian Goldberg (“Mr. Goldberg”), who is the manager of Jefferson, has voting control and investment discretion over the securities reported herein that are held by Jefferson. As a result, Mr. Goldberg may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Jefferson. The business address of Jefferson is 720 Monroe Street, Suite C401B, Hoboken, New Jersey 07030.

(22)

Includes 105,539; 241,231; and 1,306,667 shares of our common stock currently owned, issuable upon the exercise of warrants, and upon the conversion of a convertible debenture, respectively. The convertible debenture and warrants held by Mast Hill Fund, L.P. (“Mast”) are subject to a beneficial ownership limitation of 4.99%, which does not permit Mast to exercise that portion of the convertible debenture and the warrants that would result in Mast and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Patrick Hassani (“Mr. Hassani”), who is the manager of Mast, has voting control and investment discretion over the securities reported herein that are held by Mast. As a result, Mr. Hassani may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Mast. The business address of Mast is 48 Parker Road, Wellesley, Massachusetts 02482.

(23)

Includes 75,000 and 170,620 share of our common stock currently owned and issuable upon the exercise of warrants, respectively. Mr. Jason Diamond has voting control and investments discretion over the securities reported herein that are held by Spartan Capital Securities, LLC.  As a result, Mr. Diamond may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Spartan.  The business address of Spartan is 45 Broadway, 19th Floor, New York, New York 10006.

(24)

Includes 170,620 warrants to issue common stock.  Mr. Arthur M. Defilippo, Managing Director, has voting control and investments discretion over the securities reported herein that are held by Revere Securities, LLC.  As a result, Mr. Defilippo may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Revere.  The business address of Revere is 650 Fifth Avenue, 35th Floor, New York, New York 10019.

(25)

Arena Business Results LLC includes 2,400,000 shares to be issued pursuant to the purchase agreement as commitment shares and the possible issuance of up to 20,000,000 shares of our common stock pursuant to the purchase. Subject to a beneficial ownership limitation of 4.99%, which does not permit, without the prior written consent of Arena and Company, Arena to purchase shares pursuant to the purchase agreement that would result in Arena and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation and further subject to the beneficial ownership limitation of 9.99%, which does not permit, in any event, Arena to purchase shares pursuant to the purchase agreement that would result in Arena and its affiliates owning, after exercise, a number of shares of common stock in excess of the or a number of shares of common stock in excess of the affiliate ownership limitation. Daniel Zwirn (“Mr. Zwirn”), who is the manager of Arena, has voting control and investment discretion over the securities reported herein that are held by Arena. As a result, Mr. Zwirn may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Arena. The business address for Arena is 405 Lexington Ave, 59th Floor, New York, New York 10174.

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PRICE RANGE OF COMMON STOCK

On July 8, 2021, our common stock began trading on the OTC Markets under the symbol “BLMS,” prior to that, the Company traded from June 18, 2008 until July 8 2021, under the symbol “XLRM.”

The following table sets forth, for the periods indicated, the closing price of our common stock as reported on The OTCQB Market:

	Fiscal Year 2023
	High	Low
First Quarter	1.15	0.81
Second Quarter (thru June 14)	0.95	0.06

	Fiscal Year 2022
	High	Low
First Quarter	1.90	0.54
Second Quarter	2.20	1.00
Third Quarter	2.79	1.05
Fourth Quarter	2.47	0.53

	Fiscal Year 2021
	High	Low
First Quarter	4.95	0.55
Second Quarter	4.15	1.02
Third Quarter	1.4	0.98
Fourth Quarter	1.55	1.00

	Fiscal Year 2020
	High	Low
First Quarter	0.30	0.12
Second Quarter	0.60	0.04
Third Quarter	0.30	0.05
Fourth Quarter	2.25	0.05

On June 14, 2023, the closing price of our common stock as reported on The OTCQB Market was $0.07 per share. As of June 15, 2023, there were approximately 197 holders of record and 34,552,012 shares of our common stock outstanding, which excludes 18,868 shares that need to be issued pursuant to the senior secured debentures.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Arena Purchase Agreement with ABR and resale of existing issued shares. ABR and existing shareholders may sell all or a portion of the shares being offered pursuant to this prospectus at prevailing market prices at the time of sale.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023:

The following information is illustrative only, and our cash and capitalization following the completion of the sale to ABR of the shares registered for resale pursuant to this prospectus will change based on the per share price of the common stock sold to ABR. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes in our filings with the SEC.

Assumed public offering price per share		$0.15
Historical net tangible book value per share as of March 31, 2023	(0.8581)
Increase in proforma net tangible book value per share attributable to this offering	0.8683
Pro forma as adjusted net tangible book value per share after this offering		0.01
Dilution per share to new investors in this offering		$0.14

The preceding data is based on 29,949,538 shares outstanding as of March 31, 2023, and pro forma of 221,699,538 shares outstanding. This number includes the following which, if not issued by the Company would be less dilutive to stockholders:

•	9,426,896 shares of common stock issuable upon exercise of warrants that were outstanding as of March 31, 2023, at a weighted-average exercise price of $1.46 per share.
•	20,000,000 shares of common stock reserved for issuance of convertible debentures.

Also, to the extent that we issue any common stock to vendors, lenders, litigants or potential litigants, the issuance of such securities could result in significant dilution to our stockholders.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering. As of March 31, 2023, our historical net tangible book value was $(25,700,773), or $(0.858136) per share of common stock, based on 29,949,538 shares of our common stock outstanding at March 31, 2023. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities as of March 31, 2023, divided by the total number of shares of our common stock outstanding as of March 31, 2023.

After giving effect to the sale by us of 190,000,000 shares of our common stock in this offering at the assumed public offering price of $0.15 per share, after deducting estimated offering expenses payable by us and the issuance by us of 2,400,000 shares of common stock as a commitment fee, our pro forma as adjusted net tangible book value as of March 31, 2023, would have been $2.25 million, or $0.01 per share. This represents an immediate increase in pro forma net tangible book value of $0.8683 per share to our existing stockholders and an immediate dilution of $0.1398 per share to our new investors purchasing shares of common stock in this offering. The following table illustrates this dilution on a per share basis:

Offering price	$0.150
Offering shares	190,000,000
Total Gross Proceeds	$28,500,000
Total Shares outstanding as of March 31, 2023	29,949,538
Net Tangible Book value	$(25,700,773)
Net Tangible Book value per share as	$(0.858136)
Commitment Shares	1,750,000
Proforma outstanding Shares after offering	221,699,538
Offering Expense	$20,000
Commitment Shares expense at $.25	$262,500
Proceed from the offering (net of expenses)	$28,217,500
Proforma Net Tangible book value after offering	$2,254,227
Increase in book value	$27,955,000
Proforma Net tangible book value per share after offering	$0.01017
Increase in book value per share	$0.86830
Initial public offering price	$0.1500
Proforma per share after offering	$0.0102
Dilution per share to new investors	$0.1398
Parent dilution	93%

 The preceding data is based on 29,949,538 shares outstanding as of March 31, 2023, and pro forma of 221,699,538 shares outstanding. This number includes the following which, if not issued by the Company would be less dilutive to stockholders:

•	19,426,896 shares of common stock issuable upon exercise of warrants that were outstanding as of March 31, 2023, at a weighted-average exercise price of $1.46per share.
•	20,000,000 shares of common stock reserved for issuance of convertible debentures.

To the extent that stock options are exercised, or new stock options are issued under our equity incentive plans, there will be further dilution to investors purchasing common stock in this offering. In addition, we need to raise additional capital because of market conditions and strategic considerations. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Also, to the extent that we issue any common stock to vendors, lenders, litigants or potential litigants, the issuance of such securities could result in significant dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid dividends on our capital stock. We do not anticipate paying any dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors.

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Investors should not purchase our common stock with the expectation of receiving cash dividends.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 950,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share: consisting of 10,000 shares of Series A preferred, 800 shares of Series B preferred, 3,000,000 shares of Series C preferred, and 85,000 shares of Series D preferred with the balance reserved for potential future issuances. As of June 14, 2023, there were 33,036,333 shares of our common stock outstanding, which excludes the 2,400,000 Commitment Shares we are issuing to ABR pursuant to the Purchase Agreement. Of the authorized preferred stock, as of May 23, 2023, there are 10,000 shares of Series A issued and outstanding, 0 shares of Series B issued and outstanding, 0 shares of Series C issued and outstanding and 85,000 shares of Series D issued and outstanding. In addition, as of May 23, 2023, warrants to purchase 9,825,748 shares of our common stock were outstanding at a weighted average exercise price of $1.444 per share.

The following description of our capital stock and provisions of our amended and restated certificate of incorporation, amended and restated by-laws and certificate of designation are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation, amended and restated by-laws and certificates of designation, copies of which have been previously filed with the SEC.

Common Stock

Each holder of our common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. To be elected in an uncontested election for Board members, a director nominee must receive more votes “for” than “against” by shares present in person or by proxy and entitled to vote. In a contested election for Board members, the Board members are elected by a plurality of shares present in person or by proxy and entitled to vote.

Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the Company, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of our common stock will have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of the Company’s common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Preferred Stock

The Company’s board of directors is authorized, subject to limitations prescribed by the Nevada Revised Statutes (the “NRS”), and by the Company’s Articles, to issue up to 5 million shares of preferred stock in one or more series without further action by the holders of its common stock. The Company’s board of directors will have the discretion, subject to limitations prescribed by the NRS and by the Articles, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Series A Convertible Preferred Stock

The Series A, par value $0.00001 has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on any and all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the Company completes a qualified financing defined as a financing in which the Company receives gross proceeds of at least $10 million. If converted, each share of Series A converts into 50 shares of common stock. If redeemed the Company shall pay $100 per share of Series A.

Series B Convertible Preferred Stock

The Series B, par value $0.00001, has 800 shares authorized, and 0 issued and outstanding at December 31, 2022. The holders of the Series B are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series B are entitled to vote such number of shares as their Series B would be convertible into common stock plus 10% on an as if converted basis at the time of the vote. The Series B may convert into common stock. Each share of Series B will convert into such number of shares by multiplying 0.001 by the aggregate number of the Company’s common stock issued and outstanding at the time of conversion. The Series B is subject to automatically convert into common stock in the event of a qualified financing as defined above.

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Series C Convertible Preferred Stock

The Series C, par value $0.00001, has 3,000,000 shares authorized. There are 0 shares issued and outstanding at December 31, 2022. The holders of the Series C are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series C are entitled to vote such number of shares as their Series C would be convertible into common stock on an as if converted basis at the time of the vote. The Series C may convert into common stock based upon the product obtained by dividing the number of shares of Series C by the closing share price of the common stock on the date of conversion. The Series C is subject to automatically convert into common stock in the event of a qualified financing as defined above based upon the conversion formula in the previous sentence.

Series D Convertible Preferred Stock

The Series D, par value $0.00001, has 85,000 shares authorized. There were 85,000 shares outstanding at December 31, 2023 and have a stated value per share of one hundred dollars ($100) (the “Stated Value”). The Company is authorized to issue eighty-five thousand (85,000) shares of Series D Preferred, all of which were issued on the Closing Date to the Seller. The Series D Preferred shares entitle the holder to receive dividends equal to eight and one-half percent (8.50%) per annum of the Stated Value of the Series D Preferred shares, on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding. The monthly dividends shall be declared but not become due and payable and shall not be paid (but instead shall accrue) until the date that is three (3) months following the date on which the Debentures are fully repaid and /or converted into shares of Common Stock (such date the “Dividend and Conversion Restriction Release Date”). In addition, no asserted claims, losses or liabilities related to the Debentures to which the holders of the Debentures are entitled to indemnification or reimbursement can remain unresolved. The monthly dividends shall be fully paid in twelve equal monthly installments. On or after the Dividend and Conversion Restriction Release Date, the holder of the Series D Preferred shares can convert the Series D Preferred shares into shares of Common Stock. The number of shares of Common Stock will equal the product obtained by dividing the number of shares of Series D Preferred Stock being converted by the closing price per share of the Common Stock on the conversion date and multiplying that number by 100. The holders of the Series D Preferred shares shall have the same voting rights as the holders of the Common Stock and the shares of Series D Preferred shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the holder of Series D Preferred shares shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting. The Series D Preferred shares have a liquidation preference over all other Company securities other than the Debentures. In addition, the Company may, in its sole discretion, on or after one year anniversary of the Closing Date, subject to whether the Debentures are still outstanding, elect to redeem all or any portion of the Series D Preferred shares at a price per share equal to one hundred dollars up to an aggregate amount of eight million five hundred thousand dollars ($8,500,000) for all of the shares of Series D Preferred Stock.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred

Our articles of incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our Company.

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Amendments to our Articles of Incorporation and Bylaws

Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Co.

Listing

Our common stock is quoted on The Over-the-Counter Market (“OTCQB Market”) under the symbol “BLMS.”

THE ARENA TRANSACTION

General

On February 7, 2023, we entered into the Arena Purchase Agreement with Arena. Pursuant to the terms of the Arena Purchase Agreement, Arena has agreed to purchase from us up to $20,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Arena Purchase Agreement.  Such sales of common stock, if any, will be subject to certain limitations, and may occur from time to time at our sole discretion over the approximately 36-month period commencing on the date of the Arena Purchase Agreement, provided that this Registration Statement, of which this prospectus forms a part, and any other registration statement the Company may file from time to time, covering the resale by Arena of the shares of common stock purchased from us by Arena is declared effective by the SEC and remains effective, and the other conditions set forth in the Arena Purchase Agreement are satisfied.

On June 13, 2023, the Arena Purchase Agreement was amended and restated by us and ABR. The Arena Purchase Agreement was revised to state that the number of common shares beneficially owned by ABR, as a result of issuances and sales made under the Arena Purchase Agreement, will not exceed 4.99% of the then outstanding common shares without the prior written consent of both parties and that in no event shall such percentage ever exceed 9.99%. The revised Arena Purchase Agreement further increased the Commitment Fee Shares payable to ABR from 800,000 to 2,400,000 and included obligations to issue such Commitment Fee Shares and additional true-up Commitment Fee Shares to ABR promptly and from time to time as ABR’s beneficial ownership no longer exceeds such ownership limitations.

Pursuant to the terms of the Arena Purchase Agreement, we are required to issue 2,400,000 Commitment Shares to Arena as consideration for its commitment to purchase shares of our common stock under the Arena Purchase Agreement.

Arena has no right to require us to sell any shares of common stock to Arena, but Arena is obligated to make purchases at our direction subject to certain conditions. There is no upper limit on the price per share that Arena could be obligated to pay for the Common Stock under the Purchase Agreement.

Actual sales of shares of common stock to Arena from time to time will depend on a variety of factors, including, among others, market conditions, the trading price of common stock and determinations by us as to the appropriate sources of funding for us and our operations. The net proceeds that we may receive under the Arena Purchase Agreement, if any, cannot be determined at this time, since it will depend on the frequency and prices at which we sell shares of common stock to Arena, our ability to meet the conditions of the Arena Purchase Agreement and the other limitations, terms and conditions of the Arena Purchase Agreement and any impacts of the Exchange Cap, in the event that the Company becomes listed on a national exchange. The Company expects that any proceeds received by the Company from such sales to Arena, if any, will be used for working capital and general corporate purposes.

The Arena Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

The Arena Purchase Agreement also prohibits us from directing Arena to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Arena and its affiliates, would result in ABR and its affiliates exceeding the Exchange Cap, in the event that the Company becomes listed on a national exchange.

Purchase of Shares Under the Purchase Agreement

Under the Arena Purchase Agreement, we may, from time to time and at our sole discretion, direct ABR to purchase shares of our common stock in amounts up to the “Maximum Advance Amount” shall be calculated as follows: (a) if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Common Shares on the ten trading days immediately preceding an Advance Notice, or (ii) $20 million; and (b) if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to thirty percent (30%) of the average of the Daily Value Traded of the Common Shares on the ten trading days immediately preceding an Advance Notice, or (ii) $15 million. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Common Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market during regular trading hours.  The purchase price of the shares shall mean the price per Share obtained by multiplying the Market Price by 94%. If the total day’s VWAP price at the end of any given 1-hour interval has changed by +/- 6% versus the previous 1-hour interval, the Purchase Price will be 94% of Arena's sale execution for that day. The last 30 minutes of trading will count as the final “1-hour” interval. “Market Price” shall mean the simple average of the daily VWAP of the Common Shares during the Pricing Period.

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Termination

The Arena Purchase Agreement shall automatically terminate on the date that we sell, and ABR purchases the full aggregate amount of $20,000,000 of our common stock as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party.

If for any reason or for no reason, the full aggregate amount of $20,000,000 of our common stock has not been purchased as provided herein, the Arena Purchase Agreement shall automatically terminate on the 36-month anniversary of February 7, 2023, as defined in the Arena Purchase Agreement, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party. The sale by ABR of a significant amount of Common Shares registered in this offering at any given time could cause the market price of the Common Shares to decline and to be highly volatile.

We may, at any time in our sole discretion, terminate the Arena Purchase Agreement without fee, penalty or cost upon one business day notice.

Fees

As consideration for Arena’s irrevocable commitment to purchase shares of common stock upon the terms of and subject to satisfaction of the conditions set forth in the Arena Purchase Agreement, the Company has agreed to issue a total of $800,000 worth of shares of common stock (the “Commitment Fee Shares”) based on a price per share equal to the simple average daily VWAP of the common stock during the ten trading days immediately preceding the date on which the SEC declares the registration statement effective. Additionally, upon the execution of the Arena Purchase Agreement, we agreed to issue 2,400,000 shares of common stock to Arena (the “Estimated Commitment Fee Shares”), provided that (i) in the event the number of Commitment Fee Shares exceeds the number of Estimated Commitment Fee Shares the Company shall issue a number of shares of common stock equal to the difference between the Commitment Fee Shares and the Estimated Commitment Fee Shares and (ii) in the event the number of the issued Estimated Commitment Fee Shares exceeds the Commitment Fee Shares, Arena shall return such excess shares. The Commitment Fee Shares are covered by this prospectus.

Conditions to Delivery of Advance Notices

Our ability to deliver Advance Notices to Arena under the Arena Purchase Agreement is subject to the satisfaction of certain conditions, all of which are entirely outside of Arena’s control, including, among other things, the following:

•	The accuracy in all material respects of our representations and warranties included in the Arena Purchase Agreement;
•

the effectiveness of this registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include the Commitment Fee Shares and shares of common stock that may be issued and sold by us to Arena under the Arena Purchase Agreement);

•	the Company having obtained all required permits and qualifications for the offer and sale of all shares of common stock issuable pursuant to such Advance Notice;
•	no Material Outside Event (as defined in the Purchase Agreement) shall have occurred or be continuing;
•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;
•

the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits or directly, materially and adversely affects any of the transactions contemplated by the Arena Purchase Agreement;

•

trading in common stock shall not have been suspended by the SEC or the Principal Market (as defined in the Arena Purchase Agreement), we shall not have received any final and non-appealable notice that the listing or quotation of the common stock on the Principal Market shall be terminated and the issuance of the common stock will not violate the shareholder approval requirements of the Principal Market;

•	there shall be a sufficient number of authorized but unissued and otherwise unreserved common stock for the issuance of all the common stock issuable pursuant to such Advance Notice;
•	the representations contained in the applicable Advance Notice shall be true and correct in all material respects; and
•	the Pricing Period for all prior Advance Notices shall have been completed.

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No Short-Selling or Hedging by ABR

ABR has agreed that neither it nor any of its agents, representatives and affiliates shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of our common stock or (ii) hedging transaction, which establishes a net short position with respect to our common stock during any time prior to the termination of the Arena Purchase Agreement.

Limitations on Sales

Pursuant to the terms of the Arena Purchase Agreement, we will not sell to Arena shares of common stock in excess of the Exchange Cap, which is 19.99% of the outstanding Common Shares of the Company as of the date of the Arena Purchase Agreement, in the event that the Company becomes listed on a national exchange, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap.

The Arena Purchase Agreement also prohibits us, without prior written consent from Arena and us, from directing Arena to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Arena and its affiliates as a result of purchases under the Arena Purchase Agreement, would result in Arena and its affiliates having beneficial ownership of more than 4.99% of our then outstanding shares of common stock. It also prohibits us, in any event, from directing Arena to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Arena and its affiliates as a result of purchases under the Arena Purchase Agreement, would result in Arena and its affiliates having beneficial ownership of more than 9.99% of our then outstanding shares of common stock (the “Ownership Limitation”).

Prohibitions on Variable Rate Transactions

From February 7, 2023 until the earlier of (i) the date that Arena has purchased $15 million in Common Shares hereunder or (ii) six (6) months after any termination under the Arena Purchase Agreement, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with (i) the issuance of Common Shares issued pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer (an “ATM Agreement”), provided that the Company issues to Arena that number of Common Shares having an aggregate dollar value equal to $350,000 based on a per Common Share price equal to the simple average of the daily VWAP of the Common Shares during the ten (10) Trading Days immediately following the date upon which the Company executes any such ATM Agreement and (ii) additional equity lines of credit with other investors.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 20,000,000 shares registered in this offering for the ABR transaction which have been or may be issued or sold by us to ABR under the Arena Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36-months commencing on the date that the registration statement including this prospectus becomes effective. The sale by ABR of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to ABR, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to ABR all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Arena Purchase Agreement. If and when we do sell shares to ABR, after ABR has acquired the shares, ABR may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to ABR by us under the Arena Purchase Agreement, the resale by Arena of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of common stock to decline and to be highly volatile and may result in substantial dilution to the interests of other holders of our common stock.. Sales of the shares, if any, to Arena under the Arena Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Arena all, some or none of the shares that may be available for us to sell to Arena pursuant to the Arena Purchase Agreement. In addition, if we sell a substantial number of shares to ABR under the Arena Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with ABR may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to ABR and the Arena Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

If and when we do elect to sell the shares of common stock to Arena pursuant to the Arena Purchase Agreement, after Arena has acquired such shares, Arena may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares of common stock from Arena in this offering at different times will likely pay different prices for those shares of common stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of common stock they purchase from Arena in this offering as a result of future sales made by us to Arena at prices lower than the prices such investors paid for their shares in this offering.

Pursuant to the terms of the Arena Purchase Agreement, we have the right, but not the obligation, to direct ABR to purchase up to $20,000,000 of our common stock. Depending on the price per share at which we sell our common stock to ABR pursuant to the Arena Purchase Agreement, we may need to sell to ABR under the Arena Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $20,000,000 total commitment available to us under the Arena Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by ABR under this prospectus is dependent upon the number of shares we direct ABR to purchase under the Arena Purchase Agreement. Because the purchase price per share to be paid by Arena for the shares of common stock that we may elect to sell to the selling security holder under the Arena Purchase Agreement, if any, will fluctuate based on the market prices of common stock during the applicable Pricing Period for each Purchase made pursuant to the Arena Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of common stock that we will sell to Arena under the Arena Purchase Agreement, the actual purchase price per share to be paid by Arena for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

49

If it becomes necessary for us to issue and sell to Arena under the Arena Purchase Agreement more shares of common stock than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the $20.0 million commitment amount to Arena under the Arena Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by Arena of any such additional shares we wish to sell to Arena from time to time under the Purchase Agreement, and the SEC must declare such additional registration statements effective under the Securities Act before we may elect to sell any additional shares of common stock to Arena under the Arena Purchase Agreement. In addition, in the event that the Company becomes listed on a national exchange and if it becomes necessary for us to issue and sell to Arena under the Purchase Agreement an aggregate number of shares that would exceed the Exchange Cap, then before we could issue any shares of common stock in excess of the Exchange Cap, we would also need to obtain the requisite stockholder approval to issue any such shares of common stock in excess of the Exchange Cap under the Arena Purchase Agreement. The number of shares of common stock ultimately offered for sale by Arena is dependent upon the number of shares of common stock, if any, we ultimately sell to the selling security holder under the Arena Purchase Agreement.

The issuance of shares of common stock to the selling security holder pursuant to the Arena Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares of common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of common stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from ABR from our sale of shares to ABR under the Arena Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share(1)		Number of Registered Shares to be Issued if Full Purchase (3)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to ABR (4)	Proceeds from the Sale of Shares to ABR Under the $20M Purchase Agreement
$0.05		20,000,000	37.7	$1,000,000
$0.10	(2)	20,000,000	37.7	$2,000,000
$0.15		20,000,000	37.7	$3,000,000
$0.20		20,000,000	37.7	$4,000,000
$0.25		20,000,000	37.7	$5,000,000
$0.30		20,000,000	37.7	$6,000,000

_________________

(1)

For the avoidance of any doubt, this price would reflect the Purchase Price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Purchase Agreement.

(2)	The closing price of the Common Shares on the OTC as of June 9, 2023.

(3)

Although the Arena Purchase Agreement provides that we may sell up to $20,000,000 of our common stock to ABR, we are only registering 20,000,000 shares of our common stock that may be sold to ABR as purchase shares under the Arena Purchase Agreement (plus the 2,400,000 Commitment Shares we are registering hereunder), which may or may not cover all the shares we ultimately sell to ABR under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(4)

The denominator is based on 33,036,333 shares of the Common Shares outstanding as of June 14, 2023, adjusted to include the issuance of the number of Common Shares set forth in the adjacent column which we would have issued to ABR based on the applicable assumed purchase price per Purchase Share.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling security holders. The common stock may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be affected in one or more of the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the common stock once the Company is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions once the Company is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB; or
•	any combination of the foregoing.

50

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

ABR, due to the purchase agreement between the Company and ABR, as is described in this Prospectus, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

ABR has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. ABR has informed us that each such broker-dealer will receive commissions from ABR that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling security holder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor ABR can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between ABR or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling security holder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to ABR. We have agreed to indemnify ABR and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. ABR has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by ABR specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

ABR has represented to us that at no time prior to the Arena Purchase Agreement has ABR or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. ABR agreed that during the term of the Arena Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised ABR that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by ABR and the other selling security holders. Our common stock is quoted on The OTCQB Market under the symbol “BLMS”.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Smith Eilers PLLC, Wilmington, North Carolina.

EXPERTS

The consolidated financial statements of Bloomios, Inc., as of and for the years ended December 31, 2022 and December 31, 2021, have been audited by BF Borgers CPA PC, independent registered public accounting firm, to the extent and for the periods as set forth in their report thereon, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

51

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, NE, Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling (800) SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are required to file annual, quarterly and current reports and other information with the SEC under the Exchange Act. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference room and the web site of the SEC referred to above.

MARKET AND INDUSTRY DATA AND FORECASTS

Market data and certain industry data and forecasts included in this prospectus were obtained from internal company surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied upon industry publications as our primary sources for third-party industry data and forecasts. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on recently available data. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus. While we believe our internal business research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source. This prospectus may only be used for the purpose for which it has been published.

52

Index to Consolidated Financial Statements for the year ended December 31, 2022

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bloomios, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bloomios, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2019

Lakewood, CO

April 17, 2023

F-2

Bloomios, Inc.
Consolidated Balance Sheet

	December 31, 2022	December 31, 2021
Assets
Current Assets:
Cash	$-	$270,515
Accounts receivable - net	526,175	55,713
Inventory	1,772,108	512,203
Prepaid Expenses	28,500	-
Deposits	117,587	675,236
Total Current Assets	2,444,370	1,513,667

Property and Equipment - Net	1,526,703	1,862,310
Loan receivable	50,000	50,000
Right of use asset	57,327	214,198
Goodwill	21,865,198	300,000
Investment Infusionz	-	-
Other assets	67,290	67,290
Total Assets	$26,010,888	$4,007,465

Liabilities and Stockholders' (Deficit)
Current Liabilities:
Accounts payable	$2,342,046	$2,236,298
Accrued expenses	1,109,336	213,687
Accrued Expenses related party	163,556	23,337
Unearned revenue	436,887	239,561
Due to Upexi	504,058	-
Customer JV account liabilities	300,000	300,000
Lease liability current	57,327	114,675
Notes payable	531,000	831,000
Notes payable PPP	-	-
Notes payable - related party	91,500	91,500
Notes Payable - Convertibles Related Party	1,773,655	-
Notes payable - convertibles (net of debt discount)	19,872,470	1,277,433
Total Current Liabilities	27,181,835	5,327,491
Long-Term Debt:
Lease liability	-	99,523
Notes payable	150,000	150,000
Total Liabilities	27,331,835	5,577,014

Stockholders' (Deficit)
Preferred series A stock ($0.00001 par value; 10,000 shares authorized; 10,000 and 10,000 shares issued and outstanding at December 31, 2022 and December 31, 2021 respectively	0	0
Preferred series B stock ($0.00001 par value; 800 shares authorized; 0 and 800 shares issued and outstanding at December 31, 2022 and December 31, 2021 respectively	0	0
Preferred series C stock ($0.00001 par value; 3,000,000 shares authorized; 0 and 310,000 shares issued and outstanding at December 31, 2022 and December 31, 2021 respectively	-	3
Shares to be issued	3,853,649	61,500
Preferred series D stock ($0.00001 par value; 85,000 shares authorized; 85,000 and 0 shares issued and outstanding at December 31, 2022 and December 31, 2021 respectively	8,500,000	-
Common stock ($0.00001 par value; 945,000,000 shares authorized; 29,949,538 and 13,296,220 shares issued and outstanding at December 31, 2022 and December 31, 2021 respectively	284	144
Additional paid-in capital	6,434,677	4,704,193
Accumulated deficit	(20,109,557)	(6,335,389)
Total Stockholders' (Deficit)	(1,320,947)	(1,569,549)
Total Liabilities and Stockholders' Deficit	$26,010,888	$4,007,465

The accompanying notes are an integral part of these financial statements.

F-3

Bloomios, Inc.
Consolidated Statement of Operations
for the year ended December 31,

	2022	2021

Sales	$6,077,080	$8,491,651
Cost of Goods Sold	3,849,002	4,708,195
Gross Profit	2,228,078	3,783,456

General and Administrative expense	1,548,748	897,335
Salaries	1,799,119	1,576,544
Rent	528,570	422,527
Utilities	142,260	120,414
Professional fees	320,800	106,750
Consulting	997,824	721,862
Depreciation	439,043	381,169
Reserve for Bad Debt expense	60,879	80,000
Share based Expense	531,119	277,333
Total Expenses	6,368,362	4,583,934
Net Profit from Operations	(4,140,284)	(800,478)

Other Income / (Expenses)
Gain on Debt settlement	-	312,583
Loss on impairment of fixed assets	(1,268,743)	-
Other Income	-	84,628
Shares issued for inducement	(510,620)	(82,100)
Financing Fees	(6,888,643)	(1,273,507)
Interest Expense	(965,875)	(252,453)
Net Profit / (Loss) Before Income Taxes	(13,774,165)	(2,011,327)
Income Tax Expense	-	-
Net Profit / (Loss)	$(13,774,168)	$(2,011,327)

NET PROFIT / (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(1.04)	$(0.16)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	13,200,405	12,626,145

The accompanying notes are an integral part of these financial statements

F-4

Bloomios Inc.
Consolidated Statement of Stockholders Equity
December 31, 2022

	Common Stock .00001 Par		Preferred Stock .00001 Par		Shares to be	Additional Paid in	Accumulated	Stock holders' Deficit
Description	Shares	Amount	Shares	Amount	issued	Capital	Deficit	Totals
December 31, 2020	12,508,011	$125	$-	$-	$-	$3,059,920	$(4,324,061)	$(1,264,016)

Commitment Shares	116,667	12	-	-		388,489	-	388,501
Warrants issued			-	-		636,261	-	636,261
Preferred shares issued			10,800	0		0		-
Preferred shares issued for debt conversion			310,000	3		299,997	-	300,000
Shares issued for warrant conversion	37,456	4				(4)		-
Shares issued for inducement	40,000	4				42,196		42,200
Share based expense for stock options issued						277,333		277,333
Shares to be issued for inducement	-	-			61,500	-		61,500
Net Loss							(2,011,328)	(2,011,328)
December 31, 2021	12,702,134	144	320,800	3	61,500	4,704,193	(6,335,389)	(1,569,549)

Shares issued for inducement	244,086	9	-	-	-	510,611	-	510,620
Shares issued for inducement from to be issued	50,000	5	-	-	(61,500)	61,495	-	-
Warrants Issued	-	-	-	-	-	28,979	-	28,979
Shares issued for prepaid services	300,000	30	-	-	-	305,970	-	306,000
Vested Stok options	-	-	-	-	-	381,119	-	381,119
Warrants converted JSC	484,500	48			-	(48)		-
Warrants converted Leonite	171,433	17			-	(17)		-
Sunstone Capital Series C Conversion	125,506	13	(310,000)	(2)	-	(11)		-
Series B Conversion recorded to (to be issued)	-	-	(800)	(1)	1	-	-	-
Shares Issued for inducement	115,000	12				282,890		282,901
Shares Issued for inducement	58,000	6	-	-	-	159,497	-	159,503
Inducement shares for Q4 Financing					3,853,648			3,853,648
Investment in Infusionz				8,500,000				8,500,000
								-
Net loss	-	-	-	-	-	-	(13,774,168)	(13,774,168)
December 31, 2022	14,250,659	$284	10,000	$8,500,000	$3,853,649	$6,434,677	$(20,109,557)	$(1,320,947)

The accompanying notes are an integral part of these financial statements

F-5

Bloomios Inc.
Consolidated Statement of Cash flows
for the years ended December 31,

	2022	2021
Cash provided (used) from operating activities
Net Income (Loss)	$(13,774,165)	$(2,011,328)
Depreciation	439,043	381,169
Gain on debt settlement	-	(312,583)
Shares issued for inducement	510,620	1,128,462
Share based expense	531,119	277,333
Finance fees and debt discount	3,692,456	(46,712)
Change in accounts receivable	(470,462)	(19,439)
Change in inventory	(1,259,905)	(219,971)
Change in other assets	529,149	(2,779)
Change in Accounts Payable and Accrued Expenses	2,744,557	628,632
Change in Accrued Expenses - related party	534,555	9,102
Change in Unearned Revenue	197,326	89,595
Net cash provided (used) from operating activities	(6,325,707)	(98,519)

Cash used in investing activities
Investment in Infusionz	(9,500,000)	-
Purchase of Equipment	(24,230)	(798,299)
Net cash used in investing activities	(24,230)	(798,299)

Cash provided by financing activities
Proceeds from Notes Payable	13,688,257	1,623,109
Payment on notes payable	(7,873,835)	(498,681)
Proceeds from (payments to) Notes Payable related parties	265,000	(29,300)
Net cash provided by financing activities	6,079,422	1,095,128
Net Increase (Decrease) In Cash	(339,417)	198,310

Cash At Beginning of Period	270,515	72,205

Cash At End of Period	$-	$270,515

Supplemental Cashflow Information
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements

F-6

Bloomios Inc.

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

NOTE 1 - BUSINESS ACTIVITY

Bloomios, Inc. fka XLR Medical Corp. (the “Company”) was organized under the laws of the State of Nevada on February 2, 2001, under the name Relay Mines Limited—subsequently the name of the Company was changed to XLR Medical Corp. After the October 31, 2007, 10Q filing, the management of the Company abandoned the Company and it became a dormant company until 2018 when a new shareholder acquired stock to become the majority shareholder and owner of the Company. The Company’s fiscal year end is December 31st. On April 12, 2021, the Company amended its name from XLR Medical Corp to Bloomios, Inc., its fiscal year end from January 31 to December 31, authorized the designation of Series A, B and C Preferred Stock, and acquired CBD Brand Partners LLC (“CBDBP”).

Bloomios manufactures, markets and distributes U.S. hemp-derived supplements and cosmetic products through wholesale and retail distribution channels in the U.S. through its wholly- owned subsidiary Bloomios Private Label (“BPL”). BPL is an innovative leader in quality manufacturing, processing, sourcing and distributing of cannabidiol products to wholesalers and retailers. BPL provides support at each step from custom formulation, order fulfillment, and brand development. We offer one of the largest collections of customizable hemp-derived products that includes over 80 products across 10 categories in addition to custom formulation and manufacturing services. Our product categories include edibles, tinctures, oils, salves, capsules, balms, topicals, beverages and pet treats.

Bloomios is headquartered in Santa Barbara, California with its operations in Daytona Beach, Florida. Bloomios intends to grow by increasing production capacity and by an acquisition strategy that is currently in development. Currently, Bloomios is principally a business-to-business operation with plans to sell direct-to-consumers in the future.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $1,320,947 and a net loss of $13,774,165 for the year ended December 31, 2022. The Company also had an accumulated deficit of $20,109,557 as of December 31, 2022. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address the aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements; and 3) focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared on a consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

On April 12, 2021, the Company completed the acquisition CBDBP. Under the terms of the agreement, the Company issued 10,000 shares of its Series A Preferred Stock at $0.00001 per share (the par value) and 800 shares of its Series B Preferred Stock at $0.00001 per share (the par value), and no shares of the Series C Preferred Stock, to the owners of CBDBP as the purchase price.

The acquisition of CBD Brand Partners, LLC, by Bloomios, Inc. (formerly XLR Medical Corp) was treated as a capital transaction because Bloomios was a non-operating public shell company. Pursuant to ASC 805, the transaction does not meet the definition of a business. Therefore, we accounted for the transaction as a capital transaction and the shares issued for the transactions were valued at Par ($0.00001) and recorded to additional paid in capital, since the net assets of Bloomios, Inc. were negative (~$30,000).

F-7

The financial statements have been prepared on a consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly--owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank, at times we may exceed the FDIC limits. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2022, and December 31, 2021, we had a reserve for potentially un-collectable accounts of $50,000 and $80,000 respectively.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of December 31, 2022, and December 31, 2021, we had a reserve for potentially obsolete inventory of $200,000 and $150,000 respectively.

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

F-8

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”). Performance Obligations Satisfied Over Time

FASB ASC 606-10-25-27 through 25-29, 25-36 through 25-37, 55-5 through 55-10

An entity transfers control of a good or service over time and satisfies a performance obligation and recognizes revenue over time if one of the following criteria is met:

a)	The customer receives and consumes the benefits provided by the entity’s performance as the entity performs (as described in FASB ASC 606-10-55-5 through 55-6).

b)	The entity’s performance creates or enhances an asset (for example, work in process) that the customer controls as the asset is created or enhanced (as described in FASB ASC 606-10-55-7).

c)

The entity’s performance does not create an asset with an alternative use to the entity (see FASB ASC 606-10-25-28), and the entity has an enforceable right to payment for performance completed to date (as described in FASB ASC 606-10-25-29).

Performance obligations Satisfied at a Point in Time FASB ASC 606-10-25-30

If a performance obligation is not satisfied over time, the performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised asset and the entity satisfies a performance obligation, the entity should consider the guidance on control in FASB ASC 606-10-25-23 through 25-26. In addition, it should consider indicators of the transfer of control, which include, but are not limited to, the following:

a)	The entity has a present right to payment for the asset

b)	The customer has legal title to the asset

c)	The entity has transferred physical possession of the asset

d)	The customer has the significant risks and rewards of ownership of the asset

e)	The customer has accepted the asset

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company only applies the five- step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. In addition, a) the Company also does not have an alternative use for the asset if the customer were to cancel the contract, and b.) has a fully enforceable right to receive payment for work performed (i.e., customers are required to pay as various milestones and/or timeframes are met).

Also, from time to time we require deposits from our customers. As of December 31, 2022, and December 31, 2021, we had $436,887 and $239,561 of deferred revenue respectively.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, and advances from related parties. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

F-9

Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. On December 31, 2022, we had outstanding common shares of 14,250,659 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents for the years ended December 31, 2022, and 2021, were 14,250,659 and 12,626,145 respectively. As of December 31, 2022, we had convertible notes to potentially convert into approximately 1,327,778 of additional common shares and 1,300,932 common stock warrants convertible into an additional 1,300,932 common shares. Fully diluted weighted average common shares and equivalents for the years ended December 31, 2022, and 2021, were withheld from the calculation as they were considered anti-dilutive.

Research and Development

We had no amounts of research and development expense during the years ended December 31, 2022, and 2021.

Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share -Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation- Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option -pricing model that meets certain requirements. We use the Black-Scholes option- pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black -Scholes model meets the requirements of SFAS No. 123R; However, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black -Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk--free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share- based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. On October 18, 2021, the Company’s Board of Directors approved the Bloomios 2021 Incentive Stock Plan. The Company has awarded 3,650,000 of the total 5,500,000 options that are available under the plan. As a result, for the years ended December 31, 2022 and 2021 our share-based expense was $531,119 and $277,333 respectively.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2018, H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the year ended December 31, 2021, using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

F-10

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of December 31, 2022, we had a net operating loss carry-forward of approximately $(20,109,557), and a deferred tax asset of $4,223,007 using the statutory rate of 21%. The deferred tax asset may be recognized in future, periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(4,223,007). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. On December 31, 2021, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	December 31, 2022	December 31, 2021
Deferred Tax asset	$4,223,007	$1,330,432
Valuation Allowance	(4,223,007)	(1,330,432)
Deferred Tax Asset (Net	$-	$-

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, total liabilities or stockholders’ equity as previously reported.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses [codified as Accounting Standards Codification Topic (ASC) 326]. ASC 326 adds to US generally accepted accounting principles (US GAAP) the current expected credit loss (CECL) model, a measurement model based on expected losses rather than incurred losses. Under this new guidance, an entity recognizes its estimate of expected credit losses as an allowance, which the FASB believes will result in more timely recognition of such losses. This will become effective in January 2023 and the impact on the Company is under evaluation.

Update 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This was issued in August of 2020 and will become effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. We are in the process of evaluating the impact to the Company.

F-11

NOTE 4 - EQUITY

Capitalization

The Company is authorized to issue a total of 950,000,000 shares of capital stock, consisting of, 945,000,000 Common Stock and 5,000,000 Preferred Stock.

Common Stock

The Company is authorized to issue 945,000,000 shares of Common Stock at $0.00001 par value per share.

On November 30, 2018, the Company’s board of directors and custodian appointed, Bryan Glass as the Company’s President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On March 26, 2021, the Company issued 116,667 in commitment shares for the issuance of a convertible note. On April 21, 2021, the Company issued 37,456 of common stock for the conversion of 40,000 cashless warrants.

On July 9, 2021 we entered into a purchase agreement with Burdell Partners LLC, hereinafter (“BP”), pursuant to which BP has agreed to purchase from us up to an aggregate of $6,500,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also, on July 9, 2021, we entered into a registration rights agreement with BP, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to BP under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we were required to issue 50,000 shares of our common stock (which are yet to be issued) and 50,000 warrants to BP as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares and Commitment Warrants.

We do not have the right to commence any sales of our common stock to BP under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of BP’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct BP to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “VWAP Purchases” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to BP. The purchase price of the shares that may be sold to BP under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. BP may not assign or transfer its rights and obligations under the Purchase Agreement.

F-12

On August 23, 2021, the Company agreed to issue 20,000 shares of common stock pursuant to an amendment to a senior secured convertible promissory note. The shares we issued on November 1, 2021.

On November 1, 2021, the Company issued 20,000 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On October 18, 2021, the Company’s Board of Directors approved the Bloomios 2021 Incentive Stock Plan. The Company has awarded 3,650,000 of the total 4,000,000 options that are available under the plan. The plan was subsequently increased to 5,500,000.

On January 26, 2022, the Company’s S-1 Registration Statement was declared effective.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a service agreement.

On February 17, 2022, the Company issued 30,000 shares of common stock pursuant to an amendment to a secured convertible note.

On February 17, 2022, the Company issued 29,086 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On February 17, 2022, the Company issued 50,000 commitment shares of common stock pursuant to an equity line of credit agreement.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a Letter of Engagement. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.4, to Form 10-K filed on April 15, 2022 and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On February 18, 2022, the Company entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022, and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed on April 15, 2022 and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On February 24, 2022, the Company entered into a Securities Purchase Agreement with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $18,450, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $172,200. The Closing occurred on February 24, 2022, upon the Company receiving the purchase price of $153,750. The Company is required to make 10 monthly payments beginning April 15, 2022, of $19,286.40. The Note provides that the Investor may not convert any amount of the Note unless the Note is in default and if that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. Additionally, if the Note is in default there is a 150% penalty. The Note converts at a rate of 25% discount to the lowest trading price for the 10 trading days prior to any such conversion.

F-13

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Note, do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.2 and 10.1, respectively, to Form 10-K filed on April 15, 2022 and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a service agreement.

On February 17, 2022, the Company issued 30,000 shares of common stock pursuant to an amendment to a secured convertible note.

On February 17, 2022, the Company issued 29,086 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On February 17, 2022, the Company issued 50,000 commitment shares of common stock pursuant to an equity line of credit agreement.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a Letter of Engagement. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.4, to Form 10-K filed on April 15, 2022 and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On May 19, 2022, the Company issued 60,000 shares for inducement recorded at $1.90 per share for a total of $114,000.

On July 20, 2022, the Company issued 10,000 shares for inducement recorded at $2.01 per share for a total of $20,100.

On September 14, 2022, the Company issued 115,000 shares for inducement recorded at $2.75 per share for a total of $316,252.

Total issued and outstanding shares as of December 31, 2022, is 29,949,538.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred stock.

The Company has four (4) classes of Preferred Stock. Series A has 10,000 shares authorized, issued and outstanding. Series B has 800 shares authorized, 0 currently issued and outstanding. Series C has 3,000,000 authorized and 0 currently issued and outstanding. Series D has 85,000 shares authorized and 85,000 issued and outstanding as of December 31, 2022.

F-14

Series A Convertible Preferred Stock

The Series A, par value $0.00001 has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on any and all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the Company completes a qualified financing defined as a financing in which the Company receives gross proceeds of at least $10 million. If converted, each share of Series A converts into 50 shares of common stock. If redeemed the Company shall pay $100 per share of Series A.

Series B Convertible Preferred Stock

The Series B, par value $0.00001, has 800 shares authorized, and 0 issued and outstanding at December 31, 2022. The holders of the Series B are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series B are entitled to vote such number of shares as their Series B would be convertible into common stock plus 10% on an as if converted basis at the time of the vote. The Series B may convert into common stock. Each share of Series B will convert into such number of shares by multiplying 0.001 by the aggregate number of the Company’s common stock issued and outstanding at the time of conversion. The Series B is subject to automatically convert into common stock in the event of a qualified financing as defined above.

Series C Convertible Preferred Stock

The Series C, par value $0.00001, has 3,000,000 shares authorized. There are 0 shares issued and outstanding at December 31, 2022. The holders of the Series C are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series C are entitled to vote such number of shares as their Series C would be convertible into common stock on an as if converted basis at the time of the vote. The Series C may convert into common stock based upon the product obtained by dividing the number of shares of Series C by the closing share price of the common stock on the date of conversion. The Series C is subject to automatically convert into common stock in the event of a qualified financing as defined above based upon the conversion formula in the previous sentence.

Series D Convertible Preferred Stock

The Series D, par value $0.00001, has 85,000 shares authorized. There were 85,000 shares outstanding at December 31, 2023 and have a stated value per share of one hundred dollars ($100) (the “Stated Value”). The Company is authorized to issue eighty-five thousand (85,000) shares of Series D Preferred, all of which were issued on the Closing Date to the Seller. The Series D Preferred shares entitle the holder to receive dividends equal to eight and one-half percent (8.50%) per annum of the Stated Value of the Series D Preferred shares, on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding. The monthly dividends shall be declared but not become due and payable and shall not be paid (but instead shall accrue) until the date that is three (3) months following the date on which the Debentures are fully repaid and /or converted into shares of Common Stock (such date the “Dividend and Conversion Restriction Release Date”). In addition, no asserted claims, losses or liabilities related to the Debentures to which the holders of the Debentures are entitled to indemnification or reimbursement can remain unresolved. The monthly dividends shall be fully paid in twelve equal monthly installments. On or after the Dividend and Conversion Restriction Release Date, the holder of the Series D Preferred shares can convert the Series D Preferred shares into shares of Common Stock. The number of shares of Common Stock will equal the product obtained by dividing the number of shares of Series D Preferred Stock being converted by the closing price per share of the Common Stock on the conversion date and multiplying that number by 100. The holders of the Series D Preferred shares shall have the same voting rights as the holders of the Common Stock and the shares of Series D Preferred shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the holder of Series D Preferred shares shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting. The Series D Preferred shares have a liquidation preference over all other Company securities other than the Debentures. In addition, the Company may, in its sole discretion, on or after one year anniversary of the Closing Date, subject to whether the Debentures are still outstanding, elect to redeem all or any portion of the Series D Preferred shares at a price per share equal to one hundred dollars up to an aggregate amount of eight million five hundred thousand dollars ($8,500,000) for all of the shares of Series D Preferred Stock.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

F-15

NOTE 5 - MATERIAL EVENTS

On November 30, 2020, Mr. Bryan Glass, our President and a sole director of the Company, resigned from both positions as part of his departure from the Company. Mr. Glass served as the President, Secretary and Treasurer and a member of our Board since November 30, 2018. This resignation is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

On November 30, 2020, the board of directors appointed Mr. Michael Hill, as the sole director of the Company, and as interim Chief Executive Officer and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month during his interim service to the Company.

On March 25, 2021, XLR Medical Corp. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”), in the aggregate principal amount of up to $1,666,666.67 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $166,666.67, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $1,500,000. The initial tranche was paid upon closing in an amount of $700,000, resulting in a current face value of the Note of $777,777.78. As additional consideration for the first tranche funded upon closing, the Company issued to the Investor 116,667 shares of its common stock. Upon future tranches being funded under the Note, the Company shall issue to the Investor an amount of the Company’s restricted common stock equal to the purchase price of such future tranche or tranches divided by six. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form 8-K. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.50 per share for 50% of the Warrants, and $2.00 per share for 50% of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

F-16

As stated in our 8-K filing dated April 12, 2021, Bloomios (the “Company”), acquired CBDBP.

The foregoing summaries of the Purchase Agreement, the Note, the Warrants and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, to the Current Report on Form 8-K filed on April 2, 2021, which are incorporated herein by reference.

On November 30, 2020, the Company entered into a 6% secured convertible promissory note with a third-party in the amount of $203,000.00. Pursuant to the agreement, the Company issued the lender 350,000 5-year warrants with an exercise price of $1.00. On January 19, 2021, we issued the lender an additional 100,000 warrants on the same terms as the previous warrants, as a penalty pursuant to the agreement. Subsequently, on April 2, 2021, the Company and lender entered into a pay-off letter agreement in the amount of $252,875.00 and the Company paid the amount on April 6, 2021. The note has been paid in full.

On April 12, 2021, XLR Medical Corp (the “Company”), acquired CBDBP as a wholly-owned subsidiary. XLR issued 10,000 shares of its Series A Preferred Stock and 800 shares of its Series B Preferred Stock as the purchase price.

On April 16, 2021, we received notification from the U.S. Small Business Administration (“SBA”) that our Paycheck Protection Program Loan Forgiveness Application was approved, and our Paycheck Protection Program loan has been paid in full.

On April 19, 2021, the Company established a wholly owned subsidiary with the Florida Secretary of State, Bloomios Private Label, LLC, a Florida limited liability company.

On June 16, 2021, Mr. Michael Hill, our Chief Executive Officer, Chief Financial Officer and Director, resigned his position as Chief Financial Officer and appointed Mr. John Bennett. The reason for Mr. Hill’s resignation as Chief Financial Officer was solely to expand the management team. Mr. Hill will remain the Chief Executive Officer and a Director of the Company. The board of directors has agreed to compensate Mr. Hill at a rate of $25,000 per month pursuant to his employment agreement.

On June 16, 2021, the board of directors appointed Mr. Barrett Evans to the positions of President, Chief Strategy Officer and Director. The board of directors has agreed to compensate Mr. Evans at a rate of $25,000 per month pursuant to his employment agreement.

On June 16, 2021, the board of directors appointed Mr. John Bennett, as director and Chief Financial Officer of the Company. The board of directors has agreed to compensate Mr. Bennett at a rate of $12,500 per month pursuant to his employment agreement.

On July 9, 2021, we entered into a purchase agreement with Burdell Partners, LLC hereinafter (“BP”), pursuant to which BP has agreed to purchase from us up to an aggregate of $6,500,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also, on July 9, 021, we entered into a registration rights agreement with BP, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to BP under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we were required to issue 50,000 shares of our common stock (which are yet to be issued) and 50,000 warrants to BP as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares and Commitment Warrants.

F-17

We do not have the right to commence any sales of our common stock to BP under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of BP’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct BP to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “VWAP Purchases” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to BP. The purchase price of the shares that may be sold to BP under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. BP may not assign or transfer its rights and obligations under the Purchase Agreement.

On August 23, 2021, we issued 20,000 shares of common stock pursuant to an amendment to a senior secured convertible promissory note. The shares we issued on November 1, 2021.

On November 1, 2021, we issued 20,000 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On October 18, 2021, the Company’s Board of Directors approved the Bloomios 2021 Incentive Stock Plan. The Company has awarded 3,650,000 of the total 4,000,000 options that are available under the plan. The plan was subsequently increased to 5,500,000 options.

On January 26, 2022, the Company’s S-1 Registration Statement was declared effective.

On February 17, 2022, we issued 300,000 shares of common stock pursuant to a service agreement.

On February 17, 2022, we issued 30,000 shares of common stock pursuant to an amendment to a secured convertible note.

On February 17, 2022, we issued 29,086 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On February 17, 2022, we issued 50,000 commitment shares of common stock pursuant to an equity line of credit agreement.

On February 18, 2022, we entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022, and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed on April 15, 2022 and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On February 24, 2022, we entered into a Securities Purchase Agreement with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $18,450, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $172,200. The Closing occurred on February 24, 2022, upon the Company receiving the purchase price of $153,750. The Company is required to make 10 monthly payments beginning April 15, 2022, of $19,286.40. The Note provides that the Investor may not convert any amount of the Note unless the Note is in default and if that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. Additionally, if the Note is in default there is a 150% penalty. The Note converts at a rate of 25% discount to the lowest trading price for the 10 trading days prior to any such conversion.

F-18

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Note do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.2 and 10.1, respectively, to Form 10-K filed on April 15, 2022, which are incorporated herein by reference.

On March 31, 2022, we issued 39,285 five-year common stock warrants exercisable at $1.75 per share.

On March 31, 2022, we issued 30,555 five-year common stock warrants exercisable at $2.25 per share.

On March 31, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue of $12,500, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $137,500. The Closing occurred on March 31, 2022, upon the Company receiving the purchase price of $125,000. The maturity date of each tranche of the Note is nine months after the payment. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note converts at a fixed rate of $1.25 into common stock unless there is a default under the agreements. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

On May 2, 2022, the Company entered into an amendment to a senior secured convertible promissory note pursuant to which the Company agreed to issue 60,000 shares of common stock and increase the principal amount due under the note by $30,000.

On May 15, 2022, the Company established a wholly owned subsidiary with the Wyoming Secretary of State, Infused Confections LLC, a Wyoming limited liability company.

On May 19, 2022, we issued 60,000 shares for inducement recorded at $1.90 per share for a total of $114,000.

On July 20, 2022, we agreed to issue 10,000 shares as an inducement to enter into a note.

On August 1, 2022, we agreed to issue 115,000 shares as an inducement to amend a note.

On August 25, 2022, we agreed to issue 115,000 shares as an inducement to amend a note.

On September 13, 2022, we agreed to issue 58,000 shares for inducement to amend a note.

F-19

On October 26, 2022, Bloomios, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) by and among the Company, Upexi, Inc., (the “Seller”) and Infused Confections LLC (the “Buyer”). Reference is made to the Company’s Form 8-K filed with the Commission on October 31, 2022. The Buyer is a wholly-owned subsidiary of the Company. Pursuant to the MIPA, the Buyer purchased from the Seller all of the issued and outstanding limited liability company membership interests (the “LLC Interests”) of Infusionz LLC (“Infusionz”). Infusionz is in the business of developing, manufacturing, and marketing CBD products including, but not limited to, edibles, tinctures, topicals, capsules and pet products (the “Business”).

Pursuant to the MIPA, certain warrant holders of the Company entered into a warrant exchange agreement whereby they tendered 807,142 warrants for 691,655 shares of common stock.  Additionally, pursuant to and in connection with the MIPA, the 800 shares of Series B Preferred converted into 16,710,239 shares of common stock and 310,000 shares of Series C Preferred into 125,506 shares of common stock.

Seller also agreed to transfer certain equipment used in connection with operation of the Business and agreed to allow the Company to provide: (i) white label and private label manufacturing services to Seller’s customers and (ii) contracted services for certain brands of the Seller that were manufactured by the Seller ((i) and (ii) are referred to collectively herein as the “Assets”).

The closing of the purchase of the LLC Interests and the transfer of the Assets occurred on October 26, 2022 (the “Closing Date”).

The purchase price of the LLC Interests was twenty-three million five hundred thousand dollars ($23,500,000) which consisted of cash consideration of five million five hundred thousand dollars ($5,500,000) and non-cash consideration of eighteen million dollars ($18,000,000).

As further described below under the heading “Senior Secured Convertible Debenture Offering,” on October 26, 2022, the Company completed an offering of 15.0% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”).

As further described under Item 5.03 of the Current Report on Form 8-K filed on October 31, 2022 and amended on January 5, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “COD”) with the Secretary of State of the State of Nevada. The Company, pursuant to the COD, is able to issue shares of Series D Convertible Preferred Stock (the “Series D Preferred”).

The non-cash consideration consisted of the issuance by the Company to the Seller of: (i) a Debenture having a subscription amount of four million five hundred thousand dollars ($4,500,000) (which, for purposes of clarity, as a result of the original issue discount, has an original principal amount of five million two hundred ninety-four thousand one hundred seventeen dollars and sixty cents ($5,294,117.60)); (ii) a convertible secured subordinated promissory note (the “Note”) in the principal amount of five million dollars ($5,000,000), which will mature and be payable on the 24 month anniversary of the Closing Date; and (iii) eighty-five thousand (85,000) shares of Series D Preferred with a stated value per share of one hundred dollars ($100) for a total value of eight million five hundred thousand dollars ($8,500,000).

To the extent that the working capital of Infusionz on the Closing Date is respectively greater than or less than one million two hundred seventy-five thousand dollars ($1,275,000) the purchase price will be increased or decreased on a dollar-for-dollar basis. Within sixty (60) days of the Closing Date, the Seller shall prepare and deliver to Buyer a written statement setting forth in reasonable detail its determination of the revenue of Infusionz for the year ended June 30, 2022 and the working capital of Infusionz on the Closing Date and its calculation of the applicable adjustment to the purchase price, if any.

The foregoing summary of the MIPA contains only a brief description of the material terms of the MIPA and such description is qualified in its entirety by reference to the full text of the MIPA.

The MIPA contains representations, warranties and covenants that the respective parties made to each other as of the date of the MIPA or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the MIPA are also modified in important part by the underlying disclosure schedules which are not filed publicly, and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

F-20

In connection with the MIPA, the Company entered into: (i) employment agreements to employ the Chief Operating Officer and Chief Manufacturing Officer of Infusionz and (ii) a registration rights agreement to register the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) underlying the Series D Preferred shares held by the Seller following the Common Stock being listed on a national securities exchange (the “Uplisting”) with the initial registration statement to register the shares of Common Stock due to be filed with the Securities and Exchange Commission (the “Commission”) prior to the one year anniversary of the Closing Date.

In addition, the Company entered into a Transition Services Agreement with the Seller whereby the Seller will provide to the Company: (i) access to the Seller’s facilities used in connection with the Business (at an estimated cost of $100,000 per month); (ii) finance services; and (iii) Human Resource assistance. This assistance includes allowing operational and other employees to work for the Company (at an estimated cost of $135,000 per month). The access to the facilities and the Human Resource assistance will be provided for four (4) months.

The foregoing summary of the Transition Services Agreement contains only a brief description of the material terms of the Transition Services Agreement and such description is qualified in its entirety by reference to the full text of the Transition Services Agreement.

Senior Secured Convertible Debenture Offering

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $13,893,059 (including a 15% original issue discount). The Debentures were issued to eleven (11) holders, six (6) of whom invested $6.25 million with the balance of the principal amount consisting of the issuance of the Debenture to the Seller and the issuances of Debentures to four (4) lenders to refinance previous loans. The cash proceeds of the Debenture Offering were used to finance the cash consideration paid to the Seller pursuant to the MIPA along with the cash repayment of previous loans.

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures entered into on October 26, 2022. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, dated as of October 26, 2022, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

F-21

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 8,531,004 Warrants were issued on the Closing Date.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,216,080 shares of Common Stock were issued on the Closing Date.

Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”,) and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants.

Convertible Secured Subordinated Promissory Note

In connection with the closing of the purchase of the LLC Interests and the transfer of the Assets, the Company issued the Note to the Seller in the amount of $5,000,000.00. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Noe an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

The foregoing summary of the Note and the Pledge and Security Agreement contains only a brief description of the material terms of the Note and the Pledge and Security Agreement and such description is qualified in its entirety by reference to the full text of each of the Note and the Pledge and Security Agreement.

F-22

Although the Company filed the COD with the Secretary of State of the State of Nevada on October 25, 2022, it became effective upon the signing of the MIPA on October 26, 2022. The Series D Preferred has a stated value per share of one hundred dollars ($100) (the “Stated Value”). The Company is authorized to issue eighty-five thousand (85,000) shares of Series D Preferred, all of which were issued on the Closing Date to the Seller.

The Series D Preferred shares entitle the holder to receive dividends equal to eight and one-half percent (8.50%) per annum of the Stated Value of the Series D Preferred shares, on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding.

The monthly dividends shall be declared but not become due and payable and shall not be paid (but instead shall accrue) until the date that is three (3) months following the date on which the Debentures are fully repaid and /or converted into shares of Common Stock (such date the “Dividend and Conversion Restriction Release Date”). In addition, no asserted claims, losses or liabilities related to the Debentures to which the holders of the Debentures are entitled to indemnification or reimbursement can remain unresolved. The monthly dividends shall be fully paid in twelve equal monthly installments.

On or after the Dividend and Conversion Restriction Release Date, the holder of the Series D Preferred shares can convert the Series D Preferred shares into shares of Common Stock. The number of shares of Common Stock will equal the product obtained by dividing the number of shares of Series D Preferred Stock being converted by the closing price per share of the Common Stock on the conversion date and multiplying that number by 100.

The holders of the Series D Preferred shares shall have the same voting rights as the holders of the Common Stock and the shares of Series D Preferred shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the holder of Series D Preferred shares shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting.

The Series D Preferred shares have a liquidation preference over all other Company securities other than the Debentures. In addition, the Company may, in its sole discretion, on or after one year anniversary of the Closing Date, subject to whether the Debentures are still outstanding, elect to redeem all or any portion of the Series D Preferred shares at a price per share equal to one hundred dollars up to an aggregate amount of eight million five hundred thousand dollars ($8,500,000) for all of the shares of Series D Preferred Stock.

The foregoing summary of the COD contains only a brief description of the material terms of the COD and such description is qualified in its entirety by reference to the full text of the COD.

In accordance with ASC 855, the Company has analyzed its operations subsequent to September 30, 2022, through the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-23

NOTE 6 - NOTES PAYABLE RELATED PARTY

On June 8, 2020, the Company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 8, 2020. The balance due is $0.

On February 19, 2019, the Company entered into a promissory note with a related party in the amount of $17,000, with an interest due at the rates of 8% per annum and a due date of February 19, 2020.

On June 30, 2019, the Company entered into a promissory note with a related party in the amount of $14,500, with an interest due at the rates of 8% per annum and a due date of March 30, 2020.

On June 11, 2020, the Company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 11, 2020. The balance due is $0.

On February 29, 2020, the Company entered into a promissory note with a related party in the amount of $60,000, with an interest due at the rates of 8% per annum and a due date of February 29, 2021.

On June 30, 2019, the Company entered into a promissory note with a related party in the amount of $9,300, with an interest due at the rates of 8% per annum and a due date of June 30, 2020. On April 7, 2021, this note was paid in full.

On February 18, 2022, the Company entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022, and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed on April 15, 2022, and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On December 28, 2021, the Company entered into a promissory note with a related party in the amount of $150,000, with an interest rate of 12% per annum and a due date of December 28, 2022.

On August 1, 2022, the Company entered into a promissory note with a related party in the amount of $75,000 and subsequently amended the promissory note on August 5, 2022, to increase the amount of the promissory note to $115,000. The promissory note is due upon demand but upon no event later than July 31, 2024, and accrues interest at a rate of 12%.

NOTE 7 - NOTES PAYABLE

On February 29, 2020, the Company entered into a promissory note in the amount of $531,000, with an interest due at the rates of 9.9% per annum and a due date of January 1, 2021.

On May 5, 2020, the Company entered into a promissory note under the Payroll Protection Program in the amount of $310,000, with an interest due at the rates of 1% per annum and a due date of August 15, 2022. On April 16, 2021, this loan has been forgiven in full.

On July 8, 2020, the company entered into an SBA promissory note in the amount of $150,000, with an interest due at the rates of 3.75% per annum and and installment payments of $731 per month to begin in January 2023.

On July 27, 2020, the Company entered into a promissory note with a third-party in the amount of $300,000, with an interest due at the rates of 9% per annum and a due date of August 15, 2022.

On January 5, 2021, the company entered into a promissory note in the amount of $20,331 with an interest rate of 8% per annum and a due date of April 5, 2021. On April 5, 2021, this note was paid in full.

On March 25, 2021, the Company entered into a 11% secured convertible promissory note with a third-party with a total commitment of $1,666,667 and the first tranche advanced on that date of $777,778. Pursuant to the agreement, the Company issued the lender 116,667 shares of common stock, 116,667 5-year warrants with an exercise price of $1.50 and 116,667 5-year warrants with an exercise price of $2.00. The note had an original issue discount of $77,778. The balance due on this note is $0.

On November 30, 2020, the Company entered into a 6% secured convertible promissory note with a third-party in the amount of $203,000.00. Pursuant to the agreement, the Company issued the lender 350,000 5-year warrants with an exercise price of $1.00. On January 19, 2021, we issued the lender an additional 100,000 warrants on the same terms as the previous warrants, as a penalty pursuant to the agreement. Subsequently, on April 2, 2021, the Company and lender entered into a pay-off letter agreement in the amount of $ 252,875.00 and the Company paid the amount on April 6, 2021. The balance due on this note is $0.

F-24

On July 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”) with first priority over all current and future indebtedness of the Company and any subsidiaries, whether such subsidiaries exist on the issue date or are created or acquired thereafter, excluding the note between the Company and Leonite Capital LLC., in the aggregate principal amount of up to $1,100,000 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $100,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $ 1,000,000. The initial tranche was paid upon closing in an amount of $500,000, resulting in a current face value of the Note of $550,000. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form S-1. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement. The balance due on this note is $0.

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full ratchet anti-dilution protection provisions, and have an exercise price of $1.75 per share for 142,857 of the Warrants, and $ 2.25 per share for 111,111 of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, Purchase Warrant, Registration Rights, Securities Purchase Agreement, Secured Promissory Note, the Warrants and the Pledge and Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed with the Securities and Exchange Commission on July 14, 2021, as exhibits to the Company’s S-1 Registration Statement as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12, respectively.

On November 30, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $25,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $275,000. The Closing occurred on December 3, 2021, upon the Company receiving the purchase price of $250,000. The maturity date of each tranche of the Note is nine months after the payment. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note converts at a fixed rate of $1.08 into common stock unless there is a default under the agreements.

F-25

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

On December 29, 2021, the Company entered into a promissory note with a related party in the amount of $150,000, with an interest due at the rates of 12% per annum and is due upon demand. The foregoing summary of the promissory note does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.1, to Form 10-K filed on April 15, 2022, which is incorporated herein by reference.

On February 18, 2022, we entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022, and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed on April 15, 2022, which are incorporated herein by reference.

On February 24, 2022, the Company entered into a Securities Purchase Agreement with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $18,450, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $172,200. The Closing occurred on February 24, 2022, upon the Company receiving the purchase price of $153,750. The Company is required to make 10 monthly payments beginning April 15, 2022, of $19,286.40. The Note provides that the Investor may not convert any amount of the Note unless the Note is in default and if that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. Additionally, if the Note is in default there is a 150% penalty. The Note converts at a rate of 25% discount to the lowest trading price for the 10 trading days prior to any such conversion.

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Note do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.2 and 10.1, respectively, to Form 10-K filed on April 15, 2022 and amended on Form 10-K/A on November 14, 2022, which are incorporated herein by reference.

On March 31, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue of $12,500, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $137,500. The Closing occurred on March 31, 2022, upon the Company receiving the purchase price of $125,000. The maturity date of each tranche of the Note is nine months after the payment. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note converts at a fixed rate of $1.25 into common stock unless there is a default under the agreements. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

F-26

On May 2, 2022, the Company entered into an amendment to a senior secured convertible promissory note pursuant to which the Company agreed to issue 60,000 shares of common stock and increase the principal amount due under the note by $30,000.

On June 21, 2022, the Company entered into a promissory note with a third-party in the amount of $100,000 with a fixed interest of $25,000 for a total amount due of $125,000 and a due date of 7/21/2022.

Senior Secured Convertible Debenture Offering

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $15,367,966 (including a 15% original issue discount).

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 8,935,664 Warrants were issued on the Closing Date.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,922,849 shares of Common Stock were issued.

F-27

Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”,) and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants.

Convertible Secured Subordinated Promissory Note

In connection with the closing of the purchase of the LLC Interests and the transfer of the Assets, the Company issued the Note to the Seller in the amount of $5,000,000.00. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Noe an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, dated as of October 26, 2022, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

The foregoing summary of the Note and the Pledge and Security Agreement contains only a brief description of the material terms of the Note and the Pledge and Security Agreement and such description is qualified in its entirety by reference to the full text of each of the Note and the Pledge and Security Agreement

NOTE 8 – WARRANTS

On November 30, 2020, we issued 350,000 five-year common stock warrants exercisable at $1.00 per share.

On November 30, 2020, we issued 40,000 five-year common stock warrants exercisable at $0.264 per share.

On January 19, 2021, we issued 100,000 five-year common stock warrants exercisable at $1.00 per share.

On March 22, 2021, we issued 116,667 five-year common stock warrants exercisable at $1.50 per share.

On March 22, 2021, we issued 116,667 five-year common stock warrants exercisable at $2.00 per share.

On March 26, 2021, we issued 16,971 five-year common stock warrants exercisable at $3.30 per share.

On April 21, 2021, the Company issued 37,456 of common stock for the conversion of 40,000 cashless warrants.

On July 9, 2021, we issued 50,000 five-year common stock warrants exercisable at $2.00 per share.

On July 11, 2021, we issued 142,857 five-year common stock warrants exercisable at $1.75 per share.

On July 11, 2021, we issued 111,111 five-year common stock warrants exercisable at $2.00 per share.

F-28

On July 12, 2021, we issued 6,494 five-year common stock warrants exercisable at $1.925 per share.

On July 12, 2021, we issued 5,051 five-year common stock warrants exercisable at $2.475 per share.

On July 12, 2021, we issued 3,247 five-year common stock warrants exercisable at $1.925 per share.

On July 12, 2021, we issued 2,525 five-year common stock warrants exercisable at $2.475 per share.

On July 12, 2021, we issued 3,247 five-year common stock warrants exercisable at $1.925 per share.

On July 12, 2021, we issued 2,526 five-year common stock warrants exercisable at $2.475 per share.

On November 30, 2021, we issued 250,000 five-year common stock warrants exercisable at $1.08 per share.

On November 30, 2021, we issued 23,570 five-year common stock warrants exercisable at $1.188 per share.

On March 1, 2022, we issued 11,097 five-year common stock warrants exercisable at $1.12 per share.

On March 31, 2022, we issued 39,285 five-year common stock warrants exercisable at $1.75 per share.

On March 31, 2022, we issued 30,555 five-year common stock warrants exercisable at $2.25 per share.

On March 31, 2022, we issued 4,286 five-year common stock warrants exercisable at $1.75 per share.

On October 26, 2022, we issued 8,935,664 five-year common warrants initially exercisable at $1.85 per share.

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2020	390,000	$0.920	390,000	0.920
Additions	950,932	1.65	950,932	1.65

Converted	(40,000)	0.260		0.260
Expired	-	-	-

Outstanding December 31, 2021	1,300,932	$1.43	1,300,932	1.43
Additions	85,223	1.85	85,223	1.85

Converted	-	-		-
Expired	-	-	-

Outstanding 9-30-2022	1,386,155	$1.46	1,386,155	1.46
Additions	8,935,664	1.85	8,935,664	1.85

Converted	(737,302)	-		-
Expired	-	-	-

Outstanding December 31, 2022	9,584,517	$1.46	9,584,517	1.46

F-29

NOTE 9 – SUBSEQUENT EVENTS

On January 4, 2023, the Company entered into a Promissory Note with 1800 Diagonal Lending for $195,000 and has a 12% interest rate and is due January 4, 2024.

On January 13, 2023, the Company entered into a Finder’s Fee Agreement with Spartan Capital Securities and agreed to issue 75,000 shares of common stock.

On January 18, 2023, the Company entered into a $300,000 promissory note with Walleye Opportunities Master Fund Ltd. The promissory note has a 10% OID and the principal and interest are due July 18, 2023.

On January 19, 2023, the Company entered into an investor relations consulting agreement with Hayden IR. The Company pays $5,000 per month and has issued 50,000 shares of common stock under this agreement.

On February 7, 2023, the Company entered into a Purchase Agreement for up to $20,000,000 with Arena Business Results, LLC which was amended on June 13, 2023. The Company is obligated to issue Commitment Fee Shares equal to the aggregate dollar amount of $800,000.

On May 2, 2023, the Company entered into a Settlement Agreement with ACH Capital West LLC.

On May 4, 2023, the Company entered into a Promissory Note with a third-party investor in the amount of $196,000 and is due twelve months from the issue date. The Promissory Note has a 15% OID and the Company is obligated to issue 105,539 in commitment shares and 241,231 warrants at $0.8125 exercise price.

In accordance with ASC 855, the Company has analyzed its operations subsequent to December 31, 2022, through the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-30

INDEX TO FINANCIAL STATEMENTS

For the three months ended March 31, 2023

F-31

Bloomios, Inc.
Consolidated Balance Sheet

	March 31, 2023	December 31, 2022
Assets
Current Assets:
Cash	$-	$-
Accounts receivable - net	561,400	526,175
Inventory	1,761,516	1,772,108
Prepaid Expenses	-	28,500
Deposits	73,198	117,587
Total Current Assets	2,396,114	2,444,370

Property and Equipment - Net	1,485,957	1,526,703
Loan receivable	50,000	50,000
Right of use asset	630,858	57,327
Goodwill	21,865,198	21,865,198
Investment Infusionz	-	-
Other assets	73,169	67,290
Total Assets	$26,501,296	$26,010,888

Liabilities and Stockholders' (Deficit)
Current Liabilities:
Accounts payable	$2,769,712	$2,342,046
Accrued expenses	1,108,661	1,109,336
Accrued Expenses related party	835,662	163,556
Unearned revenue	329,661	436,887
Due to Upexi	1,334,780	504,058
Customer JV account liabilities	300,000	300,000
Lease liability current	358,812	57,327
Notes payable	531,000	531,000
Notes payable PPP	-	-
Notes payable - related party	91,500	91,500
Notes Payable - Convertibles Related Party	1,909,599	1,773,655
Notes payable - convertibles (net of debt discount)	20,346,169	19,872,470
Total Current Liabilities	29,915,556	27,181,835
Long-Term Debt:
Lease liability	272,046	-
Notes payable	149,269	150,000
Total Liabilities	30,336,871	27,331,835

Stockholders' (Deficit)
Preferred series A stock ($0.00001 par value; 10,000 shares authorized; 10,000 and 10,000 shares issued and outstanding at March 31, 2023 and December 31, 2022 respectively	0	0
Preferred series B stock ($0.00001 par value; 800 shares authorized; 0 and 800 shares issued and outstanding at March 31, 2023 and December 31, 2022 respectively	0	0
Preferred series C stock ($0.00001 par value; 3,000,000 shares authorized; 0 and 310,000 shares issued and outstanding at March 31, 2023 and December 31, 2022 respectively	-	-
Shares to be issued	24,717	3,853,649
Preferred series D stock ($0.00001 par value; 85,000 shares authorized; 85,000 and 85,000 shares issued and outstanding at March 31, 2023 and December 31, 2022 respectively	8,500,000	8,500,000
Common stock ($0.00001 par value; 945,000,000 shares authorized; 29,949,538 and 29,949,538 shares issued and outstanding at March 31, 2023 and December 31, 2022 respectively	441	284
Additional paid-in capital	10,483,670	6,434,677
Accumulated deficit	(22,844,403)	(20,109,557)
Total Stockholders' (Deficit)	(3,835,575)	(1,320,947)
Total Liabilities and Stockholders' Deficit	$26,501,296	$26,010,888

The accompanying notes are an integral part of these financial statements.

F-32

Bloomios, Inc.
Consolidated Statement of Operations
for the three months ended March 31,

	2023	2022

Sales	$2,754,899	$1,494,390
Cost of Goods Sold	2,079,595	854,283
Gross Profit	675,304	640,107

General and Administrative expense	506,677	356,977
Salaries	734,995	601,430
Rent	294,519	101,883
Utilities	34,745	27,123
Professional fees	15,407	64,164
Consulting	456,774	237,948
Depreciation	42,043	95,174
Reserve for Bad Debt expense	-	-
Share based Expense	248,718	95,467
Total Expenses	2,333,878	1,580,166
Net Profit from Operations	(1,658,574)	(940,059)

Other Income / (Expenses)
Shares issued for inducement	-	(82,100)
Financing Fees	-	(47,371)
Interest Expense	(1,076,272)	(186,203)
Net Profit / (Loss) Before Income Taxes	(2,734,846)	(1,255,733)
Income Tax Expense	-	-
Net Profit / (Loss)	$(2,734,846)	$(1,255,733)

NET PROFIT / (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.11)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	25,414,306	12,849,729

The accompanying notes are an integral part of these financial statements.

F-33

Bloomios Inc.
Consolidated Statement of Stockholders Equity
March 31, 2023

	Common Stock .00001 Par		Preferred Stock .00001 Par		Shares to be	Additional Paid in	Accumulated	Stock holders' Deficit
Description	Shares	Amount	Shares	Amount	issued	Capital	Deficit	Totals
Balance, December 31, 2021	12,702,134	144	320,800	3	61,500	4,704,193	(6,335,389)	(1,569,549)

Shares issued for inducement	244,086	9	-	-	-	510,611	-	510,620
Shares issued for inducement from to be issued	50,000	5	-	-	(61,500)	61,495	-	-
Warrants Issued	-	-	-	-	-	28,979	-	28,979
Shares issued for prepaid services	300,000	30	-	-	-	305,970	-	306,000
Vested Stok options	-	-	-	-	-	381,119	-	381,119
Warrants converted JSC	484,500	48	-	-	-	(48)	-	-
Warrants converted Leonite	171,433	17	-	-	-	(17)	-	-
Sunstone Capital Series C Conversion	125,506	13	(310,000)	(2)	-	(11)	-	-
Series B Conversion recorded to (to be issued)	-	-	(800)	(1)	1	-	-	-
Shares Issued for inducement	115,000	12	-	-	-	282,890	-	282,901
Shares Issued for inducement	58,000	6	-	-	-	159,497	-	159,503
Inducement shares for Q4 Financing	-	-	-	-	3,853,648	-	-	3,853,648
Investment in Infusionz	-	-	-	8,500,000	-			8,500,000
								-
Net loss	-	-	-	-	-	-	(13,774,168)	(13,774,168)
Balance, December 31, 2022	14,250,659	284	10,000	8,500,000	3,853,649	6,434,677	(20,109,557)	(1,320,947)

Vested Stock options	-	-	-	-	-	95,218	-	95,218
Shares issued for inducement from to be issued	2,922,849	29	-	-	(3,828,931)	3,828,902	-	-
Shares Issued for Services	125,000	1	-	-	-	124,999	-	125,000
Shares issued for Preferred stock conversion	12,651,030	127		-	(1)	(126)	-	(0)
	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	(2,734,846)	(2,734,846)
Balance, March 31, 2023	29,949,538	441	10,000	8,500,000	24,717	10,483,670	(22,844,403)	(3,835,575)

The accompanying notes are an integral part of these financial statements.

F-34

Bloomios Inc.
Consolidated Statement of Cashflows
for the three months ended March 31,

	2023	2022
Cash provided (used) from operating activities
Net Income (Loss)	$(2,734,846)	$(1,255,734)
Depreciation	42,043	95,174
Shares issued for inducement	-	140,247
Share based expense	248,718	95,467
Finance fees and debt Discount	581,454	231,671
Change in accounts receivable	(35,225)	(17,962)
Change in inventory	10,592	98,720
Change in other assets	72,889	-
Change in Accounts Payable and Accrued Expenses	1,257,713	174,502
Change in Accrued Expenses - related party	135,944	26,942
Change in Unearned Revenue	(107,226)	85,776
Net cash provided (used) from operating activities	(527,944)	(325,197)

Cash used in investing activities
Investment in Infusionz	-	-
Purchase of Equipment	-	(24,230)
Net cash used in investing activities	-	(24,230)

Cash provided by financing activities
Proceeds from Notes Payable	412,000	309,700
Payment on notes payable	(20,000)	(132,880)
Proceeds from (payments to) Notes Payable related parties	135,944	150,000
Net cash provided by financing activities	527,944	326,820
Net Increase (Decrease) In Cash	-	(22,607)

Cash At Beginning of Period	-	270,515

Cash At End of Period	$-	$247,908

Supplemental Cashflow Information
Interest Paid	$-	$-
Taxes Paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-35

Bloomios, Inc.

Notes to the Consolidated financial statements

March 31, 2023

NOTE 1 - BUSINESS ACTIVITY

Bloomios manufactures, markets and distributes U.S. hemp-derived supplements and cosmetic products through wholesale distribution channels in the United States of America, through its wholly-owned subsidiary Bloomios Private Label (“BPL”). BPL provides innovative and quality manufacturing, processing, sourcing and distribution of hemp-derived, nootropic and nutraceutical products to wholesalers and retailers. BPL provides support at each step from custom formulation, order fulfillment, and brand development. We offer our private-label and white-label customers large collections of customizable hemp products that include over 80 products across 10 categories in addition to custom formulation and manufacturing services. Our product categories include edibles, tinctures, oils, salves, capsules, balms, topicals, beverages and pet treats.

Our Company manufactures hemp infused products ranging from human edibles, pet edibles, liquid consumables such as tinctures and shots, and topicals. Each of these products are infused with hemp extract. Our human edibles are either tumbled with hemp extracts that stick to the surface of the edibles or made from scratch with hemp extract being cooked into gelatin or pectin bases and extruded into molds to shape them. Our liquid consumables are infused by mixing food grade bases (Such as hemp seed, MCT oil, or water) with food grade flavoring and hemp extract. Our topicals are infused by mixing topical cream bases with hemp extract. Our smokable hemp contains no more than 0.3% of Tetrahydrocannabinol (THC) by dry weight basis and is rolled into hemp paper with a filter. We conduct third-party testing and test all of our products in-house utilizing High-Performance Liquid Chromatography (“HPLC”) to ensure that no final product contains more than 0.3% of total THC. All products are marketed as products infused with hemp extract with no more than 0.3% of THC on a dry weight basis.

The products are not currently marketed to consumers and are currently only sold to wholesalers. The Company attends trade shows for manufacturers and wholesalers to market our products. All products are labeled in accordance with applicable laws and regulations. Further, the Company maintains its own in-house testing lab in which it tracks and tests all batches of products, which it provides to its clients. The Company believes that its testing process meets or exceeds industry standards.

Bloomios is headquartered in Santa Barbara, California with its operations in Daytona Beach, Florida. Bloomios intends to grow by increasing production capacity and by an acquisition strategy that is currently in development. Currently, Bloomios is principally a business-to-business operation.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $3,838,575 and a net loss of $2,734,846 for the three months ended March 31, 2023. The Company also had an accumulated deficit of $22,844,403 as of March 31, 2023. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise because of this uncertainty.

To address the aforementioned, management has undertaken the following initiatives: 1) enter into discussions to secure additional equity funding; 2) undertake a program to continue to monitor the Company’s ongoing working capital requirements; and 3) focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

NOTE 3 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared on a consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

F-36

On April 12, 2021, the Company completed the acquisition CBDBP. Under the terms of the agreement, the Company issued 10,000 shares of its Series A Preferred Stock at $0.00001 per share (the par value) and 800 shares of its Series B Preferred Stock at $0.00001 per share (the par value), and no shares of the Series C Preferred Stock, to the owners of CBDBP as the purchase price.

The acquisition of CBD Brand Partners, LLC, by Bloomios, Inc. (formerly XLR Medical Corp) was treated as a capital transaction because Bloomios was a non-operating public shell company. Pursuant to ASC 805, the transaction does not meet the definition of a business. Therefore, we accounted for the transaction as a capital transaction and the shares issued for the transactions were valued at Par ($.00001) and recorded to additional paid in capital, since the net assets of Bloomios, Inc. were negative (~$30,000).

The financial statements have been prepared on a consolidated basis with CBDBP as a wholly owned subsidiary. The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly--owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank, at times we may exceed the FDIC limits. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

We grant credit to our customers and do not require collateral. Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of March 31, 2023, and December 31, 2022, we had a reserve for potentially un-collectable accounts of $50,000 and $50,000 respectively. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

F-37

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of March 31, 2023, and December 31, 2022, we had a reserve for potentially obsolete inventory of $150,000 and $0 respectively.

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”). Performance Obligations Satisfied Over Time

FASB ASC 606-10-25-27 through 25-29, 25-36 through 25-37, 55-5 through 55-10

An entity transfers control of a good or service over time and satisfies a performance obligation and recognizes revenue over time if one of the following criteria is met:

a)	The customer receives and consumes the benefits provided by the entity’s performance as the entity performs (as described in FASB ASC 606-10-55-5 through 55-6).

b)	The entity’s performance creates or enhances an asset (for example, work in process) that the customer controls as the asset is created or enhanced (as described in FASB ASC 606-10-55-7).

c)

The entity’s performance does not create an asset with an alternative use to the entity (see FASB ASC 606-10-25-28), and the entity has an enforceable right to payment for performance completed to date (as described in FASB ASC 606-10-25-29).

F-38

Performance obligations Satisfied at a Point in Time FASB ASC 606-10-25-30

If a performance obligation is not satisfied over time, the performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised asset and the entity satisfies a performance obligation, the entity should consider the guidance on control in FASB ASC 606-10-25-23 through 25-26. In addition, it should consider indicators of the transfer of control, which include, but are not limited to, the following:

a)	The entity has a present right to payment for the asset

b)	The customer has legal title to the asset

c)	The entity has transferred physical possession of the asset

d)	The customer has the significant risks and rewards of ownership of the asset

e)	The customer has accepted the asset

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company only applies the five- step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. In addition, a) the Company also does not have an alternative use for the asset if the customer were to cancel the contract, and b.) has a fully enforceable right to receive payment for work performed (i.e., customers are required to pay as various milestones and/or timeframes are met).

Also, from time to time we require deposits from our customers. As of March 31, 2023, and December 31, 2022, we had $329,661 and $436,887 of deferred revenue, respectively.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•

Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, and advances from related parties. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

F-39

Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. On March 31, 2023, we had outstanding common shares of 29,949,538 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents for the three months ended March 31, 2023, and 2022, were 25,414,306 and 12,849,729 respectively. As of March 31, 2023, we had convertible notes to potentially convert into approximately 37,143,045 of additional common shares, 9,584,517 common stock warrants convertible into an additional 11,688,435 common shares and 3,445,000 of employee stock options convertible into additional shares of common stock. Fully diluted weighted average common shares and equivalents for the three months ended March 31, 2023, and 2022, were withheld from the calculation as they were considered anti-dilutive.

Research and Development

We had no amounts of research and development expense during the three months ended March 31, 2023, and 2022.

Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation- Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option -pricing model that meets certain requirements. We use the Black-Scholes option- pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black -Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black -Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk--free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share- based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. On October 18, 2021, the Company’s Board of Directors approved the Bloomios 2021 Incentive Stock Plan. The Company has awarded 3,650,000 of the total 5,500,000 options that are available under the plan. As a result, for the three months ended March 31, 2023, and December 31, 2022, our share-based expenses were $248,718 and $95,467 respectively.

F-40

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2018, H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the year ended December 31, 2022, using a Federal Tax Rate of 21%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of March 31, 2023, we had a net operating loss carry-forward of approximately $(22,844,403), and a deferred tax asset of $4,797,325 using the statutory rate of 21%. The deferred tax asset may be recognized in future, periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(4,797,325). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. On March 31, 2023, the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	March 31, 2023	December 31, 2022
Deferred Tax asset	$4,797,325	$4,223,007
Valuation Allowance	(4,797,325)	(4,223,007)
Deferred Tax Asset (Net	$-	$-

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, total liabilities or stockholders’ equity as previously reported.

F-41

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses [codified as Accounting Standards Codification Topic (ASC) 326]. ASC 326 adds to US generally accepted accounting principles (US GAAP) the current expected credit loss (CECL) model, a measurement model based on expected losses rather than incurred losses. Under this new guidance, an entity recognizes its estimate of expected credit losses as an allowance, which the FASB believes will result in more timely recognition of such losses. This will become effective in January 2023 and the impact on the Company is under evaluation.

Update 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This was issued in August of 2020 and will become effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. We are in the process of evaluating the impact to the Company.

Update 2021-08—Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers

Update 2021-03—Intangibles—Goodwill and Other (Topic 350): Accounting Alternative for Evaluating Triggering Events

Update 2018-17—Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities

F-42

NOTE 4 - EQUITY

Capitalization

The Company is authorized to issue a total of 950,000,000 shares of capital stock, consisting of, 945,000,000 Common Stock and 5,000,000 Preferred Stock.

Common Stock

The Company is authorized to issue 945,000,000 shares of Common Stock at $0.00001 par value per share.

On November 30, 2018, the Company’s board of directors and custodian appointed, Bryan Glass as the Company’s President, Secretary and Treasurer and authorized the issuance of 12,000,000 shares of stock to Mr. Glass for an aggregate price of $120.

On March 26, 2021, the Company issued 116,667 in commitment shares for the issuance of a convertible note. On April 21, 2021, the Company issued 37,456 of common stock for the conversion of 40,000 cashless warrants.

On July 9, 2021, we entered into a purchase agreement with Burdell Partners LLC, hereinafter (“BP”), pursuant to which BP has agreed to purchase from us up to an aggregate of $6,500,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also, on July 9, 2021, we entered into a registration rights agreement with BP, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock that have been or may be issued to BP under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we were required to issue 50,000 shares of our common stock (which are yet to be issued) and 50,000 warrants to BP as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares and Commitment Warrants.

We do not have the right to commence any sales of our common stock to BP under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of BP’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct BP to purchase shares of our common stock in amounts up to 100,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “VWAP Purchases” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to BP. The purchase price of the shares that may be sold to BP under the Purchase Agreement will be based on the market price of our common stock preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. BP may not assign or transfer its rights and obligations under the Purchase Agreement.

F-43

On August 23, 2021, the Company agreed to issue 20,000 shares of common stock pursuant to an amendment to a senior secured convertible promissory note. The shares we issued on November 1, 2021.

On November 1, 2021, the Company issued 20,000 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On October 18, 2021, the Company’s Board of Directors approved the Bloomios 2021 Incentive Stock Plan. The Company has awarded 3,200,000 of the total 4,000,000 options that are available under the plan. The plan was subsequently increased to 5,500,000.

On January 26, 2022, the Company’s S-1 Registration Statement was declared effective.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a service agreement.

On February 17, 2022, the Company issued 30,000 shares of common stock pursuant to an amendment to a secured convertible note.

On February 17, 2022, the Company issued 29,086 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On February 17, 2022, the Company issued 50,000 commitment shares of common stock pursuant to an equity line of credit agreement.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a Letter of Engagement. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.4, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

On February 18, 2022, the Company entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022, and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

On February 24, 2022, the Company entered into a Securities Purchase Agreement with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $18,450, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $172,200. The Closing occurred on February 24, 2022, upon the Company receiving the purchase price of $153,750. The Company is required to make 10 monthly payments beginning April 15, 2022, of $19,286.40. The Note provides that the Investor may not convert any amount of the Note unless the Note is in default and if that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. Additionally, if the Note is in default there is a 150% penalty. The Note converts at a rate of 25% discount to the lowest trading price for the 10 trading days prior to any such conversion.

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

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The foregoing summaries of the Purchase Agreement and the Note, do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.2 and 10.1, respectively, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a service agreement.

On February 17, 2022, the Company issued 30,000 shares of common stock pursuant to an amendment to a secured convertible note.

On February 17, 2022, the Company issued 29,086 shares of common stock pursuant to an amendment to a senior secured convertible promissory note.

On February 17, 2022, the Company issued 50,000 commitment shares of common stock pursuant to an equity line of credit agreement that we entered into July 9, 2021.

On February 17, 2022, the Company issued 300,000 shares of common stock pursuant to a Letter of Engagement. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.4, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

On May 19, 2022, the Company issued 60,000 shares for inducement recorded at $1.90 per share for a total of $114,000.

On July 20, 2022, the Company issued 10,000 shares for inducement recorded at $2.01 per share for a total of $20,100.

On September 14, 2022, the Company issued 115,000 shares for inducement recorded at $2.75 per share for a total of $316,252.

Senior Secured Convertible Debenture Offering

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $13,893,059 (including a 15% original issue discount). The Debentures were issued to eleven (11) holders, six (6) of whom invested $6.25 million with the balance of the principal amount consisting of the issuance of the Debenture to the Seller and the issuances of Debentures to four (4) lenders to refinance previous loans. The cash proceeds of the Debenture Offering were used to finance the cash consideration paid to the Seller pursuant to the MIPA along with the cash repayment of previous loans.

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures entered into on October 26, 2022. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, dated as of October 26, 2022, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

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In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 7,449,007 Warrants were issued on the Closing Date.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,216,080 shares of Common Stock were issued on the Closing Date.

Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”,) and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants.

Convertible Secured Subordinated Promissory Note

In connection with the closing of the purchase of the LLC Interests and the transfer of the Assets, the Company issued the Note to the Seller in the amount of $5,000,000.00. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Noe an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

The foregoing summary of the Note and the Pledge and Security Agreement contains only a brief description of the material terms of the Note and the Pledge and Security Agreement and such description is qualified in its entirety by reference to the full text of each of the Note and the Pledge and Security Agreement.

On January 13, 2023, the Company entered into a Finder’s Fee Agreement with Spartan Capital Securities and agreed to issue 75,000 shares of common stock.

On January 19, 2023, the Company entered into an investor relations consulting agreement with Hayden IR. The Company has issued 50,000 shares of common stock under this agreement.

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On February 7, 2023, the Company entered into a Purchase Agreement for up to $20,000,000 with Arena Business Results, LLC.

On June 13, 2023, the Company amended its Purchase Agreement with Arena Business Results, LLC. The Company is obligated to issue Commitment Fee Shares equal to the aggregate dollar amount of $800,000.

Total issued and outstanding shares as of March 31, 2023, is 29,949,538.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of Preferred stock.

The Company has four (4) classes of preferred Stock. Series A has 10,000 shares authorized, issued and outstanding. Series B has 800 shares authorized, and zero (0) issued and outstanding. Series C has 3,000,000 authorized and zero (0) currently issued and outstanding. Series D has 85,000 shares authorized and 85,000 issued and outstanding as of March 31, 2023.

Series A Convertible Preferred Stock

The Series A, par value $0.00001 has 10,000 shares authorized, issued and outstanding. The holders of the Series A are not entitled to dividends. Each share of Series A shall vote on any and all matters related to the Company and each share entitles holder to vote such number of votes equal to 0.0051% of the total number of votes entitled to be cast. For clarification purposes, the holders of all 10,000 shares of Series A have the right to cast an aggregate of 51% of the total number of votes entitled to be cast. The Series A are subject to an automatic conversion and/or redemption in the event the Company completes a qualified financing defined as a financing in which the Company receives gross proceeds of at least $10 million. If converted, each share of Series A converts into 50 shares of common stock. If redeemed the Company shall pay $100 per share of Series A.

Series B Convertible Preferred Stock

The Series B, par value $0.00001, has 800 shares authorized, and 0 issued and outstanding at December 31, 2022. The holders of the Series B are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series B are entitled to vote such number of shares as their Series B would be convertible into common stock plus 10% on an as if converted basis at the time of the vote. The Series B may convert into common stock. Each share of Series B will convert into such number of shares by multiplying 0.001 by the aggregate number of the Company’s common stock issued and outstanding at the time of conversion. The Series B is subject to automatically convert into common stock in the event of a qualified financing as defined above

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Series C Convertible Preferred Stock

The Series C, par value $0.00001, has 3,000,000 shares authorized. There are 0 shares issued and outstanding at December 31, 2022. The holders of the Series C are entitled to a liquidation preference in that they participate with the common stock on an as converted basis. The holders of Series C are entitled to vote such number of shares as their Series C would be convertible into common stock on an as if converted basis at the time of the vote. The Series C may convert into common stock based upon the product obtained by dividing the number of shares of Series C by the closing share price of the common stock on the date of conversion. The Series C is subject to automatically convert into common stock in the event of a qualified financing as defined above based upon the conversion formula in the previous sentence.

Series D Convertible Preferred Stock

The Series D, par value $0.00001, has 85,000 shares authorized. There were 85,000 shares outstanding at December 31, 2023 and have a stated value per share of one hundred dollars ($100) (the “Stated Value”). The Company is authorized to issue eighty-five thousand (85,000) shares of Series D Preferred, all of which were issued on the Closing Date to the Seller. The Series D Preferred shares entitle the holder to receive dividends equal to eight and one-half percent (8.50%) per annum of the Stated Value of the Series D Preferred shares, on a monthly basis, 30 days in arrears, for each month during which the Series D Preferred shares remain outstanding. The monthly dividends shall be declared but not become due and payable and shall not be paid (but instead shall accrue) until the date that is three (3) months following the date on which the Debentures are fully repaid and /or converted into shares of Common Stock (such date the “Dividend and Conversion Restriction Release Date”). In addition, no asserted claims, losses or liabilities related to the Debentures to which the holders of the Debentures are entitled to indemnification or reimbursement can remain unresolved. The monthly dividends shall be fully paid in twelve equal monthly installments. On or after the Dividend and Conversion Restriction Release Date, the holder of the Series D Preferred shares can convert the Series D Preferred shares into shares of Common Stock. The number of shares of Common Stock will equal the product obtained by dividing the number of shares of Series D Preferred Stock being converted by the closing price per share of the Common Stock on the conversion date and multiplying that number by 100. The holders of the Series D Preferred shares shall have the same voting rights as the holders of the Common Stock and the shares of Series D Preferred shall vote equally with the shares of Common Stock, and not as a separate class, at any annual or special meeting, upon the following basis: the holder of Series D Preferred shares shall be entitled to cast such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting. The Series D Preferred shares have a liquidation preference over all other Company securities other than the Debentures. In addition, the Company may, in its sole discretion, on or after one year anniversary of the Closing Date, subject to whether the Debentures are still outstanding, elect to redeem all or any portion of the Series D Preferred shares at a price per share equal to one hundred dollars up to an aggregate amount of eight million five hundred thousand dollars ($8,500,000) for all of the shares of Series D Preferred Stock.

The Board of Directors of the Corporation is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

NOTE 5 - NOTES PAYABLE

On February 19, 2019, the Company entered into a promissory note with a related party in the amount of $17,000, with an interest due at the rates of 8% per annum and a due date of February 19, 2020.

On June 30, 2019, the Company entered into a promissory note with a related party in the amount of $9,300, with an interest due at the rates of 8% per annum and a due date of June 30, 2020. On April 7, 2021, this note was paid in full.

On June 30, 2019, the Company entered into a promissory note with a related party in the amount of $14,500, with an interest due at the rates of 8% per annum and a due date of March 30, 2020.

On February 29, 2020, the Company entered into a promissory note with a related party in the amount of $531,000, with an interest due at the rates of 9.9% per annum and a due date of January 1, 2021.

On February 29, 2020, the Company entered into a promissory note with a related party in the amount of $60,000, with an interest due at the rates of 8% per annum and a due date of February 29, 2021.

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On May 5, 2020, the Company entered into a promissory note under the Payroll Protection Program in the amount of $310,000, with an interest due at the rates of 1% per annum and a due date of August 15, 2022. On April 16, 2021, this loan has been forgiven in full.

On July 8, 2020, the company entered into an SBA promissory note in the amount of $150,000, with an interest due at the rates of 3.75% per annum and a due date of August 15, 2022.

On June 4, 2020, the Company entered into a promissory note with a third party in the amount of $20,000, with an interest due at the rates of 8% per annum and a due date of September 5, 2020. This note was offset against an account receivable in the fourth quarter of 2020, and the balance due is $0.

On June 5, 2020, the Company entered into a promissory note with a third party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of June 30, 2020. This note was offset against an account receivable in the fourth quarter of 2020 and the balance due is $0.

On June 8, 2020, the Company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 8, 2020. The balance due is $0.

On June 11, 2020, the Company entered into a promissory note with a related party in the amount of $10,000, with an interest due at the rates of 8% per annum and a due date of September 11, 2020. The balance due is $0.

On July 27, 2020, the Company entered into a promissory note with a third-party in the amount of $300,000, with an interest due at the rates of 9% per annum and a due date of August 15, 2022.

The prior majority shareholder, Bryan Glass contributed $26,864 for expenses and fees to reinstate the Company. This money was booked as a capital contribution.

On January 5, 2021, the company entered into a promissory note in the amount of $20,331 with an interest rate of 8% per annum and a due date of April 5, 2021. On April 5, 2021, this note was paid in full.

On March 25, 2021, the Company entered into a 11% secured convertible promissory note with a third-party with a total commitment of $1,666,667 and the first tranche advanced on that date of $777,778. Pursuant to the agreement, the Company issued the lender 116,667 shares of common stock, 116,667 5-year warrants with an exercise price of $1.50 and 116,667 5-year warrants with an exercise price of $2.00. The note had an original issue discount of $77,778.

On January 11, 2019, the Company entered into Lease Services Agreement with a third-party company whereby the Company received funds in the amount of $300,000 as an advance on future services. The Company and third-party desired to reach an amicable settlement to the agreement and agreed on April 2, 2021, to enter into a settlement and mutual release agreement whereby the Company was released from its obligations and the third-party company received 310,000 shares of the Company’s Series C Convertible Preferred Stock

On November 30, 2020, the Company entered into a 6% secured convertible promissory note with a third-party in the amount of $203,000.00. Pursuant to the agreement, the Company issued the lender 350,000 5-year warrants with an exercise price of $1.00. On January 19, 2021, we issued the lender an additional 100,000 warrants on the same terms as the previous warrants, as a penalty pursuant to the agreement. Subsequently, on April 2, 2021, the Company and lender entered into a pay-off letter agreement in the amount of $ 252,875.00 and the Company paid the amount on April 6, 2021. The balance due on this note was $0.

F-49

On July 11, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Senior Secured Promissory Note (the “Note”) with first priority over all current and future indebtedness of the Company and any subsidiaries, whether such subsidiaries exist on the issue date or are created or acquired thereafter, excluding the note between the Company and Leonite Capital LLC., in the aggregate principal amount of up to $1,100,000 or so much as has been advanced in one or more tranches. The Note carries an original issue discount of $100,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the potential aggregate purchase price of the Note is $ 1,000,000. The initial tranche was paid upon closing in an amount of $500,000, resulting in a current face value of the Note of $550,000. The maturity date of each tranche of the Note is twelve months after the payment of such tranche. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note is secured with all of the assets of the Company, as described in the Security Agreement attached as Exhibit 10.3 to this Form S-1. The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full ratchet anti-dilution protection provisions, and have an exercise price of $1.75 per share for 142,857 of the Warrants, and $2.25 per share for 111,111 of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, Purchase Warrant, Registration Rights, Securities Purchase Agreement, Secured Promissory Note, the Warrants and the Pledge and Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed with the Securities and Exchange Commission on July 14, 2021, as exhibits to the Company’s S-1 Registration Statement as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12, respectively.

On November 30, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $25,000, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $275,000. The Closing occurred on December 3, 2021, upon the Company receiving the purchase price of $250,000. The maturity date of each tranche of the Note is nine months after the payment. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note converts at a fixed rate of $1.08 into common stock unless there is a default under the agreements.

F-50

The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

Warrants

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full-ratchet anti-dilution protection provisions, and have an exercise price of $1.08 per share for 250,000 Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement, the Note, the Warrants and the Security Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 10.2, and 4.1, respectively, on Form 8-K filed on December 3, 2021, which are incorporated herein by reference.

On December 29, 2021, the Company entered into a promissory note with a related party in the amount of $150,000, with an interest due at the rates of 12% per annum and is due upon demand. The foregoing summary of the promissory note does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.1, to Form 10-K filed with the SEC on April 15, 2022, which is incorporated herein by reference.

On February 18, 2022, the Company entered into three agreements with its executives for accrued and unpaid compensation. The agreements are Convertible Promissory Notes accrue interest at a rate of twelve percent (12%) require monthly interest payments beginning July 31, 2022 and mature on January 31, 2025. They are also convertible into common stock at a fixed rate of $0.54 per share. The foregoing summary of the Letter of Engagement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.5, 10.6 and 10.7, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

On February 24, 2022, the Company entered into a Securities Purchase Agreement with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue discount of $18,450, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $172,200. The Closing occurred on February 24, 2022, upon the Company receiving the purchase price of $153,750. The Company is required to make 10 monthly payments beginning April 15, 2022, of $19,286.40. The Note provides that the Investor may not convert any amount of the Note unless the Note is in default and if that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. Additionally, if the Note is in default there is a 150% penalty. The Note converts at a rate of 25% discount to the lowest trading price for the 10 trading days prior to any such conversion.

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The Purchase Agreement contains customary representations and warranties, and the Offering was subject to customary closing conditions. The Shares were offered by the Company pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The foregoing summaries of the Purchase Agreement and the Note, do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.2 and 10.1, respectively, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

On March 31, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a non-affiliated accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell directly to the Investor in a private offering (the “Offering”), a Convertible Promissory Note (the “Note”) with the Company. The Note carries an original issue of $12,500, to cover the Investor’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. As a result of the original issuance discount, the aggregate principle of the Note is $137,500. The Closing occurred on March 31, 2022, upon the Company receiving the purchase price of $125,000. The maturity date of each tranche of the Note is nine months after the payment. The Note provides that the Investor may not convert any amount of the Note that would result in the beneficial ownership of greater than 4.99% of the outstanding shares of the Company, with the exception that the beneficial ownership limitation may be waived up to a maximum of 9.99% at the election of the Investor, with not less than 61 days prior notice. The Note converts at a fixed rate of $1.25 into common stock unless there is a default under the agreements. The Company is obligated to register the shares of common stock underlying the Note and the Warrants (as described below), within 90 days from the date of the Purchase Agreement.

Warrants

As additional consideration for the purchase of the Note, the Company agreed to issue to the Investor Warrants (the Warrants”). The Warrants shall be issued upon the advance of each tranche by the Investor to the Company, exercisable for an amount of the Company’s common stock equal to the purchase price of such tranche divided by three. The Warrants have a term of 60 months, and contain full ratchet anti-dilution protection provisions, and have an exercise price of $1.75 per share for 39,285 of the Warrants, and $2.25 per share for 30,555 of the Warrants. If at any time after the six-month anniversary of the issue date of the Warrants, the market price of one share of the Company’s common stock is greater than the exercise price of such Warrant, and there is not an effective registration statement registering the resale of the shares of common stock underlying the Warrants, then the Warrants may be exercised by means of a cashless exercise. The Warrants do not allow for any exercise that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, with the exception that the beneficial ownership limitation may be increased or decreased upon no less than 61 days prior notice.

The foregoing summaries of the Purchase Agreement and the Note, do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.3, 10.2, 10.2 and 10.4, respectively, to Form 10-K filed with the SEC on April 15, 2022, which are incorporated herein by reference.

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On May 2, 2022, the Company entered into an amendment to a senior secured convertible promissory note pursuant to which the Company agreed to issue 60,000 shares of common stock and increase the principal amount due under the note by $30,000.

On June 21, 2022, the Company entered into a promissory note with a third-party in the amount of $100,000 with a fixed interest of $25,000 for a total amount due of $125,000 and a due date of 7/21/2022.

Senior Secured Convertible Debenture Offering

On October 26, 2022, the Company closed on an offering of the Debentures (the “Debenture Offering”). The Debentures have an aggregate principal amount of approximately $15,367,966 (including a 15% original issue discount).

The Debentures have a maturity date of October 26, 2024, have an interest rate of ten percent (10.00%) per annum, and are convertible into shares of Common Stock. The conversion price: (i) prior to the date of a Qualified Offering (an offering the Company enters into in connection with the Uplisting) is eighty percent (80%) of the lowest VWAP of the Common Stock during the five (5) trading day period immediately prior to the applicable Conversion Date; (ii) at the Qualified Offering, at the Qualified Offering Conversion Price (the effective price per share paid by investors per share of Common Stock that is sold to the public in the Qualified Offering); or (ii) following the date of the Qualified Offering, eighty percent (80%) of the lowest VWAP of the Common Stock during the ten (10) trading day period immediately prior to the three (3) month anniversary of date of the Qualified Offering.

On the date of the Qualified Offering, the Company will need to repay the lesser of the outstanding principal and an amount equal to the A) the outstanding principal sum on such date, multiplied by (B) the quotient obtained by dividing (1) the gross proceeds of the Qualified Offering by (2) the outstanding principal sum of all Debentures issued and any interest on the aggregate unconverted and then outstanding principal amount of the Debentures. By way of example, if the principal amount outstanding of a Debenture is $500,000, the gross proceeds of the Qualified Offering is $5,000,000 and total amount outstanding of all the Debentures is $10,000,000, then the holder of the $500,000 Debenture shall receive $250,000: $500,000 x $5,000,000/ $10,000,000.

The Debentures were offered pursuant to a Securities Purchase Agreement (the “SPA”) between the Company and the holders of the Debentures. The SPA contains customary representations, warranties and indemnification provisions. The Debentures are secured by a senior security interest in all assets of the Company and its subsidiaries pursuant to that certain Security Agreement, by and among the Company, the Company’s subsidiaries, the holders of the Debentures, and the agent for the holders (the “Security Agreement”).

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant to purchase shares of the Common Stock (the “Warrant”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date (the “Warrant Shares”). The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 8,935,664 Warrants were issued on the Closing Date.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on the Closing Date or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to the Closing Date. A total of 2,922,849 shares of Common Stock were issued.

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Pursuant to the SPA, the Company agreed to use its commercially reasonable efforts to complete a Qualified Offering within six months of the Closing Date. The Company agreed to use its commercially reasonable efforts to cause the filing of a registration statement with the Commission covering the resale of the Incentive Shares, the Warrant Shares, and the shares of Common Stock underlying the Debentures (collectively, the “Underlying Shares”) at the same time as the Qualified Offering and shall use its commercially reasonable efforts to cause such registration statement to become effective at the time of the Qualified Offering. Notwithstanding the foregoing, in the event the Qualified Offering is not completed on or before the six-month anniversary of the Closing Date, (1) the Company shall file a separate registration statement with the Commission covering the resale of the Underlying Shares (a “Separate Registration Statement”,) and shall use its commercially reasonable efforts to cause such Separate Registration Statement to become effective within nine months of the Closing Date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants.

Convertible Secured Subordinated Promissory Note

In connection with the closing of the purchase of the LLC Interests and the transfer of the Assets, the Company issued the Note to the Seller in the amount of $5,000,000. The Note has an interest rate of eight and one-half percent (8.5%) per annum, requires the Company to remit in repayment of amounts outstanding pursuant to the Noe an amount equal to forty percent (40%) of the net proceeds received by the Company in connection with any offering by the Company of the Company’s securities conducted in connection with the Uplisting. The Company shall pay the Seller interest on a monthly basis. The Note is convertible, at the Seller’s option, into shares of Common Stock at a conversion price of $5.00 per share subject to adjustment: (i) if the Uplisting does not occur prior to the one-year anniversary of the Closing Date or (ii) upon an event of default as described in the Note.

The Note is secured by a subordinated security interest in all assets of Infusionz pursuant to that certain Pledge and Security Agreement, dated as of October 26, 2022, by and between Infusionz as pledgor and the Seller as pledgee (the “Pledge and Security Agreement”), which security interest shall rank junior to all liens and security interests granted by the Company and each of its subsidiaries (including without limitation Infusionz), to the holders of the Debentures.

The foregoing summary of the Note and the Pledge and Security Agreement contains only a brief description of the material terms of the Note and the Pledge and Security Agreement and such description is qualified in its entirety by reference to the full text of each of the Note and the Pledge and Security Agreement

On January 4, 2023, the Company entered into a Promissory Note with 1800 Diagonal Lending for $195,000 and has a 12% interest rate and is due January 4, 2024.

On January 18, 2023, the Company entered into a $300,000 promissory note with Walleye Opportunities Master Fund Ltd. The promissory note has a 10% OID and the principal and interest are due July 18, 2023.

On June 13, 2023, the Company amended its Purchase Agreement with Arena Business Results, LLC. The Company is obligated to issue Commitment Fee Shares equal to the aggregate dollar amount of $800,000.

NOTE 6 – WARRANTS

On November 30, 2020, we issued 350,000 five-year common stock warrants exercisable at $1.00 per share.

On November 30, 2020, we issued 40,000 five-year common stock warrants exercisable at $0.264 per share.

On January 19, 2021, we issued 100,000 five-year common stock warrants exercisable at $1.00 per share.

On March 22, 2021, we issued 116,667 five-year common stock warrants exercisable at $1.50 per share.

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On March 22, 2021, we issued 116,667 five-year common stock warrants exercisable at $2.00 per share.

On March 26, 2021, we issued 16,971 five-year common stock warrants exercisable at $3.30 per share.

On April 21, 2021, the Company issued 37,456 of common stock for the conversion of 40,000 cashless warrants.

On July 9, 2021, we issued 50,000 five-year common stock warrants exercisable at $2.00 per share.

On July 11, 2021, we issued 142,857 five-year common stock warrants exercisable at $1.75 per share.

On July 11, 2021, we issued 111,111 five-year common stock warrants exercisable at $2.00 per share.

On July 12, 2021, we issued 6,494 five-year common stock warrants exercisable at $1.925 per share.

On July 12, 2021, we issued 5,051 five-year common stock warrants exercisable at $2.475 per share.

On July 12, 2021, we issued 3,247 five-year common stock warrants exercisable at $1.925 per share.

On July 12, 2021, we issued 2,525 five-year common stock warrants exercisable at $2.475 per share.

On July 12, 2021, we issued 3,247 five-year common stock warrants exercisable at $1.925 per share.

On July 12, 2021, we issued 2,526 five-year common stock warrants exercisable at $2.475 per share.

On November 30, 2021, we issued 250,000 five-year common stock warrants exercisable at $1.08 per share.

On November 30, 2021, we issued 23,570 five-year common stock warrants exercisable at $1.188 per share.

On March 1, 2022, we issued 11,097 five-year common stock warrants exercisable at $1.12 per share.

On March 31, 2022, we issued 39,285 five-year common stock warrants exercisable at $1.75 per share.

On March 31, 2022, we issued 30,555 five-year common stock warrants exercisable at $2.25 per share.

On March 31, 2022, we issued 4,286 five-year common stock warrants exercisable at $1.75 per share.

On October 26, 2022, we issued 8,935,664 five-year common stock warrants initially exercisable at $1.85 per share.

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2021	1,300,932	$1.43	1,300,932	1.43
Additions	85,223	1.85	85,223	1.85

Converted	-	-		-
Expired	-	-	-

Outstanding 9-30-2022	1,386,155	$1.46	1,386,155	1.46
Additions	8,935,664	1.85	8,935,664	1.85

Converted	(737,302)	-		-
Expired	-	-	-

Outstanding December 31, 2022	9,584,517	$1.46	9,584,517	1.46
Additions	-	-	-	-

Converted	-	-		-
Expired	-	-	-

Outstanding March 31, 2023	9,584,517	$1.46	9,584,517	1.46

NOTE 7 – SUBSEQUENT EVENTS

On April 18, 2023, the Company was named in a lawsuit filed by ACH Capital West, LLC. On May 2, 2023, the Company entered into a Settlement Agreement with ACH Capital West LLC where the Company agreed to repay $700,000 over a ten-month period.

On May 4, 2023, the Company entered into a Promissory Note with a third-party investor in the amount of $196,000 and is due twelve months from the issue date. The Promissory Note has a 15% OID and the Company is obligated to issue 105,539 in commitment shares and 241,231 warrants at $0.8125 exercise price.

In accordance with ASC 855, the Company has analyzed its operations subsequent to March 31, 2023, through the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-55

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following documents listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•	Our Annual Report on Form 10-K for the period ended December 31, 2022;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2023;

•	Our Current Reports on Form 8-K and 8-K/A covering our recent acquisition and senior secured financing, filed with the SEC on October 31, 2022, and January 5, 2023; and

•	Our other Current Reports on Form 8-K filed with the SEC.

In addition, we hereby incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the effective date of this Registration Statement and before we terminate the offering under this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K, unless specifically incorporated herein), as well as proxy statements.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents which we incorporate by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference to such documents). Requests should be directed to:

Bloomios, Inc.

701 Anacapa St, Ste C

Santa Barbara, California 93101

(805) 222-6330

A copy of any or all of the foregoing documents which we incorporate by reference in this prospectus may be accessed on our corporate web site at http://www.bloomios.com/(Click the “Investors” link and then the “SEC Filings” link).

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5,522,256 SHARES OF COMMON STOCK AND

9,426,896 SHARES OF COMMON STOCK UNDERLYING WARRANTS EXERCISES AND

190,909,354 SHARES OF COMMON STOCK UNDERLYING CONVERTIBLE DEBENTURES

AND

20,000,000 SHARES OF COMMON STOCK

PROSPECTUS

June 28, 2023

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